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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on August 15, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CWCapital Realty Trust Inc.
(Exact name of registrant as specified in its governing instruments)

1540 Broadway, Floor 23
New York, New York 10036
TEL (646) 253-8800
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Scott D. Spelfogel, Esq.
Senior Vice President and General Counsel
CWCapital Realty Trust Inc.
One Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494
TEL (781) 707-9302
FAX (866) 512-7745
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jay L. Bernstein, Esq. Per B. Chilstrom, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 TEL (212) 878-8000 FAX (212) 878-8375	Charles Spetka Chief Executive Officer CWCapital Realty Trust Inc. 1540 Broadway, Floor 23 New York, NY 10036 TEL (646) 253-8850 FAX (646) 258-8849	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 TEL (212) 839-5300 FAX (212) 839-5599

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	$250,000,000	$9,825

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 15, 2008

                      Shares

[CWCapital Realty Trust Inc. Logo]

CWCapital Realty Trust Inc.

Common Stock

          We are a real estate specialty finance company that, through our subsidiaries, intends primarily to invest in real estate debt securities and loans. We will be externally managed and advised by an affiliate of CW Financial Services LLC, or CWFS, a vertically integrated, full-service commercial real estate finance and investment management company. We are offering                        shares of common stock. This is our initial public offering, and no public market currently exists for our shares. We anticipate that the initial public offering price will be between $                        and $                        per share. After the offering, the market price for our shares may be outside this range.

          We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "CWR." Concurrently with the closing of this offering, we will sell to members of our management and CWFS and its subsidiaries, which we collectively refer to as CW, in a separate private placement at the initial public offering price per share, and without payment of any underwriting discounts or commissions, a number of shares of our common stock and common units of limited partner interest in our operating partnership equal in the aggregate to            % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option.

          We are a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax to the extent that we distribute our taxable income to our stockholders on an annual basis. To assist us in qualifying as a REIT, among other purposes, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

          Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 23 of this prospectus for a discussion of the following and other risks:

  •
  We have no operating history and will commence operations only upon the completion of this offering.

  •
  We do not have any assets and the net proceeds from this offering are not committed to specific investments; we may allocate the net proceeds from this offering to investments with which you may not agree and our failure to apply these proceeds effectively would likely cause our operating results and the value of our common stock to decline.

  •
  Our inability in the future to access funding could have a material adverse effect on our results of operations, financial condition, liquidity and business.

  •
  Our performance is dependent on our manager and its key personnel and we may not find suitable replacements if the management agreement with our manager is terminated or upon the departure of its key personnel.

  •
  There are various conflicts of interest in our relationship with CW and its affiliates, including our manager, which could result in decisions that are not in the best interest of our stockholders, including that our executive officers and non-independent directors are also executive officers of one or more CW affiliates, which may result in conflicts between their duties to us and to CW.

  •
  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to income tax at regular corporate tax rates and could face substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders and adversely affect the value of our common stock.

  •
  Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.

	Per Share	Total

Offering price	$	$

Discounts and commissions to underwriters	$	$

Offering proceeds to us, before expenses	$	$

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We have granted the underwriters the right to purchase up to                        additional shares of common stock on the same terms and conditions as set forth above if the underwriters sell more than                        shares of common stock in this offering. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the offering. The underwriters expect to deliver the shares of common stock to investors on or about                        , 2008.

Banc of America Securities LLC	Friedman Billings Ramsey

             , 2008

        You should rely only on the information contained in this prospectus or any free writing prospectus required to be filed with the Securities and Exchange Commission. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any such free writing prospectus is accurate as of the date on the front of this prospectus or such free writing prospectus, as the case may be, only. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

        We, our logo and other trademarks mentioned in this prospectus are the property of their respective owners.

i

SUMMARY

        You should read the following summary together with more detailed information regarding our company, including under the caption "Risk Factors," appearing elsewhere in this prospectus. Unless the context otherwise requires or indicates, the terms "we," "our company," "our" and "us" refer to CWCapital Realty Trust Inc., a Maryland corporation, together with its consolidated subsidiaries, including CWCapital Realty Trust Operating Partnership LP, a Delaware limited partnership, which we refer to as "our operating partnership;" "our manager" refers to our external manager, CWCI Management LLC, a Delaware limited liability company; "special unitholder" refers to an entity affiliated with our manager, CWCI Management (Incentive) LLC, a Delaware limited liability company; "CW" collectively refers to CW Financial Services LLC, or "CWFS," the ultimate parent company of our manager and the special unitholder, and its subsidiaries; "special unit" refers to the limited partner interest in our operating partnership entitling the special unitholder to an incentive allocation and distribution; and "OP units" refers to common units of limited partner interest in our operating partnership. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is sold at $        per share, which is the midpoint of the public offering price range set forth on the front cover of this prospectus, (ii) the concurrent sale in a separate private placement to members of our management and CW of a number of shares of our common stock and OP units equal in the aggregate to        % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, and (iii) no exercise by the underwriters of their over-allotment option.

Overview

        We are a real estate specialty finance company that has been formed by CW primarily to acquire and invest in commercial mortgage-backed securities, or CMBS, other commercial mortgage securitizations, whole loans, mezzanine loans and B-Notes. We will initially focus on acquiring classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-.

        We will be externally managed and advised by our manager, a newly formed subsidiary of CW. CW is one of the industry's few vertically integrated, full-service commercial real estate finance and investment management companies, and is one of the largest managers and servicers of commercial real estate debt securities. As of May 31, 2008, CW managed approximately $11.2 billion in commercial real estate debt investments and was the primary servicer for a significant commercial mortgage loan portfolio. As of June 30, 2008, CW also served as special servicer on 120 CMBS securitizations that were backed by more than $175 billion in outstanding principal balance of commercial mortgage loans. From December 1, 2003 through May 31, 2008, CW had invested, on behalf of its affiliates and its sponsored investment vehicles, over $8.8 billion of capital, which includes CMBS, collateralized debt obligation (or CDO) securities, whole loans, B-Notes and mezzanine loans.

        CW, on behalf of its affiliates and its sponsored investment vehicles, has been one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. A "B-Piece" buyer typically acquires 100% of the non-investment grade securities of a CMBS securitization and, through its acquisition of the most subordinate CMBS class of the securitization, controls all significant special servicing decisions related to such securitizations.

        We believe CW is particularly well positioned to identify, analyze, select and acquire for us real estate debt securities and loans that present attractive risk-adjusted returns given the dislocation in today's real estate credit markets. The data gathered through the large volume of CMBS that are managed by CW, combined with CW's broad capabilities in structured finance, support a sophisticated analytical framework to determine anticipated yield and recovery rates for our target assets. In addition, CW's extensive special servicing division's in-depth knowledge of loan workouts and other creditor rights issues will help us maximize the recovery values of any defaulted loans or securities we may own.

        Our primary objective is to generate attractive risk-adjusted returns for our stockholders. We intend to achieve our primary objective by applying, through our manager, what we refer to as "deep credit fundamental analysis" in our investment selection process. The hallmark of this process involves using the extensive commercial real estate debt and due diligence experience and expertise developed by CW's underwriting and credit approval team (several members of which have been working together as active participants in the non-investment grade CMBS sector for over the last 12 years).

        We believe that understanding the CMBS markets and the underlying collateral is critical to investing successfully in these markets, and that knowing when to sell is just as important as knowing when to buy. We also believe that applying constant default rate curves with generic loss assumptions is not the optimal approach to acquiring credit risk tranches. Instead, we believe risk should only be assessed through understanding the underlying real estate on a loan by loan basis and assigning loan by loan loss provisions with respect to the number of loans that is appropriate given the level of credit support available to the particular investment. Our manager will value all potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the underlying collateral, and the estimated impact of these losses on expected future cash flows.

        Currently, most CMBS tranches of the same vintage and rating, whether the tranches are rated AAA or BBB-, seem to trade in a very narrow band with almost no differentiation to credit. Our strategy will be to acquire investment grade CMBS using a loss-adjusted cash flow analysis, which will mean utilizing a bottom-up approach (with respect to the number of loans that is appropriate given the level of credit support available to the particular investment) in pricing each bond differently based on the underlying credit. We believe that we have a competitive advantage in assessing risk, based on the vast portfolio of CMBS that CW currently manages and surveils. In addition, CW will have a credit view on every CMBS transaction currently contained in the CMBX indices (a group of five indices each consisting of 25 CMBS tranches, sorted by rating class, that permit market participants to trade a CMBX index as a credit default swap contract), which totaled over $265 billion as of May 31, 2008. We believe our manager will be able to quickly differentiate tranches on our behalf based on credit fundamentals and to make prudent investment decisions based on these fundamentals.

        In the future, to the extent that market conditions stabilize, we intend to expand our investment focus from classes of existing CMBS rated A+ to BBB- to investments across our targeted asset classes and, in particular, to leverage CW's commercial lending infrastructure to invest in floating rate whole loans and other real estate related assets.

        We plan to finance our investments by deploying a prudent amount of leverage, the level of which will vary from time to time, based on the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we intend to initially utilize limited amounts of leverage in implementing our investment and financing strategies. In the future, during other credit cycle phases, we expect to utilize CW's sophisticated capital markets expertise to enhance our investment returns through the prudent use of higher levels of leverage.

        We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net income to the extent we, among meeting other requirements, annually distribute our taxable income to our stockholders. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the Investment Company Act.

CW and Our Manager

        Founded in 1972, CW has since established a significant presence in the commercial real estate debt market with 14 offices and 306 employees across the United States as of May 31, 2008. CW is an indirect, majority-owned subsidiary of CDP Capital-Real Estate Advisory Inc., a Québec charter corporation, which, in turn, is an indirect, wholly-owned subsidiary of Caisse de dépôt et placement du Québec, or CDP. CDP is Canada's largest institutional fund manager with approximately CAD 258 billion of assets under management as of December 31, 2007 on five continents. CDP Financial Inc., the corporate financing subsidiary of CDP, is rated AAA, Aaa and AAA by Standard & Poor's, or S&P, Moody's Investors Service Inc., or Moody's, and DBRS, respectively.

        As illustrated by the following chart, CW has three principal operating segments: its investment management operation; its nationwide direct lending team and loan servicer; and its asset management division providing special servicing.

      Chart data with respect to CWFS, CWCI and CWCAP as of May 31, 2008; chart data with respect to CWCAM as of June 30, 2008

        We expect CW's proprietary information flow and in-depth understanding of local real estate markets, projects and sponsors will allow us to assess and pursue attractive acquisition opportunities emanating from the current credit crisis and, to the extent that market conditions stabilize, to selectively acquire a range of investments with what our manager believes are sound fundamentals and protective structures. We believe that CW's market insight and distinctive integrated credit approach to the commercial real estate debt business should provide us with a competitive advantage in our efforts to grow our company and generate attractive risk-adjusted returns for our stockholders.

        Through our manager, we expect to initially capitalize on CW's extensive commercial real estate debt and due diligence experience and expertise in the acquisition of investment grade CMBS rated between A+ and BBB- and, to the extent available, non-investment grade CMBS rated below BBB-.

        CW, on behalf of its affiliates and its sponsored investment vehicles, has been one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. A "B-Piece" buyer typically acquires 100% of the non-investment grade securities of a CMBS securitization and controls all significant special servicing decisions related to such securitizations. As part of a B-Piece acquisition, CW re-underwrites each mortgage loan included in the securitization's pool of loans, which we refer to herein as a "bottom-up" approach, to estimate pool level losses, and will either adjust the pool composition accordingly through loan removals (known as "kick-outs") and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our manager intends to apply the same bottom-up approach to the acquisition of non-investment grade CMBS and a similar approach to the acquisition of investment grade CMBS.

        CW has 12 professionals dedicated to the underwriting and credit approval of debt investments. Several members of this team have been working together as active participants in the non-investment grade CMBS sector for over 12 years, both at CW and a prior organization. CW has also developed proprietary quantitative and qualitative models which are used in analyzing CMBS. We believe the depth of experience and expertise of CW in the CMBS sector is substantial relative to other market participants. This expertise will be the cornerstone of our approach to acquiring our target asset classes.

        We expect to benefit from CW's experience and expertise in investing, managing and originating our target assets, developing innovative securitization structures, providing special servicing and sponsoring other pooled investment vehicles. In particular, CW's experience and track record include the following:

  •
  For the period from December 1, 2003 through May 31, 2008, CW had invested, on behalf of CDP and CW-sponsored investment vehicles, over $8.8 billion of capital, which includes CMBS, CDO securities, whole loans, B-Notes and mezzanine loans.

  •
  For the period from December 1, 2003 through May 31, 2008, CW had invested, on behalf of CDP and CW-sponsored investment vehicles, in over 500 tranches of CMBS across over 130 securitizations, totaling over $3.5 billion of capital invested in securities. Of this amount, over $1.3 billion of capital was invested in securities that were rated investment grade at the time of acquisition and $2.2 billion of capital was invested in securities that were rated below investment grade.

  •
  For the period from December 31, 2004 through May 31, 2008, CW sponsored the following CDOs and resecuritization of interests in existing real estate mortgage investment conduits, or a re-REMIC transaction, which in the aggregate totaled in excess of $6 billion of securities.

  •
  CWCapital COBALT I, Ltd., or COBALT I, is a commercial real estate, or CRE, CDO with an initial transaction size of $451 million;

  •
  CWCapital COBALT II, Ltd., or COBALT II, is a CRE CDO with an initial transaction size of $700 million;

  •
  CWCapital COBALT III, Ltd., or COBALT III, is a $500 million synthetic CRE CDO, secured by a static portfolio consisting largely of BBB- rated CMBS credit default swaps;

  •
  COBALT Vr, Ltd., or COBALT Vr, is a $3.4 billion CRE CDO, secured by a static portfolio of CDO bonds, CDO equity and investment grade and non-investment grade CMBS; and

  •
  ACT-2005 RR Depositor Corp., or ACT 2005 RR, is a $1.1 billion re-REMIC, secured by a static portfolio of non-investment grade CMBS.

    Each of COBALT I and COBALT II is a managed CRE CDO with a replenishment feature (which means that principal proceeds received on the underlying assets are reinvested in new debt assets during the related reinvestment period (which is typically five years)) and includes investment grade and non-investment grade CMBS, floating rate whole loans originated by CW, credit default swaps written against investment grade CMBS and mezzanine loans and B-Notes.

  •
  As of June 30, 2008, CW served as special servicer for 120 CMBS securitizations that were backed by over 14,000 loans with an outstanding principal balance in excess of $175 billion, which represented over 20% of the entire U.S. CMBS market and provides proprietary insight into a broad array of property types, markets and borrowers.

  •
  CW serves as co-manager of LLFC Enhanced Yield Debt Fund I, a mezzanine loan fund launched in 2002 that had made 17 investments totaling $212.1 million with four investments remaining totaling $35.8 million as of May 31, 2008. Further, CW sponsored CWCapital Enhanced Yield Debt Fund II in 2007, a B-Note and mezzanine loan fund which raised $202 million of investor capital and had made $111.6 million of investments as of May 31, 2008.

  •
  In 2005, CW advised CDP in connection with the acquisition by one of CDP's affiliates of Allied Capital Corporation's real estate investment platform, including its CMBS investments and a portfolio of CDO debt and equity, for which CW became the investment manager.

  •
  In January 2006, CW advised CDP and one of CDP's affiliates in connection with the acquisition of CRIIMI MAE Inc., a publicly traded mortgage REIT.

Our Target Asset Classes

        We intend to pursue the following target asset classes in order to achieve our investment objectives:

        CMBS.    Within the CMBS market, we expect to invest in both fixed and floating rate bonds, primarily in the A+ to BBB- rated classes and, to the extent available, the non-investment grade classes, which are the classes rated below BBB-. We believe the investment opportunity in these CMBS classes will derive from our manager's ability to prudently underwrite these securities, capitalizing on its ability to accurately price the underlying real estate risk. We will invest in CMBS either through the purchase of actual securities or, subject to maintaining our qualification as a REIT, by entering into credit default swaps.

        Each CMBS securitization typically requires the owner of the most subordinate class to appoint a special servicer whose primary function is to manage any loans that default or become delinquent at their maturity. With respect to those securitization transactions where we control the non-investment grade CMBS and have the right to appoint the special servicer, we intend to appoint CW as special servicer.

        CDOs and re-REMICs.    We may also invest in the debt tranches and equity securities of commercial real estate CDO vehicles and re-REMIC securities to gain exposure to underlying commercial real estate debt securities and loans. In general, CDOs are issued in tranches by special purpose vehicles that hold a portfolio of debt obligations and securities. The CDO debt tranches are typically rated based on collateral quality, diversification and structural characteristics. The equity securities issued by the CDO vehicle are the "first loss" piece of the CDO vehicle's capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle's obligations to the debt holders have been satisfied. Some CDO vehicles are "synthetic," in which the credit risk to the collateral pool is transferred to the CDO vehicle by means of a credit derivative such as a credit default swap. A re-REMIC is a static resecuritization of existing real estate mortgage investment conduit interests (for example, a portfolio of CMBS).

        Mezzanine Loans.    We may invest or co-invest in mezzanine loans, which are subordinate to conventional first mortgage loans and senior to the borrower's equity. A mezzanine loan is typically secured by a subordinate mortgage on the property or the borrower's ownership interest in the property owner. We may hold junior or senior positions in such mezzanine loans. We anticipate that, for so long as CWCapital Enhanced Yield Debt Fund II or any similar CW-sponsored fund has capacity for mezzanine loans, most of our opportunities for investment in mezzanine loans will be in the form of co-investment with CWCapital Enhanced Yield Debt Fund II or such similar fund. After CWCapital Enhanced Yield Debt Fund II's or such similar fund's capacity for mezzanine loans has been satisfied, we intend to pursue such investments independently.

        B-Notes.    We may invest or co-invest in "B-Notes." A B-Note is a junior interest in a first mortgage loan on a single property or group of properties. The senior interest is known as an "A-Note." The B-Note shares a single borrower and mortgage with the A-Note and is secured by the same collateral. We anticipate that, for so long as CWCapital Enhanced Yield Debt Fund II or any similar CW-sponsored fund has capacity for B-Notes, most of our opportunities for investment in B-Notes will be in the form of co-investment with CWCapital Enhanced Yield Debt Fund II or such similar fund. After CWCapital Enhanced Yield Debt Fund II's or such similar fund's capacity for B-Notes has been satisfied, we intend to pursue such investments independently.

        Transitional Commercial Mortgage Loans.    During less volatile credit cycles, we expect to invest in floating rate transitional commercial mortgage loans on an opportunistic basis. Transitional loans are provided to borrowers who are typically seeking short-term capital to be used in the acquisition, construction or redevelopment of a property. These loans will generally be secured by a first mortgage on real property.

        Other Assets.    We may also invest from time to time in other types of assets, including, without limitation, loans to real estate companies, direct investments in real property, preferred equity investments and agency-backed securities.

        Certain investments in the above target asset classes will be subject to the right of first offer held by CWCapital Enhanced Yield Debt Fund II. See "—Conflicts of Interest."

Market Opportunity

        We are in the midst of largely unprecedented times across fixed income sectors. The contagion effect from the residential sub-prime mortgage crisis has permeated all credit markets, including structured investment vehicles, asset-backed commercial paper conduits and the CMBS markets. As of July 29, 2008, commercial banks and investment banks had sustained over $450 billion of credit and market valuation losses worldwide since July 2007, according to Bloomberg Finance L.P. Lack of liquidity in the markets coupled with a crisis of investor confidence in the future, rating downgrades, mark to market concerns and the perceived potential failure of certain monoline insurance companies have resulted in systemic turmoil across the credit markets. The massive devaluing of fixed income assets has caused major retrenchment at many investment and commercial banks that were active in these markets. Notably, Bear Stearns faced the prospect of bankruptcy without the rescue effort by the Federal Reserve Board and JP Morgan Chase in March 2008.

        The CMBS markets have also been altered, but for different reasons. While the residential mortgage-backed securities, or RMBS, sector has suffered from an overextension of credit and much higher than expected delinquencies and realized losses, the CMBS market has seen relatively minor degradation of credit.

        Figure 1 below illustrates the comparative levels of the delinquency rates in sub-prime mortgage loans, "Alt-A" loans (residential mortgage loans that are issued based upon a lower level of documentation or income verification than traditional loans) and commercial mortgage loans, which in each case were securitized, from January 2000 until April 2008.

Figure 1.
Delinquency Comparison for Alt-A, Sub-Prime and Commercial Mortgage Loans

    Source: Prepared by our manager based on data provided by Citigroup Global Markets Inc. and/or one or more of its affiliates

        Delinquencies in the CMBS sector have remained almost constant since July 2007, increasing slightly from 0.25% to 0.32% (as of May 2008), according to Trepp, LLC.

        During this same time period, credit spreads for CMBS have widened dramatically. Figure 2 shows the spread history (over swaps) of A, BBB and BBB- rated CMBS from January 1998 until May 2008.

Figure 2.
Spread History for A, BBB and BBB-CMBS

        Source: Prepared by our manager based on data provided by JPMorgan - Global Structured Finance Research

        Many CMBS investors, faced with margin calls resulting from spread widening, were forced to liquidate their positions in a weak market, causing spreads to widen further. Fear of dramatic credit deterioration in commercial real estate and concern over future rating downgrades of CMBS tranches also drove credit spreads wider. The condition of the U.S. economy, fear of recession, lack of liquidity and fear of some new unknown macroeconomic event have forestalled a rally in the markets. While the Federal Reserve Board has employed a number of different tools to inject liquidity into the system, the markets have been slow to respond.

        CW estimates that the current universe of targeted potential CMBS is, as of May 31, 2008, approximately $30 billion of A+ to BBB- bonds issued between 2005 and 2007. We believe that the sellers of these assets will include (i) life insurance companies and pension funds seeking to increase the credit quality of their portfolios (i.e., selling BBB rated bonds in order to purchase higher rated bonds), (ii) investment banks that are reducing inventory of bonds and (iii) mid-sized to small commercial banks that might be forced to liquidate inventory for liquidity and regulatory capital purposes.

        We further believe that the commercial real estate market will feel the effects of the economic downturn in the next 12 to 18 months, which may cause property values to ultimately decrease and CMBS loan delinquencies to ultimately increase. All CMBS are not created equal and some issuances and series of CMBS will be more adversely affected than others. We believe that we have, through our manager, the requisite real estate expertise to identify the CMBS tranches that, even taking into account the future downturn, will generate attractive risk-adjusted returns for our stockholders.

Our Competitive Advantages

        We believe our business possesses a number of characteristics that will distinguish us from our competitors, including:

        Experienced Management Team.    The members of our manager's management team have an average of approximately 21 years of experience in real estate investing and finance, including significant experience in CMBS investment, private equity investment, capital markets, transaction structuring and risk management. Several members of the manager's underwriting and credit approval team have been working together as active participants in the non-investment grade CMBS sector for over 12 years, both at CW and a prior organization. We expect that the extensive experience of our manager's management in generating, structuring and managing complex capital raising transactions will provide us with the ability to effectively deploy our capital.

        Access to CW's Vertically Integrated Platform and Credit Culture.    CW has built a vertically integrated platform to manage and control the entire loan process from origination through underwriting, structuring, closing, servicing and, when necessary, default management. As a real estate lender, CW has developed a strong credit culture stemming from the extensive experience of its seasoned management team and the team's in-depth understanding of local real estate markets. This credit culture is further reinforced by the fact that CW generally manages the first loss positions of CW-originated loans on behalf of its clients (who typically retain the junior positions of these loans). Because many of the assets of CW are originated by its proprietary lending team, CW is able to underwrite and structure loans to minimize potential risks and is further able to service, manage and act as special servicer for these investments as needed. Through our manager, we intend to leverage this expertise and to utilize CW's credit models and approach to identify and assess risks associated with each investment opportunity.

        Deep Credit Fundamental Analysis.    The members of our manager's management team have significant experience managing investments in the CMBS sector and will provide us with the expertise to apply deep credit fundamental analysis to our CMBS investments. Since December 1, 2003, the members of this team dedicated to the acquisition of non-investment grade CMBS have underwritten and credit-approved a broad array of CMBS securitizations as part of the acquisition of non-investment grade CMBS and have helped to make CW one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. The depth of experience and expertise will be the cornerstone of our approach to investing in our target asset classes.

        Special Servicer Expertise.    CW is currently the second largest commercial real estate mortgage loan special servicer in the United States with an Above Average servicer ranking from S&P and a CSS2+ rating from Fitch Ratings, or Fitch. As of June 30, 2008, CW served as special servicer for 120 CMBS securitizations that were backed by over 14,000 loans with an outstanding principal balance in excess of $175 billion, which represented over 20% of the entire U.S. CMBS market and provides proprietary insight into a broad array of property types, markets and borrowers. The special servicer function is critical with respect to maximizing the return of principal and interest from the underlying loans. As an experienced special servicer, CW has gained in-depth knowledge of debt, loan participation and syndication documentation, intercreditor agreements, bankruptcy, workouts and other creditor rights issues. We believe CW's expertise in this area will be available to us through our manager and will provide us with a competitive advantage in sourcing, structuring and managing our investments. Furthermore, with respect to those securitization transactions where we control the non-investment grade CMBS and have the right to appoint the special servicer, we intend to appoint CW as special servicer.

        Access to CW's Extensive Relationships.    The market for assets in our target asset classes is highly competitive, and we may compete with many other participants for opportunities. We believe our manager's ability to identify attractive investment opportunities will distinguish us from many of our competitors. Over its 36 year history, CW has established an extensive network of relationships with well-recognized real estate owners, investors, lenders and developers, including leading investment banks, commercial banks and insurance companies. We expect that these long-standing relationships across the real estate industry will continue to generate attractive investment opportunities not typically available to the general market. In addition, we expect our relationship with CW will gain us access to major financial institutions, which may, in turn, provide us with both short-term lending facilities as well as long-term structured debt capabilities. Although we initially expect to limit our use of leverage, these relationships may be helpful in accessing debt financing during other stages of the credit cycle.

        Alignment of Interests.    We have taken certain steps to structure our relationship with CW so that our interests and those of CW are aligned. Members of our management and CW have agreed to purchase in the concurrent private placement a number of shares of our common stock and OP units equal in the aggregate to        % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, of which approximately        % will be shares of our common stock and        % will be OP units. We have also structured our management agreement to provide for incentive compensation to the special unitholder, an entity affiliated with our manager, if our earnings exceed a specified threshold, 25% of which incentive compensation, if payable, will be paid in the form of shares of our common stock or LTIP units in our operating partnership, subject to certain limitations. We believe that CW's investment in us and the special unitholder's ability to receive performance distributions will help to align CW's and our manager's interests with ours and create an incentive to maximize returns for our stockholders.

Summary Risk Factors

        You should carefully consider the matters discussed in the section "Risk Factors" beginning on page 23 prior to deciding whether to invest in shares of our common stock. Some of these risks include:

  •
  We are dependent on our manager and CW and may not find a suitable replacement if we terminate or our manager terminates our management agreement.

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  There are conflicts of interest in our relationship with CW and its affiliates, including our manager, which could result in decisions that are not in the best interests of our stockholders.

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  Our manager is newly formed and has no experience in managing a REIT.

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  Our board of directors will approve very broad investment guidelines for our manager and will not approve each investment decision made by our manager.

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  The termination of our management agreement may be difficult and costly.

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  We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to pay or sustain dividends to our stockholders.

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  We operate in a highly competitive market for investment opportunities and the competition in acquiring desirable investments may limit their availability. We have not yet identified any specific investments. Our financial condition, liquidity and results of operations will depend on our ability to manage future growth effectively.

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  Maintenance of our Investment Company Act exemption imposes limits on our operations.

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  We intend to leverage the acquisition of our assets and are not limited in the amount of leverage we may use. Our use of leverage may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders, as well as have the effect of increasing losses when economic conditions are unfavorable.

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  Failure to procure adequate capital and funding could negatively impact our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to pay dividends to our stockholders.

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  An increase in our borrowing costs relative to the interest we receive on our assets could result in operating losses and thus materially and adversely affect our cash available for distribution to our stockholders.

  •
  Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

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  Our hedging transactions may not completely insulate us from interest rate risk. Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders, as well as result in losses.

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  Prepayment rates could negatively affect the value of, and expected yield on, our mortgage-backed securities and mortgage and other real estate-related loans, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

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  The commercial mortgage and other commercial real estate-related loans we invest in and the commercial mortgage loans underlying the commercial mortgage-backed securities we invest in are subject to risks of delinquency, foreclosure and loss, which could result in losses to us.

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  Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the cash available for distribution to our stockholders.

  •
  The REIT distribution requirements could adversely affect our ability to execute our business strategy.

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  The REIT qualification rules impose limitations on the types of investments and activities which we may undertake, including limitation on our use of hedging transactions and hedging instruments, and these limitations may, in some cases, preclude us from pursuing the most economically beneficial investment alternatives.

  •
  The taxable mortgage pool rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Our Relationship with Our Manager

        We will be externally managed and advised by our manager, an indirect subsidiary of CWFS. We expect to benefit from the personnel, infrastructure, relationships and experience of our manager and CW to enhance the growth of our business. Each of our executive officers also serves as an executive officer of one or more CW affiliates. We expect to have no employees outside of our manager's officers and personnel. Our manager is not obligated to dedicate certain of its personnel exclusively to us, nor is it or its personnel obligated to dedicate any specific portion of its or their time to our business. We expect, however, that Todd Schuster, our Chairman, Charles Spetka, our Chief Executive Officer and President, Craig Lieberman, our Chief Operating Officer, Tom Nolan, our Chief Investment Officer, Carla Stoner, our Chief Financial Officer, and Scott Spelfogel, our Senior Vice President and General Counsel, will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

        We will enter into a management agreement with our manager concurrent with the completion of this offering. Pursuant to the management agreement, our manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our manager will be responsible for, among other duties, (i) performing all of our day-to-day functions, (ii) determining investment criteria in conjunction with our board of directors, (iii) sourcing, analyzing and executing investments, asset sales and financings, and (iv) performing asset management duties. In addition, we have an investment committee of our officers comprising Messrs. Spetka, Nolan and Lieberman that will oversee our investment guidelines, investment portfolio holdings and financing and leveraging strategies.

        The initial term of the management agreement will extend for two years from the closing of this offering, with automatic, one-year renewals at the end of the initial term and each year thereafter. Our independent directors will review our manager's performance annually and, following the initial term, the management agreement may be terminated annually by us without cause upon the vote of at least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon: (i) our manager's unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our manager are not fair, subject to our manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our manager with 180 days prior notice of such termination. Upon termination without cause, we will make a termination payment to our manager and repurchase the special unit from the special unitholder. We will also make a termination payment to our manager and repurchase the special unit from the special unitholder if our manager terminates the management agreement due to our material breach of such agreement. We may terminate the management agreement with 30 days prior notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement. Our manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event and may also decline to renew the management agreement by providing us with 180 days prior notice, in either case of which we would not be required to pay a termination fee.

        The following table summarizes the fees and expense reimbursements that we will pay to our manager and the distributions that we may make to the special unitholder:

Type	Description	Payment
Base management fee	The sum of (i) % per annum, calculated quarterly, of the first $ million of our stockholders' equity, and (ii) % per annum, calculated quarterly, of our stockholders' equity for any amount in excess of $ million. However, for the six months following the closing of this offering, the base management fee shall be % per annum, calculated quarterly, of our stockholders' equity.	Quarterly in cash.

For purposes of calculating the base management fee, our stockholders' equity means the sum of the net proceeds from all issuances of our equity securities less the sum of any amounts that we pay for all repurchases of our common stock since inception (allocated on a pro rata daily basis for any issuances or repurchases during the most recently completed calendar quarter (which we refer to as the current quarter)), plus our retained earnings at the end of such quarter (excluding non-cash equity compensation expense incurred in current or prior periods, any unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income). This amount will be adjusted to exclude one-time events pursuant to changes in U.S. generally accepted accounting principles, or GAAP, and certain non-cash items after discussions between our manager and our independent directors and approved by a majority of our independent directors. Our stockholders' equity for the purposes of calculating the base management fee could be greater than the amount of stockholders' equity shown on the consolidated financial statements.

Except for the special unit, we will treat outstanding limited partner interests of our operating partnership (not held by us) as outstanding shares of capital stock for purposes of calculating the base management fee.

Incentive allocation and distribution
	Under the partnership agreement of our operating partnership, the special unitholder will be entitled to receive an incentive allocation and distribution (which we refer to as the incentive distribution), distributed quarterly in arrears, equal to % of the dollar amount by which Core Earnings for the current quarter, before the incentive distribution, exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the current quarter and (2) the greater of (a) % per annum and (b) % per annum plus the ten-year U.S. treasury rate (as defined in the partnership agreement) for the current quarter, expressed, in each case, on a quarterly basis. The incentive distribution distributable to the special unitholder shall be subject to a trailing four-quarter high watermark. In determining the high watermark, an annual incentive distribution shall be calculated based upon Core Earnings for the current quarter and prior three calendar quarters, which we refer to as the yearly distribution. Accordingly, the special unitholder shall receive an incentive distribution with respect to the current quarter only if the yearly distribution exceeds the incentive distributions distributable cumulatively to the special unitholder in the prior three quarters. For purposes of calculating the yearly distribution for each of the initial calendar quarters commencing in 2009, Core Earnings and the ten-year U.S. treasury rate will be calculated for the current quarter and each previously completed quarter on an annualized basis. In addition, the special unitholder shall not be entitled to any incentive distributions in respect of any calendar quarter in 2008.	Quarterly in cash and common stock or LTIP units, subject to certain limitations.

Core Earnings, as defined in the partnership agreement, is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation or amortization on real estate assets, unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income. This amount will include certain non-cash items and will be adjusted to exclude one-time events pursuant to changes in GAAP after discussions between our manager and our independent directors and approved by a majority of our independent directors.

Except for the special unit, we will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the incentive distribution and yearly distribution.

We will pay 25% of the incentive distribution, if payable, in the form of shares of our common stock or LTIP units in our operating partnership; provided, however, that our compensation committee, after consultation with our board of directors, may decrease the amount of the incentive distribution, if payable, that will be paid in the form of shares of our common stock or LTIP units if the average of the closing sales prices of our common stock on the national securities exchange on which our common stock is then principally traded for the consecutive trading days ending on the last day of such quarter is less than our book value per share of common stock on the last day of such quarter. All shares of common stock and LTIP units to be issued as payment of a portion of the incentive distribution will, subject to certain exceptions, not be transferable for a period of 12 months from the date of issuance.
Expense reimbursement
	Reimbursement of documented expenses related to us incurred by our manager, including legal, accounting, due diligence and other services, but excluding the salaries and other compensation of our manager's personnel.	Quarterly in cash.
Termination payment and repurchase of special unit
	Termination payment equal to times the annual base management fee earned by our manager during the 12-month period preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter. In addition, our operating partnership shall repurchase, in connection with any such termination payment, the special unit for an amount equal to times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. We refer herein to the termination payment referred to in the first sentence of this paragraph and the special unit repurchase price in the second sentence of this paragraph as the termination fee. If the management agreement is terminated under circumstances under which we are not obligated to make a termination payment to our manager, then our operating partnership shall repurchase the special unit for $100.00.	Upon termination of the management agreement by us without cause or by our manager due to our material breach of the management agreement.

        The base management fee otherwise payable by us to our manager pursuant to the management agreement for any fiscal year will be reduced, but not below zero, by our proportionate share of the amount of any securitization collateral management fees and incentive fees that are paid to CW for such year by the securitizations in which we invest, based on the percentage of the debt and equity securities we hold in such securitizations.

Conflicts of Interest

        We are subject to conflicts of interest relating to CW and its affiliates, including our manager, because, among other things:

Conflicts with CW

  •
  Each of our executive officers and non-independent directors also serves as an executive officer of one or more CW affiliates. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our manager, the special unitholder and CW, which were not negotiated at arm's length, and their terms may not have been as favorable to us as if they had been negotiated with an unaffiliated third party;

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  Our executive officers are not required to devote a specific amount of time to our affairs. Accordingly, we will compete with CW, its funds, investment vehicles and other ventures for the time and attention of these officers in connection with our business;

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  Each of Todd Schuster, who is our Chairman and an officer of our manager, and Charles Spetka, who is our Chief Executive Officer and President and an officer of our manager, own equity interests in CWFS, which is the ultimate parent company of our manager and the special unitholder. Therefore, these individuals have interests in our relationships with our manager and CW that are different than the interests of our stockholders;

  •
  There will be conflicts of interest in allocating investment opportunities to us and other funds, investment vehicles and ventures managed by CW. For example, CW currently serves as the general partner for CWCapital Enhanced Yield Debt Fund II, a private fund formed to acquire a portfolio of debt and debt-related investments in a broad range of real estate assets and real estate operating companies located in the United States. This fund primarily invests in B-Notes and mezzanine loans. The fund's partnership agreement provides that during the fund's investment period the fund shall have a right of first offer with respect to (a) 10% of any fixed rate subordinated CMBS originated by CW, which we refer to as the 10% ROFO, (b) 75% of all CDO equity (and any other CDO class that would meet the target returns of the fund) sourced by CW and (c) investments sourced by CW in B-Notes, mezzanine loans, floating rate subordinate CMBS and other high yielding subordinate real estate debt and debt-related investments that meet the fund's investment strategy (such as subordinate corporate real estate bonds, preferred equity investments, and subordinate sub-performing loans and non-performing loans). The investment period for this fund expires on the earlier of (a) the third anniversary of the date of the final closing by the fund (which final closing may occur on any date prior to August 17, 2008; provided, however, that CW is seeking to extend that date until December 31, 2008), and (b) the date on which the fund's capital commitments are fully committed or reserved for investment;

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  We do not believe that the right of first offer granted in favor CWCapital Enhanced Yield Debt Fund II will have an adverse impact on our business because our initial primary target investments of classes of existing CMBS rated A+ to BBB- are not covered by the right of first offer. In addition, we believe that we will, notwithstanding the right of first offer, have sufficient opportunity to co-invest with the fund in B-Notes and mezzanine loans during the remainder of the fund's investment period and we will not be restricted by the right of first offer after the expiration of the investment period. Furthermore, we do not believe that the 10% ROFO will have an adverse impact on our business because of the current limited availability of non-investment grade CMBS and the limited nature of the 10% ROFO. In addition, as of July 15, 2008, the fund had approximately $61 million in capital commitments yet to be invested in the fund's target asset classes;

  •
  CW and its affiliates currently manage other investment vehicles (such as CDOs) and ventures and may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with us. However, none of the existing funds, investment vehicles or ventures primarily focuses on classes of existing CMBS rated A+ to BBB-; and

  •
  In addition to the fees payable to our manager under the management agreement and the incentive allocation and distribution payable to the special unitholder, CW may benefit from other fees paid to it in respect of our investments. In particular, CW may act as special servicer of CMBS and other securitizations in which we expect to invest or sponsor. In addition, to the extent that in the future we organize CDOs and other securitization vehicles as a means of leveraging our investments, CW, including our manager, may act as collateral manager of these securitizations, with the right to select the assets to be included in the securitizations. In this capacity, CW will receive collateral management fees and may be entitled to earn incentive fees if securitizations managed by it exceed certain performance benchmarks. Our management agreement with our manager provides that the base management fee payable to our manager will be reduced, but not below zero, by our proportionate share of the amount of any securitization collateral management fees and incentive fees paid to CW in connection with the securitizations in which we invest, based on the percentage of the debt and equity securities we hold in such securitizations. Special servicing and other fees paid to, or earned by, CW and its affiliates will not reduce the amount of fees we pay under the management agreement.

Conflicts Relating to Our Manager

  •
  The management agreement provides that, in the absence of cause, it may only be terminated by us after the second anniversary of the closing of this offering, upon the vote of two-thirds of our independent directors or the holders of a majority of our outstanding common stock, based upon unsatisfactory performance by our manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our manager agrees to compensation that two-thirds of our independent directors determine is fair. Upon any such termination by us, or upon termination by our manager due to our material breach, we must make a termination payment to our manager equal to       times the annual base management fee earned by our manager during the 12-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, our operating partnership shall repurchase, in connection with any such termination payment, the special unit for an amount equal to      times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination;

  •
  Our manager's liability is limited under the management agreement, and we have agreed to indemnify our manager and its affiliates, including CW, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence;

  •
  The special unitholder, an entity affiliated with our manager, holds the special unit in our operating partnership which entitles it to receive an incentive allocation and distribution based entirely on our performance, and the performance-based incentive allocation and distribution on the special unit may cause our manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

        If CW (including our manager) identifies an investment in our target asset classes that is appropriate for us and any other investment programs managed, advised or owned by it, but the amount available is less than the amount sought by all of the investment programs, CW will equitably allocate the investment among the programs based upon a variety of considerations, including:

  •
  whether the investments fall within a CW-managed entity's investment objectives, policies and strategies;

  •
  whether we and/or the CW-managed entity has sufficient cash and purchasing power;

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  whether the terms of any necessary financing are appropriate for us and/or the CW-managed entity;

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  whether the investment satisfies our and/or the CW-managed entity's portfolio needs;

  •
  whether the investment's liquidity meets our and/or the CW-managed entity's cash flow requirements;

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  whether the investment meets regulatory or legal requirements applicable to us and/or the CW-managed entity;

  •
  what impact the investment has on our and/or the CW-managed entity's portfolio diversification; and

  •
  the size of the investment.

        The foregoing allocation procedures will also apply between us and any future investment funds, companies, vehicles or other entities that CW manages or controls with which we have an overlapping investment strategy, subject to any rights of first offer or similar rights.

        Where CW has acquired investments at varying prices, it will allocate the investment so that each investment program will pay approximately the same average price.

        CW has agreed to make all allocation decisions described above without regard to the relative fees or other compensation that would be paid to CW in connection with the applicable investments. In addition, CW has also agreed to make all allocation decisions described above without regard to the credit quality of the particular asset. Each asset that we invest in will be appropriate, with respect to credit quality, for investment by any CW affiliate or any CW-sponsored investment vehicle.

        CW may make exceptions to these general policies when other circumstances make application of the policies inequitable.

        Any transaction between us and CW or its affiliates not specifically permitted by our management agreement or the shared facilities and services agreement must be approved by a majority of our independent directors.

        CW may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

Our Financing and Hedging Strategies

        We plan to finance our investments by deploying a prudent amount of leverage, the level of which will vary from time to time based on the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we intend to initially utilize limited amounts of leverage in implementing our investment and financing strategies. In the future, during other credit cycle phases, we expect to utilize CW's sophisticated capital markets expertise to enhance our investment returns through the prudent use of higher levels of leverage. In general, depending on the condition of the real estate credit market, we expect to deploy leverage through credit facilities, seller-provided financing, repurchase agreements, warehouse facilities, our formation of CDO and other securitization vehicles and total return swaps. We may also raise capital by issuing unsecured debt or shares of preferred or common stock. We currently do not have any commitments for financing.

        Subject to maintaining our qualification as a REIT, we intend to utilize derivative financial instruments (or hedging instruments), including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock-in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Our Organizational Structure

        We were formed as a Maryland corporation on June 27, 2008. Our initial stockholder is CWCapital Investments LLC, the direct parent company of our manager. Members of our management and CW have agreed to purchase in the concurrent private placement a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, of which approximately      % will be shares of our common stock and      % will be OP units. The OP units are generally exchangeable, on a one-for-one basis, by the unitholders for cash equal to the market value of an equivalent number of shares of our common stock or, at our option, shares of our common stock. In addition, the special unitholder, an entity affiliated with our manager, will hold the special unit in our operating partnership entitling it to an incentive allocation and distribution. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner. We anticipate that our operating partnership will in turn conduct its business through at least three separate subsidiaries which will hold different combinations of our target assets classes.

        The following chart shows our structure after giving effect to this offering and the concurrent private placement:

(1)
The number of outstanding shares of common stock on which these percentages are based includes (A)             shares of common stock to be sold to members of our management and CW in the concurrent private placement, and (B)             shares of restricted common stock granted initially to our executive officers, our independent director nominees and personnel of our manager under our 2008 equity incentive plan, and excludes (A) up to                  shares of our common stock that may be issued by us upon exercise of the underwriters' over-allotment option, (B)              shares of our common stock issuable upon an exchange of OP units to be outstanding upon completion of this offering and the concurrent private placement (excluding OP units held by us) and            shares of our common stock issuable upon an exchange of OP units issuable upon conversion of LTIP units to be outstanding upon completion of this offering and (C)              shares of our common stock reserved for future issuance under our 2008 equity incentive plan.

(2)
CW has advised us that it initially intends to own a      % interest in our manager and the special unitholder after the closing of this offering. We will have no ownership interest in our manager or the special unitholder.

(3)
The special unit entitles the special unitholder to an incentive allocation and distribution under certain circumstances. See "—Our Relationship with Our Manager."

(4)
Our taxable REIT subsidiary, or TRS.

(5)
We expect that certain of our wholly-owned and majority-owned subsidiaries will rely on certain specified exemptions from regulation under the Investment Company Act. See "—Investment Company Act Exemption."

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option).
Common stock to be outstanding after this offering	shares(1)
Use of proceeds
We intend to invest the net proceeds of this offering and the concurrent private placement primarily in our target assets. Initially, we expect to focus our investment activities on purchasing classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-. Until investments meeting our investment objectives and strategies can be identified, our manager intends to invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. See "Use of Proceeds."
Proposed NYSE symbol	"CWR"

(1)
Includes (A)                   shares of common stock to be sold to members of our management and CW in the concurrent private placement, and (B)                   shares of restricted common stock granted initially to our executive officers, our independent director nominees and personnel of our manager under our 2008 equity incentive plan. Excludes (A) up to                  shares of our common stock that may be issued by us upon exercise of the underwriters' over-allotment option, (B)                    shares of our common stock issuable upon an exchange of OP units to be outstanding upon completion of this offering and the concurrent private placement (excluding OP units held by us) and             shares of our common stock issuable upon an exchange of OP units issuable upon conversion of LTIP units to be outstanding upon completion of this offering and (C)                     shares of our common stock reserved for future issuance under our 2008 equity incentive plan.

Dividend Policy

        U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. For more information, see "U.S. Federal Income Tax Considerations."

        In connection with the REIT requirements, we intend to pay regular quarterly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. The timing and amount of any dividends we pay our common stockholders will be at the discretion of our board of directors and will depend upon various factors, including, without limitation, the net interest and other income from our portfolio, our operating expenses and any other expenditures. We cannot assure you that we will pay any dividends to our common stockholders. For more information, see "Dividend Policy."

Dividend Reinvestment Plan

        In the future, we intend to adopt a dividend reinvestment plan that will permit stockholders who elect to participate in the plan to have their cash dividends reinvested in additional shares of our common stock.

Restrictions on Ownership and Transfer of Our Common Stock

        To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT.

        Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the foregoing is ineffective for any reason to prevent a violation of the restriction or if certain representations and agreements are not provided to us in connection with a transfer or if the transfer would result in our capital stock being owned by fewer than 100 persons, then the transfer of such shares will be void ab initio.

Investment Company Act Exemption

        We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we organized our company as a holding company that conducts its businesses primarily through majority-owned subsidiaries, the securities issued to us by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis.

        We expect that at least one of our subsidiaries, CWCapital Realty I LLC, will be organized to be exempt from the Investment Company Act by virtue of Section 3(c)(5)(C), which is an exemption that is not promulgated under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. This exemption is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of such subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act.

        We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company, through our majority-owned subsidiaries, is primarily engaged in the non-investment company businesses of our subsidiaries.

        If the combined value of our investments in our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of our subsidiaries fail to maintain their exceptions or exemptions from the Investment Company Act, we may have to register under the Investment Company Act and could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        Qualification for exemption from the Investment Company Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

Our Company Information

        Our principal executive offices are located at 1540 Broadway, Floor 23, New York, New York 10036. Our telephone number is (646) 253-8800. Our website is located at                        . The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

        Investment in shares of our common stock involves significant risks. Before making an investment decision, you should carefully consider the following risk factors in addition to the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, financial condition, liquidity and/or results of operations could be materially and adversely affected. If this were to happen, our ability to pay dividends to our stockholders could be adversely affected and/or the price of our common stock could decline significantly, and ultimately you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

Risks Related to Our Management and Our Relationship with Our Manager and CW

We are dependent on our manager and CW and may not find a suitable replacement if we terminate or our manager terminates our management agreement.

        We have executive officers provided by our manager but no other employees. We have no separate facilities and are completely reliant on our manager, which has significant discretion as to the implementation and execution of our business strategies and risk management practices. Investors who are not willing to rely on our manager should not invest in our common stock. The employees, systems and facilities of our manager may be utilized by other funds and companies advised by our manager and by its affiliates, and our manager may not have sufficient access to such employees, systems and facilities in order to comply with its obligations under the management agreement. We are subject to the risk that our manager will terminate the management agreement and that no suitable replacement will be found. We believe that our success depends to a significant extent upon the experience of the officers of our manager, whose continued service is not guaranteed.

There are conflicts of interest in our relationship with CW and its affiliates, including our manager, which could result in decisions that are not in the best interests of our stockholders.

        We are subject to conflicts of interest arising out of our relationship with CW and its affiliates, including our manager. Each of our executive officers and non-independent directors also serves as an executive officer of one or more CW affiliates; they will not be exclusively dedicated to our business. Furthermore, our manager and the special unitholder are wholly-owned by CW. Each of Todd Schuster, who is our Chairman and an officer of our manager, and Charles Spetka, who is our Chief Executive Officer and President and an officer of our manager, own equity interests in CWFS. As a result, our management agreement with our manager and the partnership agreement of our operating partnership were negotiated between related parties, and their terms, including fees payable to our manager and the incentive allocation and distribution payable to the special unitholder, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the partnership agreement because of our desire to maintain our ongoing relationship with our manager and the special unitholder. Our manager maintains a contractual as opposed to a fiduciary relationship with us. Our management agreement with our manager does not prevent our manager and its affiliates from engaging in additional management or investment opportunities some of which will compete with us. CW and its affiliates, including our manager, may engage in additional management or investment opportunities that have overlapping objectives with us, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of CW and there is no guarantee that this allocation would be made in the best interest of our stockholders. Additionally, the ability of our manager and its officers and employees to engage in other business activities may reduce the time our manager spends managing us.

        In the future, we may enter into additional transactions with CW or its affiliates with the approval of our independent directors. Such transactions with CW or its affiliates may not be as favorable to us as they would be if negotiated with independent third parties.

        In addition to the fees payable to our manager under the management agreement and the incentive allocation and distribution payable to the special unitholder, CW may benefit from other fees paid to it in respect of our investments. In particular, CW may act as special servicer of CMBS and other securitizations in which we expect to invest or sponsor. In addition, to the extent that in the future we organize CDOs and other securitization vehicles as a means of leveraging our investments, CW, including our manager, may act as collateral manager of these securitizations, with the right to select the assets to be included in the securitizations. In this capacity, CW will receive collateral management fees and may be entitled to earn incentive fees if securitizations managed by it exceed certain performance benchmarks. These fees could result in conflicts of interest. For example, CW's ability to receive collateral management fees from the securitizations in which we expect to invest or sponsor creates a potential conflict of interest for our manager where it both organizes and acts as collateral manager of such securitizations.

        Our management agreement with our manager provides that the base management fee payable to our manager will be reduced, but not below zero, by our proportionate share of the amount of any securitization collateral management fees and incentive fees paid to CW in connection with the securitizations in which we invest, based on the percentage of the debt and equity securities we hold in such securitizations. Special servicing and other fees paid to, or earned by, CW and its affiliates will not reduce the amount of fees we pay under the management agreement.

We will compete with current and future investment entities affiliated with our manager and CW.

        There will be conflicts of interest in allocating investment opportunities to us and other funds, investment vehicles and ventures managed by CW. For example, CW currently serves as the general partner for CWCapital Enhanced Yield Debt Fund II, a private fund formed to acquire a portfolio of debt and debt-related investments in a broad range of real estate assets and real estate operating companies located in the United States. This fund primarily invests in B-Notes and mezzanine loans. The fund's partnership agreement provides that during the fund's investment period the fund shall have a right of first offer with respect to (a) 10% of any fixed rate subordinated CMBS originated by CW, (b) 75% of all CDO equity (and any other CDO class that would meet the target returns of the fund) sourced by CW and (c) investments sourced by CW in B-Notes, mezzanine loans, floating rate subordinate CMBS and other high yielding subordinate real estate debt and debt-related investments that meet the fund's investment strategy (such as subordinate corporate real estate bonds, preferred equity investments, and subordinate sub-performing loans and non-performing loans). The investment period for this fund expires on the earlier of (a) the third anniversary of the date of the final closing by the fund (which final closing may occur on any date prior to August 17, 2008; provided, however, that CW is seeking to extend that date until December 31, 2008), and (b) the date on which the fund's capital commitments are fully committed or reserved for investment.

        CW and its affiliates currently manage other investment vehicles (such as CDOs) and ventures and may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with us. However, none of the existing funds, investment vehicles or ventures primarily focuses on classes of existing CMBS rated A+ to BBB-.

        However, we cannot assure you that CW affiliates will not establish or manage other investment entities in the future that compete with us for investments. Moreover, we cannot assure you that our manager will allocate the most attractive investment opportunities to us. We will be competing with CW, its investment funds and vehicles and any other investment entities that CW may form in the future for access to the benefits that our relationship with CW provides to us, including access to investment opportunities.

        CW will be subject to certain allocation policies, subject to change in its discretion, in allocating investments among us and other investment funds and vehicles, as well as other ventures managed by it. See "Our Manager and the Management Agreement—Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities."

Members of our management team have competing duties to other entities, which could result in decisions that are not in the best interests of our stockholders.

        Our executive officers and the employees of our manager will not spend all of their time managing our activities and our investment portfolio. Our executive officers and the employees of our manager will allocate some, or a material portion, of their time to other businesses and activities. For example, each of our executive officers also serves as an executive officer of one or more CW affiliates. None of these individuals is required to devote a specific amount of time to our affairs. Accordingly, we will compete with CW, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

The departure of any of the senior management of our manager or the loss of our access to CW's investment professionals and principals may adversely affect our ability to achieve our investment objectives.

        We depend on the diligence, skill and network of business contacts of the senior management of our manager. We also depend on our manager's access, through the shared facilities and services agreement, to the investment professionals and principals of CW and the information and origination opportunities generated by CW's investment professionals and principals during the normal course of their investment and portfolio management activities. The senior management of our manager evaluates, negotiates, structures, closes and monitors our investments and our financing activities. Our future success will depend on the continued service of the senior management team of our manager. The departure of any of the senior managers of our manager, or of a significant number of the investment professionals or principals of CW, could have a material adverse effect on our ability to achieve our investment objectives. In addition, we cannot assure you that our manager will remain our manager or that we will continue to have access to CW's investment professionals or principals or its information and asset origination opportunities.

If our manager ceases to be our manager, financial institutions providing any financing arrangements we may have may not provide future financing to us.

        Financial institutions that we seek to finance our investments may require that our manager continue to act in such capacity. If our manager ceases to be our manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, it is likely that we would be materially and adversely affected.

Our manager is newly formed and has no experience in managing a REIT.

        The REIT rules and regulations are highly technical and complex, and the failure to comply with these rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Our manager is newly formed with no experience in managing a portfolio of assets under these complex rules and regulations. Although our manager's officers and employees have been active in real estate operations and lending for many years, they have limited experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the Investment Company Act applicable to REITs. We cannot assure you that our manager will be as successful on our behalf as in CW's and our management team's previous endeavors, or at all. The inexperience of our manager described above may hinder its ability to achieve our investment objectives or result in loss of our qualification as a REIT.

Our manager's failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

        Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on our manager's personnel and their ability to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of our manager's ability to execute our financing strategy on favorable terms. Our ability to grow is also dependent upon our manager's business contacts and its ability to successfully hire, train, supervise and manage its personnel. We may not be able to achieve any growth at all or to manage any future growth effectively, which would materially and adversely affect us.

Our board of directors will approve very broad investment guidelines for our company and will not review or approve each investment decision made by our manager.

        Our manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review or approve all of our proposed investments or any type or category of investment, except that an investment in a security structured or issued by an entity managed by CW or its affiliates must be approved by at least one of our independent directors prior to such investment. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to it by our manager. Furthermore, our manager may use complex strategies, and transactions entered into by our manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments entered into by our manager may not fully reflect the best interests of our stockholders.

The special unit entitling the special unitholder, an entity affiliated with our manager, to an incentive allocation and distribution may induce our manager to make certain investments, including speculative investments.

        Following this offering, the special unitholder will hold the special unit in our operating partnership entitling it to an incentive allocation and distribution which may cause our manager, as an affiliate of the special unitholder, to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. Investments with higher yield potential are generally riskier or more speculative. In addition, our manager may have a conflict of interest in deciding upon whether to sell any investment at a gain, thereby recognizing additional incentive compensation for the special unitholder, or to hold such investment based on its long-term value. These factors could result in increased risk to the value of our invested portfolio.

The manner of determining the base management fee may not provide sufficient incentive to our manager to maximize risk-adjusted returns on our investment portfolio since it is based on our stockholders' equity and not on our performance.

        Our manager is entitled to receive a base management fee that is based on the amount of our stockholders' equity (as defined in the management agreement) at the end of each quarter, regardless of our performance. Accordingly, the possibility exists that significant base management fees could be payable to our manager for a given quarter despite the fact that we could experience a net loss during that quarter. Our manager's entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to our manager to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to pay dividends to our stockholders and the market price of our common stock.

The termination of our management agreement may be difficult and costly.

        Termination of the management agreement with our manager without cause is difficult and costly. The term "cause" is limited to those circumstances described under "Our Manager and The Management Agreement—Management Agreement." The management agreement provides that, in the absence of cause, it may only be terminated by us after the second anniversary of the closing of this offering, upon the vote of at least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon: (i) our manager's unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our manager are not fair, subject to our manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our manager will be provided 180 days prior notice of any such termination. Additionally, upon a termination by us without cause (or upon a termination by our manager due to our material breach), the management agreement provides that we will pay our manager a termination payment equal to            times the annual base management fee received by our manager during the 12-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. In addition, if the management agreement is terminated under circumstances under which we are obligated to make a termination payment to our manager, our operating partnership shall repurchase, concurrently with such termination, the special unit entitling the special unitholder, an entity affiliated with our manager, to an incentive allocation and distribution for an amount equal to            times the annual amount of the incentive allocation and distribution paid or payable in respect of such limited partner interest during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions increase the effective cost to us of electing not to renew, or defaulting in our obligations under, the management agreement, thereby adversely affecting our ability to end our relationship with our manager, even if we believe our manager's performance is not satisfactory.

        Our manager is only contractually committed to serve us until the second anniversary of the closing of this offering. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our manager's and CW's liability is limited under the management agreement, and we have agreed to indemnify our manager against certain liabilities.

        Pursuant to the management agreement, our manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our manager and its officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by our manager and any person providing sub-advisory services to our manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or partners or any subsidiary's stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except by reason of acts constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our manager and its affiliates, including CW, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence.

We may pay more fees to our manager if CW ceases to manage securitizations in which we invest or if the collateral management fees paid to CW are reduced.

        We expect that CW may receive fees in its capacity as collateral manager of the securitizations in which we expect to invest in the future to the extent that market conditions stabilize. Our management agreement with our manager provides that the base management fee otherwise payable by us to our manager for any fiscal year will be reduced, but not below zero, by our proportionate share of the amount of any securitization collateral management fees that are paid to CW for such year by the securitizations in which we invest, based on the percentage of the debt and equity securities we hold in those securitizations. If the securitization collateral management fees paid to CW are reduced, or if the collateral management agreement between CW and a securitization vehicle in which we invest is terminated, then the amount of collateral management fees that would be offset to our benefit would be reduced. If this were to occur, we may pay more fees to our manager, which could adversely affect our financial condition, liquidity and results of operations.

We do not own the CWCapital name, but may use the name pursuant to the terms of a license agreement with CW.

        We will enter into a license agreement with CW pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "CWCapital." Under this agreement, we will have a right to use the "CWCapital" name, as long as our manager or one of its affiliates remains our manager and our manager remains an affiliate of CW. CW will retain the right to continue using the "CWCapital" name. We will further be unable to preclude CW from licensing or transferring the ownership of the "CWCapital" name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of CW or others. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to pay or sustain dividends to our stockholders.

        We were organized in June 2008 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments.

        We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at favorable prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies, pension funds, financial institutions and individuals. We may also compete with CW and its affiliates for investment opportunities. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs, as well as private funds, have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments of the types and classes which we will seek to acquire may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. In addition, competition for desirable investments could delay the investment of our capital. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, liquidity and results of operations. Also, as a result of this competition, desirable investments may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(C) of the Investment Company Act defines as an investment company any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we organized our company as a holding company that conducts its businesses primarily through majority-owned subsidiaries, the securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the

Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. We must monitor our holdings to ensure that the value of our investment securities does not exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses and activities in which we may engage through these subsidiaries.

        A majority of our subsidiaries will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder with respect to the assets in which they can invest to avoid being regulated as an investment company. For instance, our subsidiaries that hold real estate assets will rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of a subsidiary's portfolio must be comprised of mortgages and other liens on and interests in real estate (collectively, "qualifying assets") and at least 80% of the subsidiary's portfolio must be comprised of qualifying assets and real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, unsecured debt and preferred securities issued by REITs and real estate companies or in assets not related to real estate. In addition, to the extent we own a majority of the outstanding voting securities issued by a securitization vehicle, such a subsidiary generally will rely on the exemption from the Investment Company Act provided for certain structured financing vehicles. This exemption limits the ability of these subsidiaries to sell their assets and reinvest the proceeds from asset sales.

        If the combined value of the investment securities issued by our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of our total assets on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters.

We may change our operational policies without stockholder consent, which may adversely affect the market value of our common stock and our ability to pay dividends to our stockholders.

        Our board of directors determines our operational policies and may amend or revise our policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, growth, operations, indebtedness, capitalization and dividends, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. We may change our investment guidelines and strategy at any time without the consent of our stockholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus. Operational policy changes or changes in our investment guidelines and strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, which could adversely affect the market value of our common stock and our ability to pay dividends to our stockholders.

We intend to use leverage to finance our investments, which may adversely affect the return on our investments and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

        We intend to leverage the acquisition of our assets through borrowings, generally through a number of sources, including credit facilities, seller-provided financing, repurchase agreements and other forms of borrowing. In addition, we may seek to finance investments through secondary market securitizations as market conditions permit.

        Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we will deploy for particular assets will depend upon our manager's assessment of the credit and other risks of those assets. The percentage of leverage will vary depending on our ability to enter into credit facilities and other forms of borrowing, available credit limits and financing rates, type and/or amount of collateral required to be pledged and our assessment of the appropriate amount of leverage for the particular assets we are funding. Our return on our assets and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions prevent us from leveraging our investments or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash flow available for distribution to our stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We intend to leverage certain of our assets through credit facilities and repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell assets at significantly depressed prices due to market conditions or otherwise. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

Failure to procure adequate capital and funding on favorable terms, or at all, could negatively impact our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to pay dividends to our stockholders.

        We depend upon the availability of adequate funding and capital for our operations. As a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains and losses, to our stockholders, and are therefore not able to retain significant amounts of our earnings for new investments. However, we intend to finance our assets over the long term through a number of sources, including credit facilities, seller-provided financing, repurchase agreements and other forms of borrowing. In addition, we may seek to finance investments through secondary market securitizations as market conditions permit. Our access to capital depends upon a number of factors over which we have little or no control, including:

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  general market conditions;

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  the market's perception of our growth potential;

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  our current and potential future earnings and cash dividends;

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  the market price of the shares of our capital stock; and

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  the market's view of the quality of our assets.

        While we do not intend to invest in sub-prime mortgage assets, the current situation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders causing such lenders to be unwilling or unable to provide us with financing. In general, this could potentially increase our financing costs and reduce our access to liquidity.

        Current market conditions have affected the cost and availability of financing; some sources of financing generally are unavailable and some are available but at a high cost. For example, in the repurchase agreement market, borrowers have been affected differently depending on the type of security they are financing. The A+ to BBB- rated classes of CMBS have been more difficult to finance compared to prior periods. The amount, term and margin requirements associated with these types of financings have been impacted.

        Currently, secured lines of credit to finance CMBS are generally not available from major banks, except in connection with seller-financed transactions. Many major banks who do offer secured lines of credit have required the purchase of their own collateral, reduced the size of the facility and have increased the costs and margin requirements.

        As a result, the execution of our investment strategy may be dictated by the cost and availability of financing from these different sources.

        We cannot assure you that these sources of financing will remain an efficient source of long-term financing for our assets. We currently do not have any commitments for credit facilities, repurchase agreements or other financing arrangements. If our current financing strategy is not viable, we will seek to implement alternative forms of financing for our assets which may not be available. Also, we cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to pay dividends to our stockholders. Moreover, our ability to grow will be dependent on our ability to procure additional funding. To the extent we are not able to raise additional funds through the issuance of additional equity or borrowings, our growth will be constrained.

Our inability in the future to access funding could have a material adverse effect on our results of operations, financial condition, liquidity and business.

        Our inability in the future to secure credit facilities, seller-provided financing, repurchase agreements and other financing on acceptable terms could have a material adverse effect on our results of operations, financial condition, liquidity and business. Currently, we have no credit facilities, repurchase agreements or other financing arrangements in place. We can provide no assurance that our lenders will be willing or able to provide us with sufficient financing on favorable terms or at all. In addition, because credit facilities and repurchase agreements are short-term commitments of capital, the lenders may respond to market conditions, which may favor an alternative investment strategy for them, making it more difficult for us to secure continued financing. During certain periods of the credit cycle, lenders may curtail their willingness to provide financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and dispose of assets.

        It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our investments. If one or more major market participants exits the business, it could adversely affect the marketability of all fixed-income securities, and this could negatively impact the value of our investments, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our investments at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of investments they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Financing of equity-based lending, for example, may become more difficult in the future. Moreover, the amount of financing we will receive under our credit facilities and repurchase agreements will be directly related to the lenders' valuation of the assets that secure the outstanding borrowings. Typically credit facilities and repurchase agreements grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to pay dividends to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be forced to sell assets at the same time as others facing similar pressures to sell similar assets, which could greatly exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

        The current dislocation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce our access to liquidity. If one or more major market participants fails, it could negatively impact the marketability of all fixed income securities, including our target assets, and this could negatively impact the value of the assets we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

We expect that certain of our financing facilities will contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

        We expect that certain of our financing facilities will contain restrictions, covenants, and representations and warranties that, among other things, will require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

        The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

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  incur or guarantee additional debt;

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  make certain investments or acquisitions;

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  pay dividends on or repurchase or redeem capital stock;

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  engage in mergers or consolidations;

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  finance mortgage and other real estate-related loans with certain attributes;

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  satisfy our liquidity needs;

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  grant liens or incur operating losses for more than a specified period;

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  enter into transactions with affiliates; and

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  hold mortgage and other real estate-related loans for longer than established time periods.

        These restrictions may interfere with our ability to obtain financing, including the financing needed to pay distributions necessary to qualify as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also materially and adversely affect our business, financial condition, results of operations, and our ability to pay dividends. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail our investment returns.

The credit facilities, seller-provided financing, repurchase agreements and other facilities that we will use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

        We intend to use credit facilities, seller-provided financing, repurchase agreements, warehouse facilities, securitizations and other forms of borrowing to finance our investments. If the market value of the loans or securities pledged or sold by us to a financing institution decline in value, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could materially and adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

        Further, financial institutions providing the credit facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could materially and adversely affect our business. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

        When we engage in repurchase transactions, we generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is referred to as the haircut), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. Our repurchase agreements may contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

An increase in our borrowing costs relative to the interest we receive on our assets could result in operating losses, and thus materially and adversely affect our cash available for distribution to our stockholders.

        As our credit facilities, repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets that are subject to prepayment risk, including our mortgage-backed securities, which could result in operating losses and thus materially and adversely affect our cash available for distribution to our stockholders.

If we issue senior securities we will be exposed to additional risks.

        If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Our future warehouse facilities may limit our ability to make investments, and we may incur losses if the collateral is liquidated.

        If and when real estate credit market conditions recover, we anticipate using warehouse facilities in connection with the structuring of a securitization transaction. In order to borrow funds to make investments under our future warehouse facilities, we expect that our lenders will have the right to review the potential investment for which we are seeking financing. We may be unable to obtain the consent of a lender to make investments that we believe will be beneficial to us and we may be unable to obtain alternate financing for that investment. These consent rights may limit our ability to execute our business strategy. In addition, no assurance can be given that a securitization will be consummated with respect to the investments being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale.

Our securitizations will expose us to additional risks.

        In addition to issuing senior securities as described above, we may in the future, and to the extent consistent with the REIT requirements, seek to securitize certain of our portfolio investments to generate cash for funding new investments. This would involve conveying a pool of assets to a special purpose vehicle (or the issuing entity) which would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds on the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to access the securitization market, or be able to do so at favorable rates. The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

The use of securitization financings with over-collateralization requirements may have a negative impact on our cash flow.

        We expect that the terms of securitizations we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as "over-collateralization." We anticipate that the securitization terms will provide that, if certain delinquencies or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future securitization financings, we cannot assure you of the actual terms of the securitization delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Given recent volatility in the securitization market, rating agencies may depart from historic practices for securitization financings, making them more costly for us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, over-collateralization or other credit enhancement expense associated with our securitization financings will increase.

We may be required to repurchase investments that we have sold or to indemnify holders of our securitization debt, which could materially and adversely affect our results of operations, financial condition and liquidity.

        If any of the investments we sell or securitize do not comply with representations and warranties that we make about certain characteristics of the investments, the borrowers and the underlying properties, we may be required to repurchase those investments (including from a trust vehicle used to facilitate a structured financing of the assets through a securitization financing) or replace them with substitute investments. In addition, in the case of investments that we have sold instead of retained, we may be required to indemnify purchasers for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased investments will typically require a significant allocation of our working capital, and our ability to borrow against such investments will be limited. Any significant repurchases or indemnification payments could materially and adversely affect our results of operations, financial condition and liquidity.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability;

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  the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS) is limited;

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  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

        Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our use of total return swaps may subject us to certain additional risks. Furthermore, we may not be able to renew the total return swaps that we enter into, which could adversely impact our investment and financing strategies.

        Subject to maintaining our REIT qualification, we may use total return swaps as a means of making economically leveraged investments in CMBS and other of our target assets. Total return swap transactions involve risks that are similar to those of interest rate hedging transactions and also involve additional risks. The total rate of return of the target assets on which the swap is based may exhibit substantial volatility and may be positive or negative in any given period. In the event that the total rate of return is negative and we are receiving the total rate of return of the target assets in our part of the swap agreement, we would be required to make a payment to the counter-party in addition to that required on the other, generally floating rate, part of the swap agreement. Also, unusual market conditions affecting the target assets on which the swap is based may prevent the total rate of return from being calculated, in which case other provisions in the swap agreement may be invoked which could cause us to lose some of the anticipated benefit from the swap or otherwise reduce our return.

        In addition, total return swaps will not be qualifying real estate assets or income for purposes of the REIT asset and income tests. See "U.S. Federal Income Tax Considerations." We may enter into total return swaps through a TRS, which would limit our ability to enter into such transactions and could cause the income from such swaps to be subject to corporate income tax. Moreover, the terms of the swap agreements will not contractually obligate the swap counter-party to own the target assets that are referenced in the swap or, in the event such counter-party does own such reference assets, to sell such assets to us or a securitization vehicle and the counter-party could sell the assets in the secondary market or retain them.

        Furthermore, we may wish to renew many of the total return swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

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  increases in the provider's cost of funding;

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  insufficient volume of business with a particular provider;

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  desire by our company to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

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  the inability of our company and a provider to agree on terms.

Declines in the market values of our investments may adversely affect our credit availability and may reduce our book value and earnings and, in turn, cash available for distribution to our stockholders.

        A substantial portion of our assets may be classified for accounting purposes as "available-for-sale." Changes in the market values of those assets will be directly charged or credited to stockholders' equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale investment is other than temporary, such decline will reduce earnings.

        A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

The lack of liquidity in our investments may materially and adversely affect our business, results of operations, liquidity and financial condition.

        We may invest in securities or other instruments that are not publicly traded. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could materially and adversely affect our results of operations, financial condition, liquidity and business.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

        Our business is highly dependent on communications and information systems of our manager. Any failure or interruption of our manager's systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002.

        After we become a public company, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management's assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited consolidated financial statements as of December 31 subsequent to the year in which our registration statement becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. While we intend to prepare for compliance with the Sarbanes-Oxley Act, we cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our consolidated financial statements that could require us to restate our consolidated financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our consolidated financial statements.

        Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely adversely affect our stock price significantly.

Terrorist attacks and other acts of violence or war may materially and adversely affect the real estate industry generally and our business, financial condition, liquidity and results of operations.

        The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

        We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common stock to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us, which could materially and adversely affect our business, financial condition, liquidity and results of operations. We cannot predict the severity of the effect that potential future terrorist attacks would have on us.

        Losses resulting from these types of events may not be fully insurable. In addition, the events of September 11th created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market's overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Related to Our Investments

We may not realize gains or income from our investments.

        We seek to generate both current income and capital appreciation for our stockholders. However, the assets we invest in may not appreciate in value and, in fact, may decline in value, and the debt securities and loans we invest in may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We have not yet identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

        We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

        Until appropriate investments can be identified, our manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. Initially, we expect to focus our investment activities on purchasing classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-. In the future, to the extent that market conditions stabilize, we intend to expand our investment focus to investments across our targeted asset classes. Our manager intends to conduct the appropriate amount of due diligence with respect to each investment and suitable investment opportunities may not be immediately available. We cannot assure you that we will be able to identify assets that meet our investment objective, that our manager's due diligence processes will uncover all relevant facts regarding such investments, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering and the concurrent private placement will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our business, financial condition, liquidity and results of operations.

We may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.

        We will have significant flexibility in investing the net proceeds of this offering and the concurrent private placement. You will be unable to evaluate the manner in which the net proceeds of these offerings will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity and results of operations.

Our investments may be concentrated and will be subject to risk of default.

        While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security or asset, downturns relating generally to such region or type of security or asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly reduce our ability to pay dividends to our stockholders.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

        We expect to invest in real estate-related assets primarily by purchasing mortgage-backed securities, mortgage loans, other real estate-related securities and loans and other real estate-related financial assets. In a normal yield curve environment, an investment in these types of assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

        A significant risk associated with these investments is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the investments were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the financing arrangements we may enter into to finance the purchase of these investments.

        Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk and widening of credit spreads.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our assets may not change, which could result in operating losses.

        Our operating results will depend in large part on the differences between the income from our assets, net of credit losses and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to pay dividends to our stockholders.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

        We expect that the value of some of our investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 157, "Fair Value Measurements," or SFAS 157. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these assets existed. Our determinations of fair value may have a material impact on our earnings, in the case of impaired loans and other assets, trading securities and available-for-sale securities that are subject to other-than-temporary impairments, or our accumulated other comprehensive income/(loss) in our stockholders' equity, in the case of available-for-sale securities that are subject only to temporary impairments. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future.

        In many cases, our determination of the fair value of our investments will be based on valuations provided by third-party dealers and pricing services. Valuations of certain assets in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our investments will have the effect of increasing the amount of the base management fee and incentive allocation and distribution we pay to our manager and the special unitholder. Therefore, conflicts of interest exist to the extent that our manager is involved in the determination of the fair value of our investments. Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

        We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our manager's ability to invest in, sell and securitize loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay dividends to our stockholders.

Prepayment rates may adversely affect the value of our investment portfolio.

        The value of our assets may be affected by prepayment rates on mortgage and other real estate-related loans. If we acquire mortgage-related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans are influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage and other real estate-related loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require prepayment fees if the security or loan is prepaid.

The commercial mortgage and other commercial real-estate related loans we will invest in and the commercial mortgage loans underlying the commercial mortgage-backed securities we will invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

        Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        In the event of any default under a mortgage or other real-estate related loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or other loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage or other real-estate related loan borrower, the loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

        Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

We may invest in the equity securities of CDOs and such investments involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay all debt service obligations on its indebtedness and its expenses.

        We may invest in equity securities of CDOs, including CDOs structured by our manager. A CDO is a special purpose vehicle that purchases collateral (such as real estate-related securities and loans) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of its debt service obligations on its indebtedness and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDO equity could decrease substantially or be eliminated. In addition, the equity of a CDO is generally illiquid, which is especially the case under current market conditions, and, because it represents a leveraged investment in a CDO's assets, the value of the CDO equity will generally have greater fluctuations than will the values of the underlying collateral.

Investments in mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

        Investments in mezzanine loans take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests in the entity that directly or indirectly owns the property. These types of investments involve a higher degree of risk than a senior mortgage loan because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the property owning entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

The B-Notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

        A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note owners after payment to the A-Note owners. B-Notes reflect similar credit risks to comparably rated CMBS. However, since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties. B-Notes also are less liquid than CMBS, thus we may be unable to dispose of underperforming or non-performing investments. The higher risks associated with our subordinate position in our B-Note investments could subject us to increased risk of losses.

Agency-backed securities involve risk of default and delays in payments and risk of legislative changes in the relationship between the agencies and the U.S. federal government.

        We may invest in agency-backed securities, which are mortgage-related securities issued by the Government National Mortgage Association, or Ginnie Mae, the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac. Payment of principal of, and interest on, underlying securities issued by Ginnie Mae are guaranteed by the U.S. government. Fannie Mae and Freddie Mac mortgage-related securities are guaranteed as to payment of principal and interest by the respective agency issuing the security. It is possible that guarantees of Fannie Mae or Freddie Mac would not be honored in the event of default on the underlying securities. Legislation may be proposed to change the relationship between certain agencies, such as Fannie Mae or Freddie Mac, and the U.S. federal government. This may have the effect of reducing the actual or perceived credit quality of securities issued by these agencies. As a result, such legislation could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac mortgage-related securities. We may continue to invest in such securities, even if the relationship of either such agency with the U.S. federal government changes. Payment defaults and delays under such securities would result in losses to us.

Transitional loans involve a greater risk of loss than traditional mortgage loans.

        We may invest in transitional loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate. The borrower has usually identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we may not recover some or all of our investment.

        In addition, owners usually borrow funds under a conventional mortgage loan to repay a transitional loan. We may therefore be dependent on a borrower's ability to obtain permanent financing to repay our transitional loan, which could depend on market conditions and other factors. Transitional loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the transitional loan. To the extent we suffer such losses with respect to our investments in transitional loans, the value of our company and the price of our common stock may be adversely affected.

Loans to owners of net leased properties may generate losses.

        We may invest in loans to owners of net leased real estate assets. A net lease requires the tenant to pay, in addition to the fixed rent, some or all of the property expenses that normally would be paid by the property owner. The value of our investments and the income from our investments in loans to owners of net leased properties, if any, will depend upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, the borrower would have difficulty making its required loan payments to us. In addition, under many net leases the owner of the property retains certain obligations with respect to the property, including among other things, the responsibility for maintenance and repair of the property, to provide adequate parking, maintenance of common areas and compliance with other affirmative covenants in the lease. If the borrower were to fail to meet these obligations, the applicable tenant could abate rent or terminate the applicable lease, which may result in a loss of capital invested in, and anticipated profits from, the property to the borrower and the borrower would have difficulty making its required loan payments to us. In addition, the borrower may find it difficult to lease property to new tenants that may have been suited to the particular needs of a former tenant.

Preferred equity investments involve a greater risk of loss than traditional debt financing.

        Preferred equity investment are subordinate to debt financing and are not secured. Should the issuer default on our investment, we would only be able to proceed against the entity that issued the preferred equity in accordance with the terms of the preferred security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after any lenders to the entity are paid. As a result, we may not recover some or all of our investment, which could result in losses.

Our investments in subordinated loans and subordinated CMBS are generally subject to losses.

        We intend to acquire subordinated loans and invest in subordinated CMBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of our loans may be subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers.

        In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the "first loss" subordinated security holder (generally, the "B-Piece" buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

        An economic downturn could increase the risk of loss on our investments in subordinated mortgage-backed securities. The prices of lower credit-quality securities, such as the subordinated mortgage-backed securities in which we plan to invest, are generally less sensitive to interest rate changes than more highly rated investments, but are more sensitive to actual or perceived adverse economic downturns or individual property developments. An economic downturn or a projection of an economic downturn could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments or to refinance may be impaired. In such event, existing credit support to a securitized structure may be insufficient to protect us against loss of our principal on these securities.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest.

        With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinate class of CMBS in such series. Since we, at least initially, expect there will be limited opportunities for appropriate investments in non-investment grade CMBS and will therefore focus on acquiring classes of existing series of CMBS rated from A+ to BBB-, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests. However, the special servicer is not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

        Some of our investments may be rated by Moody's, Fitch or S&P. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

        Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our income statement, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could materially and adversely impact our business, financial condition, liquidity and results of operations.

Our real estate investments are subject to risks particular to real property.

        We will own assets secured by real estate and may own real estate directly in the future, either through direct investments or upon a default of mortgage or other real estate-related loans. Real estate investments are subject to various risks, including:

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  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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  the potential for uninsured or under-insured property losses.

        If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to pay dividends to stockholders.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may in turn decrease the value of the underlying properties.

        In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage or other real estate finance assets held by us. In addition, although our leases, if any, may require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant's activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot assure you that any tenants we might have would satisfy their indemnification obligations under the applicable lease.

Our due diligence may not reveal all of a borrower's liabilities and may not reveal other weaknesses in its business.

        Before investing in a particular series of CMBS or a particular whole loan, mezzanine loan or B-Note, we will assess the strength and skills of the related borrower's or borrowers' management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized borrowers because there may be little or no information publicly available about the borrowers. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

Our dependence on the management of other entities could materially and adversely affect us.

        We do not expect to control the management, investment decisions or operations of the entities related to certain of our investments. Management of those entities may decide to change the nature or strategy of their business, or management may otherwise change in a manner that is not satisfactory to us. We have no ability to affect these management decisions and may have only limited ability to dispose of our related investments, which could materially and adversely affect us.

Insurance on commercial real estate may not cover all losses.

        There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the owner's economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

        Our shares of common stock are newly issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the New York Stock Exchange, or NYSE, but there can be no assurance that an active trading market for our common stock will develop or, if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

        Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering. The market price for our shares may fall below the initial public offering price (which offering price will be determined by negotiations between the underwriters and us) and may not reflect our actual financial performance. Some of the factors that could negatively affect our share price include:

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  actual or anticipated variations in our quarterly operating results or our financial condition, cash flows or liquidity;

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  actual or anticipated changes in our business strategy or prospects;

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  actual or perceived conflicts of interest with CW, including our manager;

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  equity issuances by us, or stock resales by our stockholders, or the perception that such issuances or resales may occur;

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  actual or anticipated accounting problems;

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  publication of research reports about us or the real estate industry;

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  our failure to meet, or the lowering of, our earnings' estimates or those of any securities analysts;

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  increases in market interest rates, which may lead purchasers of our shares to demand a higher yield (if we have begun to pay dividends to our stockholders) and result in increased interest expenses on our debt;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  our failure to maintain our REIT qualification or exemption from the Investment Company Act;

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  replacement of our manager or additions to or departures of our manager's key personnel;

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  actions by stockholders;

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  speculation in the press or investment community;

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  price and volume fluctuations in the stock market generally; and

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  general market and economic conditions, including the current state of the credit and capital markets.

        No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of our common stock will be able to sell their shares when desired on favorable terms, or at all.

Future issuances and sales of our shares may depress the market price of our common stock or have adverse consequences for stockholders. You should not rely upon lock-up agreements in connection with this offering to limit the amount of shares sold into the market.

        Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances or sales of our shares, or the availability of shares for future issuances or sales, on the market price of the common stock. Issuances or sales of substantial amounts of our shares, or the perception that such issuances or sales could occur, may adversely affect prevailing market prices for our common stock.

        Upon the completion of this offering, we will have                        shares of our common stock outstanding (subject to the assumptions set forth in "Summary—The Offering") and members of our management and CW, through their investment in the concurrent private placement, will hold a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares sold pursuant to the underwriters' exercise of their over-allotment option, of which approximately      % will be shares of our common stock and      % will be OP units. The OP units are generally exchangeable, on a one-for-one basis, by the unitholders for cash equal to the market value of an equivalent number of shares of our common stock or, at our option, shares of our common stock. Our 2008 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of      % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our management and CW concurrently with this offering and shares to be sold pursuant to the underwriters' exercise of their over-allotment option) at the time of the award, subject to a ceiling of                        shares available for issuance under the plan. Each independent director will receive                        shares of our restricted common stock and/or LTIP units upon completion of this offering. In addition, our manager's personnel will receive an aggregate of                   shares of our restricted common stock and/or LTIP units under our 2008 equity incentive plan. These shares of restricted common stock and LTIP units shall vest in equal one-third installments on each of the first, second and third anniversaries of the date of this prospectus.

        We, CWFS, on behalf of itself and its subsidiaries, and our executive officers and directors have agreed with the underwriters to a 180 day lock-up period (subject to extensions), meaning that, until the end of the 180 day lock-up period, we and they will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior written consent of Banc of America Securities LLC and Friedman Billings Ramsey, the representatives of the underwriters. The representatives of the underwriters may, in their sole discretion, at any time from time to time, waive in writing the terms and conditions of the lock-up agreements to which they are a party. Assuming no exercise of the underwriters' over-allotment option to purchase additional shares, approximately      % of our shares of common stock are subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under "Shares Eligible for Future Sale." The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse.

        After the closing of this offering, we may issue additional restricted common stock and other equity based awards under our 2008 equity incentive plan. Furthermore, subject to certain limitations, 25% of the special unitholder's incentive distribution, if payable, will be paid in the form of shares of our common stock or LTIP units. We also may issue from time to time additional shares of common stock and securities convertible into, or exchangeable or exercisable for, common stock in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares or securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share or security issues, which may dilute the existing stockholders' interests in us.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

        We intend to pay quarterly dividends and to pay dividends to our stockholders in an amount such that we distribute at least 90% of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described in this prospectus. All dividends will be paid at the discretion of our board of directors and will depend on various factors, including our actual and projected results of operations, financial condition, liquidity and business, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or the MGCL, and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely impair our ability to pay dividends to our stockholders:

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  the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

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  our ability to make profitable investments;

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  margin calls or other expenses that reduce our cash flow;

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  defaults in our asset portfolio or decreases in the value of our portfolio; and

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  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash dividends or year-to-year increases in cash dividends in the future. In addition, some of our dividends may include a return of capital.

Investing in our shares may involve a high degree of risk.

        The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell our common stock is our dividend rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our assets and not from market value of the assets themselves, then interest rate fluctuations and capital markets will likely affect the market price of our common stock. For instance, if market interest rates rise without an increase in our dividend rate, the market price of our common stock could decrease as potential investors may require a higher dividend yield on our common stock or seek other securities paying higher dividends or interest rates.

If you purchase shares in this offering, you will experience immediate dilution in the book value per share equal to $            per share.

        We expect the offering price of the shares of common stock to be higher than the book value per share of our outstanding shares of common stock upon completion of this offering. If you purchase shares of common stock in this offering, you will incur immediate dilution of approximately $        in the book value per share, based on the mid-point of the price range set forth on the cover page of this prospectus for the shares to be sold in this offering, from the price you pay for our common stock in this offering. See "Dilution."

Tax Risks

Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

        We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex. The complexity of these provisions and of the applicable U.S. Treasury Department regulations that have been promulgated under the Internal Revenue Code, or Treasury Regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

        If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

        Even if we qualify as a REIT for U.S. federal income tax purposes, we may be required to pay some U.S. federal, state and local taxes on our income or property and, in certain cases, a 100% penalty tax in the event we sell property, including mortgage loans, held as inventory or held primarily for sale to customers in the ordinary course of business, or if a TRS of ours enters into agreements with us on a basis that is determined to be other than arm's-length. In addition, any domestic TRS we own will be required to pay regular U.S. federal, state and local income taxes on its taxable income, including income from the sale of any loans that it holds in portfolio, as well as any other applicable taxes.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of securities in which we invest, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate level tax.

        When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute real estate assets and produce income which qualifies under the 75% or 95% gross income tests, in each case, for purposes of the REIT provisions of the Internal Revenue Code. In addition, when purchasing an interest in a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. federal income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Certain financing activities may subject us to U.S. federal income tax and increase the tax liability of our stockholders.

        We may enter into transactions that could result in us, our operating partnership or a portion of our assets being treated as a "taxable mortgage pool" for U.S. federal income tax purposes. Specifically, we may securitize mortgage-backed securities that we acquire and such securitizations would likely result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions through a qualified REIT subsidiary of a subsidiary REIT formed by our operating partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes. We will be taxed at the highest U.S. federal corporate income tax rate on any "excess inclusion income" arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by "disqualified organizations" is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the U.S. federal corporate income tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the disqualified organizations. We expect that disqualified organizations will own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. A regulated investment company, or RIC, or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

        In addition, if we realize excess inclusion income and allocate it to our stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if a subsidiary REIT of our operating partnership through which we held taxable mortgage pool securitizations, were to fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return and that could prevent us from meeting the REIT asset tests.

The failure of a loan subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

        We intend to enter into repurchase agreements under which we will nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

        In addition, we will likely acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan's treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in real estate-related synthetic and derivative assets will not qualify as "real estate assets" or generate "real estate income" for purposes of the REIT 75% asset and income qualification requirements.

        To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and income REIT qualification requirements, as described in "U.S. Federal Income Tax Considerations—

Asset Tests" and "—Gross Income Tests." Because of these REIT qualification requirements, our ability to invest in synthetic or derivative assets will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such synthetic or derivative assets would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to pay dividends to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 25% (20% for our taxable year ending December 31, 2008) of the value of our total assets can be comprised of securities held by us in TRSs, and that 75% of our income must come from certain specified real estate sources.

We may lose our REIT qualification or be subject to a penalty tax if we earn, and the IRS successfully challenges our characterization of income, from foreign TRSs or other non-U.S. corporations.

        We may make investments in non-U.S. corporations some of which may, together with us, make a TRS election. We likely will be required to include in our income, even without the receipt of actual distributions, earnings from any such foreign TRSs or other non-U.S. corporations in which we hold an equity interest. The REIT provisions of the Internal Revenue Code provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the REIT 95% gross income test. Income inclusions from a foreign TRS or other non-U.S. corporation in which we hold an equity interest will be technically neither dividends nor any of the other enumerated categories of income specified in the REIT 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the REIT 95% gross income test. Nevertheless, because this income does not meet the literal requirements to the REIT provisions, it is possible that the IRS could successfully assert that such income is not qualifying income. In the event that such income, together with any other nonqualifying income for purposes of the REIT 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the REIT 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See "U.S. Federal Income Tax Considerations." In addition, if such income was determined not to qualify for the REIT 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in our foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other non-U.S. corporations does not exceed 5% of our gross income.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. See "U.S. Federal Income Tax Considerations—Taxation of REITs in General." In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders, and accordingly we may be required to incur debt or sell assets to make such distributions.

        In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

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  85% of our ordinary income for that year;

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  95% of our capital gain net income for that year; and

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  100% of our undistributed taxable income from prior years.

        We intend to distribute our net income to our stockholders in a manner intended to satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax. There is no requirement that our domestic TRSs distribute their after-tax net income to us and such domestic TRSs that we form may, to the extent consistent with maintaining our qualification as a REIT, determine not to make any current distributions to us.

        Our taxable income may substantially exceed our net income as determined by GAAP because, for example, expected capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we will likely invest in assets, including debt instruments requiring us to accrue original issue discount, or OID, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as "phantom income." Although some types of phantom income are excluded to the extent they exceed 5% of our net income for purposes of the REIT 90% distribution requirement, we may incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or certify such assets. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate assets at rates or times that we regard as unfavorable or make a taxable distribution of our shares in order to satisfy the REIT 90% distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax. Moreover, if we were required to make a taxable distribution of our shares to comply with the REIT distribution requirements for any taxable year and the value of our shares was not sufficient at such time to make a distribution to our stockholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

If we were to make a taxable distribution of our shares, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

        If we were to make a taxable distribution of our shares, stockholders would be required to include the amount of such distribution into income and would not receive any cash to satisfy and tax imposed on such distribution. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. Moreover, in the case of a taxable distribution of our shares with respect to which any withholding tax is imposed on a stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs is limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% for our taxable year ending December 31, 2008) of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        Domestic TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us, unless necessary to maintain our REIT qualification. We anticipate that the aggregate value of the securities of our TRSs will be less than 25% (20% for our taxable year ending December 31, 2008) of the value of our total assets. Furthermore, we intend to monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with the TRS ownership limitations (which are applied at the end of each calendar quarter).

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

        The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

Liquidation of assets may jeopardize our REIT qualification.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate and currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges interest rate risk on liabilities used to carry or acquire real estate or hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See "U.S. Federal Income Tax Considerations—Gross Income Tests—Hedging Transactions." As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

The share ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

        In order for us to qualify as a REIT for each taxable year after 2008, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year, and at least 100 persons must beneficially own our stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. Also, rent from "related party tenants" is not qualifying income for purposes of the gross income tests of the Internal Revenue Code. To help insure that we meet the tests, our charter restricts the acquisition and ownership of shares of our stock. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8%, by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board may grant such an exemption to such limitations in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of shares of our common stock.

        At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various U.S. federal income tax risks.

        Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in "U.S. Federal Income Tax Considerations," we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

        Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting stock; and (2) two thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person) and (2) between us and CW or its affiliates.

        The "control share" provisions of the MGCL provide that "control shares" of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of "control shares") have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

        The "unsolicited takeover" provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See "Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations" and "Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws—Control Share Acquisitions."

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

        Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

        Our charter provides that, subject to the rights of any series of preferred shares, a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies generally may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in our control that is in the best interests of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interest.

        Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former directors and officers will not have any liability to us and our stockholders for money damages other than liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        Our charter authorizes us to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.

We are the sole general partner of our operating partnership and could become liable for the debts and other obligations of our operating partnership beyond the amount of our initial expenditure.

        We are the sole general partner of our operating partnership, CWCapital Realty Trust Operating Partnership LP, and upon the consummation of this offering will own      % of the OP units in our operating partnership. As the sole general partner, we are liable for our operating partnership's debts and other obligations. Therefore, if our operating partnership is unable to pay its debts and other obligations, we will be liable for such debts and other obligations beyond the amount of our expenditure for ownership interests in our operating partnership. These obligations could include unforeseen contingent liabilities and could materially and adversely affect our financial condition, liquidity, results of operations and business and our ability to pay dividends to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the operating performance of our investments and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of our results of operations, financial condition and liquidity or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, liquidity, results of operations, ability to pay dividends to our stockholders and prospects include, but are not limited to:

  •
  changes in economic conditions generally, changes in our industry and changes in the commercial finance and the real estate markets specifically;

  •
  legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company under the Investment Company Act);

  •
  availability of debt and equity capital to us on favorable terms, or at all;

  •
  availability of suitable investment opportunities that satisfy our investment objectives and strategies;

  •
  expectations regarding the timing of generating revenues;

  •
  the degree and nature of our competition;

  •
  our dependence on our manager and inability to find a suitable replacement in a timely manner, or at all, if we or our manager were to terminate the management agreement;

  •
  changes in the relationships among, or the business or investment objectives and strategies of, and conflicts of interest among, our company and CW, including our manager;

  •
  limitations imposed on our business by our exemptions under the Investment Company Act;

  •
  changes in interest rates and interest rate spreads;

  •
  the performance, financial condition and liquidity of borrowers;

  •
  inflation;

  •
  changes in GAAP;

  •
  changes in personnel and lack of availability of qualified personnel;

  •
  market trends;

  •
  policies and rules applicable to REITs; and

  •
  other factors discussed under the heading "Risk Factors."

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The matters summarized under "Risk Factors" and other factors noted in this prospectus could cause our actual results and performance to differ significantly from those contained in any forward-looking statement.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of investment activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results and performance.

USE OF PROCEEDS

        We estimate that our net proceeds from the initial public offering of our shares of common stock, after deducting underwriting discounts and commissions and our estimated offering and organizational expenses, will be approximately $             million (based on the midpoint of the public offering price range set forth on the cover of this prospectus). We estimate that our net proceeds will be approximately $             million if the underwriters exercise their over-allotment option in full. A $1.00 increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) net proceeds to us from this offering by approximately $             million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering and organizational expenses payable by us.

        Concurrent with this offering, we also expect to sell to members of our management and CW in the private placement at a price per share equal to the initial public offering price a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, of which approximately      % will be shares of our common stock and      % will be OP units. No underwriting discounts or commissions are payable in connection with the sale of shares to members of our management or CW.

        We intend to invest the net proceeds of this offering and the concurrent private placement in subsidiaries of our operating partnership, which in turn will invest such net proceeds primarily in our target assets. Initially, we expect to focus our investment activities on purchasing classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-. Until investments meeting our investment objectives and strategies can be identified, our manager intends to invest the net proceeds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT.

DIVIDEND POLICY

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to pay cash dividends or we may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. We will generally not be required to pay dividends with respect to activities conducted through any domestic TRS. For more information, see "U.S. Federal Income Tax Considerations—Taxation of Our Company—General."

        To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to pay regular quarterly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our board of directors and will depend upon various factors, including our actual and projected results of operations, financial condition, liquidity and business, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the MGCL and such other factors as our board of directors deems relevant. Our results of operations, financial condition, cash flows and liquidity will, in turn, be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our results of operations, financial condition, cash flows, liquidity, business and prospects, see "Risk Factors."

        We anticipate that our dividends generally will be taxable as ordinary income to our stockholders, although a portion of the dividends may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth dividends paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see "U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders."

        We expect to pay our initial dividend with respect to the      quarter of 2008. The amount, record date and payment date of the dividend, if applicable, will be determined by our board of directors.

CAPITALIZATION

        The following table sets forth:

  •
  our capitalization on an actual basis as of                     , 2008; and

  •
  our capitalization on an as adjusted basis to reflect the effects of this offering at an assumed initial public offering price of $            per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering and organizational expenses payable by us, and the concurrent private placement to members of our management and CW of a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, at the same assumed offering price but without payment of any of the underwriting discounts or commissions described in footnote (1) below.

        You should read this table in conjunction with "Use of Proceeds" included elsewhere in this prospectus.

As of , 2008
	Actual		As Adjusted(1)(2)
(dollars in thousands)
Minority interest in our operating partnership		—	$
Stockholders' equity:
Preferred stock, $0.01 par value per share; -0- shares authorized actual and shares authorized as adjusted; no shares issued and outstanding actual and as adjusted		—		—
Common stock, $0.01 par value per share; 1,000 shares authorized actual and shares authorized as adjusted; 1,000 shares issued and outstanding actual and shares issued and outstanding as adjusted(3)	$
Additional paid-in-capital

Total stockholders' equity	$		$

Total capitalization(4)	$		$

(1)
Assumes                        shares will be sold in this offering and                        shares and                        OP units will be sold in the concurrent private placement at an offering price of $                        per share/unit (representing the midpoint of the price range set forth on the cover page of this prospectus) for net proceeds of approximately $                         after deducting the underwriting discounts and commissions and estimated organization and offering expenses of approximately $             million. The                        shares and                         OP units to be sold to members of our management and CW in the concurrent private placement will be sold at the offering price without payment of any underwriting discounts or commissions. See "Use of Proceeds." Assumes                        shares of restricted common stock will be granted initially to our executive officers, our independent director nominees and personnel of our manager under our 2008 equity incentive plan.

(2)
Does not include the underwriters' over-allotment option to purchase up to                        additional shares.

(3)
Does not include                        shares of common stock issuable upon an exchange of OP units to be outstanding upon completion of this offering and the concurrent private placement (excluding OP units held by us) and            shares of common stock issuable upon an exchange of OP units issuable upon conversion of outstanding LTIP units to be outstanding upon completion of this offering. In addition, an additional                        shares of common stock have been reserved for issuance under our 2008 equity incentive plan.

(4)
A $1.00 increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) each of additional paid-in capital, total stockholders' equity and total capitalization by $                         million.

DILUTION

        If you invest in our common stock, your interest will be diluted to the extent of the difference between the price you pay per share for our common stock in this offering and our as adjusted net tangible book value per share as of the completion of this offering. Our as adjusted net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding.

        Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share as adjusted for:

  •
  the sale of 1,000 shares of common stock to CWCapital Investments LLC, the direct parent company of our manager, as our initial capitalization at a price of $1.00 per share;

  •
  the sale of                        shares of common stock by us in this offering and                        shares of common stock and                        OP units in the concurrent private placement at an assumed offering price of $                        per share/unit (representing the midpoint of the price range set forth on the cover page of this prospectus) and our receipt of the net proceeds of those sales after deducting the underwriting discounts and commissions for the sale of shares of our common stock in this offering and estimated organization and offering expenses payable by us;

  •
  the issuance of                        shares of restricted common stock granted pursuant to our 2008 equity incentive plan; and

  •
  the sale of                        shares and                        OP units to members of our management and CW in the concurrent private placement will be sold at the offering price without payment of any underwriting discounts or commissions. See "Use of Proceeds."

        Based on the foregoing, our as adjusted net tangible book value as of the completion of the offering would be approximately $                        , or approximately $                        per share. This amount represents an immediate dilution in as adjusted net tangible book value of approximately $                        per share to purchasers in this offering. The following table illustrates this per share dilution:

Assumed initial public offering price	$
As adjusted net tangible book value as of the completion of this offering	$

Dilution in as adjusted net tangible book value to purchasers in this offering	$

        If the underwriters exercise in full their option to purchase                        additional shares of common stock, the dilution in as adjusted net tangible book value to purchasers in this offering would be approximately $                        per share, based on the assumptions set forth above.

        A $1.00 increase (decrease) in the assumed initial public offering price of $                        per share, which is the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) our as adjusted net tangible book value as of the completion of this offering by $                        per share and the dilution in as adjusted net tangible book value to purchasers in this offering by $                        per share, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering and organizational expenses payable by us.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We are a newly organized Maryland corporation that intends primarily to invest in real estate debt securities and loans. We will initially focus on acquiring classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-. We will be externally managed and advised by our manager, a newly formed subsidiary of CW.

        Our primary objective is to generate attractive risk-adjusted returns for our stockholders. We intend to achieve this objective by applying, through our manager, deep credit fundamental analysis in our investment selection process in order to value all potential CMBS investments based on loss-adjusted yields.

        In the future, to the extent that market conditions stabilize, we intend to expand our investment focus from classes of existing CMBS rated A+ to BBB- to investments across our targeted asset classes and, in particular, to leverage CW's commercial lending infrastructure to invest in floating rate whole loans and other real estate related assets.

        We plan to finance our investments by deploying a prudent amount of leverage, the level of which will vary from time to time based on the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we intend to initially utilize limited amounts of leverage in implementing our investment and financing strategies. In the future, during other credit cycle phases, we expect to utilize CW's sophisticated capital markets expertise to enhance our investment returns through the prudent use of higher levels of leverage. In general, depending on the condition of the real estate credit market, we expect to deploy leverage through credit facilities, seller-provided financing, repurchase agreements, warehouse facilities, our formation of CDO and other securitization vehicles and total return swaps. We may also raise capital by issuing unsecured debt or shares of preferred or common stock. We currently do not have any commitments for financing.

        Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate hedging techniques to mitigate the effects of fluctuations in interest rates and its effects on our asset valuations. There can be no assurance that such techniques, if employed, will be effective.

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Factors Which May Influence Results of Operations

        We expect that our operating results will be affected by a number of factors and primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, CMBS, commercial mortgage loans and other real estate-related debt securities and loans in the marketplace. Our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in market interest rates, prepayment rates, as measured by the Constant Prepayment Rate, or CPR, on our CMBS assets and prepayment rates on our mortgage loans and other real estate-related debt securities and loans. Interest rates, CPR and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by unanticipated credit events experienced by borrowers whose mortgage loans are included in our CMBS or whose loans are held directly by us.

        Changes in Market Interest Rates.    With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (i) the interest expense associated with our borrowings to increase; (ii) the value of our CMBS, mortgage loans and other securities and loans to decline; (iii) coupons on our floating rate CMBS, mortgage loans and other securities and loans to reset, possibly on a delayed basis, to higher interest rates; (iv) prepayments on our CMBS, mortgage loans and other securities and loans to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (i) the interest expense associated with our borrowings to decrease; (ii) the value of our CMBS, mortgage loans and other securities and loans to increase; (iii) coupons on our floating rate CMBS, mortgage loans and other securities and loans to reset, possibly on a delayed basis, to lower interest rates; (iv) prepayments on our CMBS, mortgage loans and other securities and loans to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease.

        Prepayment Rates.    Prepayment rates vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. We expect that over time our floating rate CMBS, mortgage loans and other real estate-related debt securities and loans will experience higher prepayment rates than do fixed rate CMBS, mortgage loans and other real estate-related debt securities and loans, as we believe that borrowers with floating rate mortgage loans and other real estate-related debt securities and loans exhibit more refinancing activity compared to fixed rate borrowers. In addition, we anticipate that prepayments on floating rate mortgage loans and other real estate-related debt securities and loans accelerate significantly as the coupon reset date approaches.

        Changes in Market Value of our Assets.    It is our business strategy to hold our target assets as long-term investments. As such, we expect that our CMBS will be carried at their fair value, as available-for-sale in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," or SFAS 115, with temporary changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. As a result, we do not expect that temporary changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities as well as a determination that impairment is more than temporary could result in our recognizing an impairment charge or realizing losses upon the sale of such assets.

        Credit Risk.    We expect to be subject to varying degrees of credit risk in connection with our other target asset classes. Our manager will seek to mitigate this risk by seeking to acquire high quality assets, by employing deep credit fundamental analysis to our investment selection process and by careful ongoing monitoring and risk management of our investments. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results, financial condition and liquidity.

        Market Conditions.    Concerns about increased mortgage delinquencies, declining real estate values and rising vacancy levels have caused many investors to question the underlying risk and value of mortgage assets across the ratings spectrum. Recently, commercial banks, investment banks and insurance companies have announced significant losses from exposure to the U.S. mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity in the markets. Current market conditions have resulted in mortgage assets trading at lower prices and higher yields, creating attractive spread investment opportunities for us. At the same time, current market conditions have also affected the cost and availability of financing. In general, different types of financing have been affected to varying degrees, with some sources generally being unavailable, and others being available but at a high cost and other more onerous provisions. For example, in the repurchase agreement market, borrowers have been affected differently depending on the type of security they are financing. The A+ to BBB- rated classes of CMBS have been more difficult to finance, compared to prior periods. Currently, secured lines of credit to finance CMBS are generally not available from major banks, except in connection with seller-financed transactions. Many major banks that do offer secured lines of credit have required the purchase of their own collateral, reduced the size of the facility and have increased the costs and margin requirements. We expect that market conditions from time to time will impact our operating results and will cause us to adjust our investment and financing strategies over time as new opportunities emerge and risk profiles of our business change.

Critical Accounting Policies

General

        Our consolidated financial statements are prepared in accordance with GAAP. In accordance with Securities and Exchange Commission, or SEC, guidance, the following discussion addresses the accounting policies that we will apply based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments respecting our consolidated financial statements will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies will be expanded over time as we fully implement our investment strategy. Those material accounting policies that we initially expect to be most critical to an investor's understanding of our financial results of operations and financial condition and require complex management judgment are discussed below.

Basis of Presentation

        We expect that our consolidated financial statements will include our accounts and our wholly-owned and consolidated subsidiaries.

Principles of Consolidation

        We will evaluate our subsidiaries to determine if they qualify as variable interest entities, or VIEs, under Financial Accounting Standards Board, or FASB, Interpretation No. 46, "Consolidation of Variable Interest Entities," or FIN 46R, an interpretation of Accounting Research Bulletin 51, or ARB 51, and to determine when we must consolidate the assets, liabilities and non-controlling interests of a VIE. We will also evaluate our ownership interests in entities not deemed to be VIEs, including investment partnerships and limited liability companies for which we serve as general partner or managing member to determine if our economic interests result in us controlling the entity as promulgated in Emerging Issues Task Force, or EITF, Issue No. 04-5, "Determining Whether a General Partner or the General Partner as a Group, Controls a Limited Partnership or Similar Entity when the Limited Partners have Certain Rights," or EITF No. 04-5. Generally, if the limited partners or non-managing members of these entities have substantive rights to remove us as the general partner or managing member or to cause the entity to be liquidated, or have other substantive participating rights, we will not consolidate these entities and will account for our ownership interest under the equity method of accounting in Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock," as amended. If the limited partners or non-managing members do not have such rights, we will consolidate the entities and third party ownership will be reflected as 'minority interest.'

Use of Estimates

        We will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with GAAP. Actual results could differ from those estimates.

Risks and Uncertainties

        In the normal course of business, we will encounter primarily two significant types of economic risk: credit risk and market risk. Credit risk is the risk of default on our loans and securities or derivative instruments that results from a borrower's or derivative counterparty's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in loans and securities or derivative instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and securities held by us.

Cash and Cash Equivalents

        We define cash and cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase. The carrying amounts of cash equivalents approximate their fair value.

Classification of Investment Securities and Valuations of Financial Instruments

        Our investments are expected to initially consist primarily of classes of existing A+ to BBB- rated CMBS (and, to the extent available, CMBS rated below BBB-) that we will classify as either available-for-sale or held-to-maturity. As such, we expect that CMBS classified as available-for-sale will be carried at their fair value in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," or SFAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity. CMBS classified as held-to-maturity will be carried at amortized cost in accordance with SFAS 115. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings.

        When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent and ability to retain our investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Fair Value Option

        In February of 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.

Valuation of Financial Instruments

        In September of 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," or SFAS 157, which establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. Management's judgment will be necessary to interpret market data and develop fair value methodologies. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts. Assets and liabilities carried at fair value will be measured and disclosed in compliance with SFAS 157.

Interest Income Recognition

        We expect that interest income on our securities rated below AAA and on our unrated securities will be recognized in accordance with EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," or EITF 99-20. Pursuant to EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

        We expect that interest income on our loans will be accrued based on the actual coupon rate and the outstanding principal balance of such loans. Premiums and discounts will be amortized or accreted into interest income over the lives of the loans using the effective yield method, as adjusted for actual prepayments in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."

Loans

        Loans will be evaluated to determine whether they should be held-for-investment or available for sale in accordance with SFAS No. 65, "Accounting for certain Mortgage Banking Activities," or SFAS 65. Loans classified as held-for-investment will be stated at the purchase price plus any fees paid or less any fees received. The difference between the loan's principal balance at the date of the purchase and the purchase price shall be recognized as an adjustment of yield over the life of the loan in accordance with SFAS No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," or SFAS 91. In accordance with Statement of Position No. 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer", or SOP 03-3, yield to be accreted will be limited to the excess of the undiscounted expected cash flows over the investor's initial investment in the loan. These loans will be evaluated for other than temporary impairment on a quarterly basis. If such impairment exists, it will be included in net income.

        Loans classified as held-for-sale will be carried at the lower of cost or fair value. The amount by which cost exceeds fair value will be accounted for as a valuation allowance. The fair value of the loans will be evaluated quarterly. Changes in the valuation allowance will be included in net income.

        If SFAS 159 is adopted for certain of these loans, they will be carried at fair value with changes in the value reported through net income.

Allowance for Loan Losses

        For loans classified as held-for-investment, we will evaluate the loans for possible impairment on a quarterly basis. In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended, or SFAS 114. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loans contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will establish a reserve for loan losses and a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Repurchase Agreements

        Securities sold under repurchase agreements generally do not receive sales treatment under SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," or SFAS 140, and are therefore treated as collateralized financing transactions. The security financed through a repurchase agreement will remain on our balance sheet as an asset and cash received from the purchaser will be recorded on our balance sheet as a liability. Interest paid in accordance with the repurchase agreement will be recorded in interest expense.

        If SFAS 159 is adopted for certain of these agreements, then the liability will be carried at fair value with changes in value reported through net income.

Derivative Instruments and Hedging Activities

        We expect to apply the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," or SFAS 133, as amended. Accordingly, we expect to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income, depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge interest rate and other risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. Any derivative instrument used for risk management that does not meet the hedging criteria will be marked-to-market with the changes in value included in net income.

Other Comprehensive Income (Loss)

        In accordance with SFAS No. 130, "Reporting Comprehensive Income," or SFAS 130, we will recognize the change in fair value of our securities available for sale as a component of "Other Comprehensive Income (Loss)" on our balance sheet. In accordance with SFAS 133, we will recognize the change in fair value, and realized gains and losses from the effective portion of our cash flow hedges as a component of "Other Comprehensive Income (Loss)" on our balance sheet. Realized gains and losses from the effective portion of the cash flow hedges will then be amortized as a component of interest expense on our income statement over the term of the related financing, using the constant interest method.

Stock-Based Compensation

        Stock-based compensation will be accounted for using the fair value based method prescribed by SFAS No. 123R, "Accounting for Share-Based Payment," or SFAS 123R. For transactions with non-employees in which services are performed in exchange for our common stock or other equity instruments, the transactions are recorded on the basis of the fair value of the service received or the fair value of the equity instruments issued, whichever is more readily measurable at the date of issuance.

Income Taxes

        Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net income to the extent we, among meeting other requirements, annually distribute our taxable income to our stockholders. To the extent that we distribute 90% but not all of our taxable income, we will be subject to regular corporate income tax on the portion of taxable income that we retain. However, the U.S. federal income tax laws governing REITs are complex. If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. See "Risk Factors—Tax Risks—Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to our stockholders."

Recent Accounting Pronouncements

        In June 2007, the American Institute of Certified Public Accountants, or AICPA, issued Statement of Position 07-01, "Classification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies," or SOP 07-01, which provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide "Investment Companies," or the Guide. On October 17, 2007, FASB decided to issue a proposed FASB Staff Position, or FSP, that would indefinitely defer the effective date of SOP 07-01 and that early adoption of SOP 07-01 will not be permitted during such deferral period.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements," or SFAS 160. SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling interests of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008.

        In February 2008, the FASB issued FSP FAS 140-3, relating to SFAS 140, to address questions as to whether assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. FASB's staff position requires that all of the following criteria be met in order to continue the application of SFAS 140 as described above: (1) the initial transfer and repurchase financing cannot be contractually contingent on one another; (2) the repurchase financing entered into between the parties provides the initial transferor with full recourse to the transferee upon default and the repurchase price is fixed; (3) the financial asset subject to the initial transfer and repurchase financing is readily obtainable in the marketplace and the transfer is executed at market rates; and (4) the repurchase agreement and financial asset do not mature simultaneously. This FSP is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.

        In March, 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB No. 133," or SFAS 161. This statement provides for enhanced disclosures about how and why an entity uses derivatives and how and where those derivatives and related hedged items are reported in the entity's financial statements. The statement is effective for fiscal years and interim periods beginning after November 15, 2008.

Proposed Accounting Pronouncements

        The FASB is currently working on amendments to the existing accounting standards governing asset transfers and fair value measurements in business combinations and impairment tests. Upon completion of these standards, we will evaluate the impact of the changes on us.

Results of Operations

        As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities, other real estate-related debt securities and loans, and real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

        Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, make our investments, pay dividends to our stockholders, fund our operations and meet our other general business needs. We will use significant cash to repay principal and interest on our borrowings, purchase our target assets, pay dividends to our stockholders, fund our operations and pursue our business. Our principal sources of cash will generally consist of funds obtained through any financing arrangements, payments of principal and interest we receive on our investment portfolio and cash generated from our operating results. Depending on the condition of the real estate credit market, we expect that our primary sources of financing will be through credit facilities, seller-provided financing, repurchase agreements and other forms of borrowing. We currently do not have any commitments for financing. Should our needs exceed the sources of liquidity discussed above, we believe that in most circumstances our investments will be able to be sold to raise cash.

        While we generally intend to hold our target assets as long-term investments, certain of our investments may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of our investments, if any, cannot be predicted with any certainty. In general, depending on the condition of the real estate credit market, we expect to deploy a prudent amount of leverage to finance our investments and expect that our investments will be financed with credit facilities, seller-provided financing, repurchase agreements and other forms of borrowing. To the extent we use any such leverage, we expect that a significant portion of the proceeds from sales of our investments, if any, prepayments and scheduled amortization will be used to repay balances under these financing sources. However, in light of current market conditions, we intend to initially use limited amounts of leverage in implementing our investment and financing strategies.

        Under our repurchase agreements, we will be required to pledge additional assets as collateral to our repurchase agreement counterparties (i.e., lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of our investments collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, we may pledge additional securities or cash. At maturity, cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our investments suddenly decrease, significant margin calls on our repurchase agreements could result, causing a material adverse change in our liquidity position.

Contractual Obligations and Commitments

        We had no contractual obligations as of the date of this prospectus. Concurrent with the completion of this offering, we will enter into a management agreement with our manager. Our manager will be entitled to receive a base management fee and the reimbursement of certain expenses. The base management fee will be payable quarterly in arrears in an amount equal to the sum of (i)       % per annum, calculated quarterly, of the first $       million of our stockholders' equity (as defined in the management agreement), and (ii)       % per annum, calculated quarterly, of our stockholders' equity for any amount in excess of $       million. However, for the six months following the closing of this offering, the base management fee shall be      % per annum, calculated quarterly, of our stockholders' equity. Except for the special unit (as described below), we will treat outstanding limited partner interests of our operating partnership (not held by us) as outstanding shares of capital stock for purposes of calculating the base management fee. Our manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

        Under the partnership agreement of our operating partnership, the special unitholder will be entitled to receive an incentive allocation and distribution (which we refer to as the incentive distribution), distributed quarterly in arrears, equal to      % of the dollar amount by which Core Earnings for the most recently completed calendar quarter (which we refer to as the current quarter), before the incentive distribution, exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the current quarter and (2) the greater of (a)       % per annum and (b)     % per annum plus the ten-year U.S. treasury rate (as defined in the partnership agreement) for the current quarter, expressed, in each case, on a quarterly basis. The incentive distribution distributable to the special unitholder shall be subject to a trailing four-quarter high watermark. In determining the high watermark, an annual incentive distribution shall be calculated based upon Core Earnings for the current quarter and prior three calendar quarters, which we refer to as the yearly distribution. Accordingly, the special unitholder shall receive an incentive distribution with respect to the current quarter only if the yearly distribution exceeds the incentive distributions distributable cumulatively to the special unitholder in the prior three quarters. For purposes of calculating the yearly distribution for each of the initial            calendar quarters commencing in 2009, Core Earnings and the ten-year U.S. treasury rate will be calculated for the current quarter and each previously completed quarter on an annualized basis. In addition, the special unitholder shall not be entitled to any incentive distributions in respect of any calendar quarter in 2008. Core Earnings, as defined in the partnership agreement, is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation or amortization on real estate assets, unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income. This amount will include certain non-cash items and will be adjusted to exclude one-time events pursuant to changes in GAAP after discussions between our manager and our independent directors and approved by a majority of our independent directors. Except for the special unit, we will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the incentive distribution and yearly distribution. We will pay 25% of the incentive distribution, if payable, in the form of shares of our common stock or LTIP units in our operating partnership; provided, however, that our compensation committee, after consultation with our board of directors, may decrease the amount of the incentive distribution, if payable, that will be paid in the form of shares of our common stock or LTIP units if the average of the closing sales prices of our common stock on the national securities exchange on which our common stock is then principally traded for the      consecutive trading days ending on the last day of such quarter is less than our book value per share of common stock on the last day of such quarter. All shares of common stock and LTIP units to be issued as payment of a portion of the incentive distribution will, subject to certain exceptions, not be transferable for a period of 12 months from the date of issuance.

        We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to our financing arrangements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

        As of the date of this prospectus, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of the date of this prospectus, we had not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

        To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. For more information, see "Dividend Policy."

Inflation

        Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our consolidated financial statements are prepared in accordance with GAAP and our dividends will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair value without considering inflation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

        We do expect to be subject to varying degrees of credit risk in connection with our investments. In our CMBS portfolio, we may have exposure to credit risk on the underlying mortgage loans. However, our manager is expected to underwrite each asset that we purchase to an expected loss curve, and we will seek to buy each asset based on a loss-adjusted yield. Future losses will be taken into consideration when determining the purchase price that we pay for each asset.

        Our manager will also seek to reduce credit risk by performing deep credit fundamental analysis of potential investments, whether acquired from sources outside CW or originated by CW. For non-investment grade CMBS, our manager will reunderwrite every loan in the portfolio from the bottom up to derive loss-adjusted cash flows. For investment grade CMBS acquired in the secondary market, our manager will (i) utilize information available to it based on its own portfolio and other portfolios which it evaluated but did not acquire, and (ii) reunderwrite at least the top 50% of the collateral loan balance of each such CMBS pool and use proprietary analytical models and investment infrastructure to derive loss-adjusted cash flows. For whole loan origination, B-Notes and mezzanine loan investments, and when a bottom-up approach is utilized for CMBS collateral, our manager will perform: (i) property level underwriting, including an extensive review of property histories and current and projected revenue and expenses, as well as a comprehensive analysis of rent rolls, lease abstracts and credit of tenants; (ii) a market review, including a review of the existing/projected supply and demand characteristics of the particular market, including competitive property analysis, recent leases/trends, projected valuation compared to recent sales, and replacement cost analysis; (iii) sponsorship/borrower analysis, and (iv) cash flow analysis. Credit risk will also be addressed through our manager's on-going surveillance.

Interest Rate Risk

        Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our investments and our related financing obligations. In general, depending on the condition of the real estate credit market, we expect to finance the acquisition of our target assets through financings primarily in the form of credit facilities, seller-provided financing, repurchase agreements, and other borrowings. We intend to mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest Rate Effect on Net Interest Income

        Our operating results will depend in large part on differences between the yields earned on our investments and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (i) while the yields earned on our leveraged fixed rate mortgage and other real estate finance assets will remain static and (ii) at a faster pace than the yields earned on our leveraged floating rate mortgage and other real estate finance assets, which would result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets. If any of these events happen, we could experience a material decrease in net income or incur a significant net loss during the related periods, which could also materially and adversely affect our financial condition and liquidity.

        Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Cap Risk

        We may invest in floating rate mortgage and other real estate finance assets. These are assets in which the underlying loans are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the asset's interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our floating rate mortgage and other real estate finance assets would effectively be limited. In addition, floating rate mortgage and other real estate finance assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could materially lower our net income or cause a significant net loss during periods of rising interest rates, which could materially and adversely affect our financial condition and liquidity.

Prepayment Risk

        As we receive repayments of principal on our CMBS, commercial mortgage loans and other real estate-related securities and loans, from prepayments and scheduled amortization, premiums paid on such securities and assets are amortized against interest income and discounts are accreted to interest income. Premiums arise when we acquire CMBS at prices in excess of the principal balance of the mortgages securing such CMBS or when we acquire mortgages and other securities and loans at prices in excess of the principal balance. Conversely, discounts arise when we acquire CMBS at prices below the principal balance of the mortgages securing such CMBS or when we acquire mortgages and other securities and loans at prices below their principal balance. For financial accounting purposes, interest income is accrued based on the outstanding principal balance of the investments and their contractual terms. In general, purchase premiums on investments are amortized against interest income over the lives of the investments using the effective yield method, adjusted for actual prepayment and cash flow activity. An increase in the prepayment rate will typically accelerate the amortization of purchase premiums and a decrease in the prepayment rate will typically slow the accretion of purchase discounts, thereby reducing the yield/interest income earned on such assets.

        For tax accounting purposes, the purchase premiums and discounts are amortized based on the constant effective yield calculated at the purchase date. Therefore, on a tax basis, amortization of premiums and discounts will differ from those reported for financial purposes under GAAP. In general, we believe that we will be able to reinvest proceeds from scheduled principal payments and prepayments at acceptable yields; however, no assurances can be given that, should significant prepayments occur, market conditions would be such that acceptable investments could be identified and the proceeds timely reinvested.

        Our manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when CMBS secured by fixed rate loans are acquired with borrowings, we may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fix our borrowing costs for a period close to the anticipated average life of the CMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the CMBS.

        However, if prepayment rates decrease in a rising interest rate environment, the life of the related CMBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the fixed rate CMBS would remain fixed. This situation may also cause the market value of our fixed rate CMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk

        Our available-for-sale and held-to-maturity investments will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these investments fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these investments would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these investments would be expected to increase.

Real Estate Risk

        Commercial mortgage and other real estate finance assets and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Risk Management

        To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of CMBS, commercial mortgage loans and other target assets against the effects of major interest rate changes. We generally seek to manage this risk by:

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  monitoring the interest rates related to our CMBS and our financings;

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  attempting to structure our financing agreements to avoid any interest rate mismatches between the index of our financial obligations and the index on which interest on our investments is based;

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  using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales, to adjust the interest rate sensitivity of our investments and our financings; and

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  to the extent feasible, using securitization financing to lower average cost of funds relative to short-term financing vehicles, further allowing us to receive the benefit of attractive terms for an extended period of time in contrast to short term financing and maturity dates of the investments included in the securitization.

OUR COMPANY

Overview

        We are a real estate specialty finance company that has been formed by CW primarily to acquire and invest in CMBS, other commercial mortgage securitizations, whole loans, mezzanine loans and B-Notes. We will initially focus on acquiring classes of existing CMBS rated from A+ to BBB- and, to the extent available, CMBS rated below BBB-.

        We will be externally managed and advised by our manager, a newly formed subsidiary of CW. CW is one of the industry's few vertically integrated, full-service commercial real estate finance and investment management companies, and is one of the largest managers and servicers of commercial real estate debt securities. As of May 31, 2008, CW managed approximately $11.2 billion in commercial real estate debt investments and was the primary servicer for a significant commercial mortgage loan portfolio. As of June 30, 2008, CW also served as special servicer on 120 CMBS securitizations that were backed by more than $175 billion in outstanding principal balance of commercial mortgage loans. From December 1, 2003 through May 31, 2008, CW had invested, on behalf of its affiliates and its sponsored investment vehicles, over $8.8 billion of capital, which includes CMBS, CDO securities, whole loans, B-Notes and mezzanine loans.

        CW, on behalf of its affiliates and its sponsored investment vehicles, has been one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. A "B-Piece" buyer typically acquires 100% of the non-investment grade securities of a CMBS securitization and, through its acquisition of the most subordinate CMBS class of the securitization, controls all significant special servicing decisions related to such securitizations.

        We believe CW is particularly well positioned to identify, analyze, select and acquire for us real estate debt securities and loans that present attractive risk-adjusted returns given the dislocation in today's real estate credit markets. The data gathered through the large volume of CMBS that are managed by CW, combined with CW's broad capabilities in structured finance, support a sophisticated analytical framework to determine anticipated yield and recovery rates for our target assets. In addition, CW's extensive special servicing division's in-depth knowledge of loan workouts and other creditor rights issues will help us maximize the recovery values of any defaulted loans or securities we may own.

        Our primary objective is to generate attractive risk-adjusted returns for our stockholders. We intend to achieve our primary objective by applying, through our manager, what we refer to as "deep credit fundamental analysis" in our investment selection process. The hallmark of this process involves using the extensive commercial real estate debt and due diligence experience and expertise developed by CW's underwriting and credit approval team (several members of which have been working together as active participants in the non-investment grade CMBS sector for over the last 12 years).

        We believe that understanding the CMBS markets and the underlying collateral is critical to investing successfully in these markets, and that knowing when to sell is just as important as knowing when to buy. We also believe that applying constant default rate curves with generic loss assumptions is not the optimal approach to acquiring credit risk tranches. Instead, we believe risk should only be assessed through understanding the underlying real estate on a loan by loan basis and assigning loan by loan loss provisions with respect to the number of loans that is appropriate given the level of credit support available to the particular investment. Our manager will value all potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the underlying collateral, and the estimated impact of these losses on expected future cash flows.

        Currently, most CMBS tranches of the same vintage and rating, whether the tranches are rated AAA or BBB-, seem to trade in a very narrow band with almost no differentiation to credit. Our strategy will be to acquire investment grade CMBS using a loss-adjusted cash flow analysis, which will mean utilizing a bottom-up approach (with respect to the number of loans that is appropriate given the level of credit support available to the particular investment) in pricing each bond differently based on the underlying credit. We believe that we have a competitive advantage in assessing risk, based on the vast portfolio of CMBS that CW currently manages and surveils. In addition, CW will have a credit view on every CMBS transaction currently contained in the CMBX indices (a group of five indices each consisting of 25 CMBS tranches, sorted by rating class, that permit market participants to trade a CMBX index as a credit default swap contract), which totaled over $265 billion as of May 31, 2008. We believe our manager will be able to quickly differentiate tranches on our behalf based on credit fundamentals and to make prudent investment decisions based on these fundamentals.

        In the future, to the extent that market conditions stabilize, we intend to expand our investment focus from classes of existing CMBS rated A+ to BBB- to investments across our targeted asset classes and, in particular, to leverage CW's commercial lending infrastructure to invest in floating rate whole loans and other real estate related assets.

        We plan to finance our investments by deploying a prudent amount of leverage, the level of which will vary from time to time, based on the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we intend to initially utilize limited amounts of leverage in implementing our investment and financing strategies. In the future, during other credit cycle phases, we expect to utilize CW's sophisticated capital markets expertise to enhance our investment returns through the prudent use of higher levels of leverage.

        Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate hedging techniques to mitigate the effects of fluctuations in interest rates and its effects on our asset valuations.

        We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net income to the extent we, among meeting other requirements, annually distribute our taxable income to our stockholders. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

CW and Our Manager

        CW.    CW's predecessor entity was founded in 1972 and was originally involved in loan origination and servicing. CW has since established a significant presence in the commercial real estate debt market with 14 offices and 306 employees across the United States as of May 31, 2008. CW operates through three principal subsidiaries: CWCapital Investments LLC, or CWCI, its investment management operation; CWCapital LLC, or CWCAP, its nationwide direct lending team and loan servicer; and CWCapital Asset Management LLC, or CWCAM, its asset management division providing special servicing. CW Financial Services LLC, or CWFS, the CW holding company, is an indirect, majority-owned subsidiary of CDP Capital-Real Estate Advisory Inc., a Québec charter corporation, which, in turn, is an indirect, wholly-owned subsidiary of CDP. CDP is Canada's largest institutional fund manager with approximately CAD 258 billion of assets under management as of December 31, 2007 on five continents. CDP Financial Inc., the corporate financing subsidiary of CDP, is rated AAA, Aaa and AAA by S&P, Moody's and DBRS, respectively.

        The following chart shows the CW corporate structure:

      Chart data with respect to CWFS, CWCI and CWCAP as of May 31, 2008; chart data with respect to CWCAM as of June 30, 2008

        We expect CW's proprietary information flow and in-depth understanding of local real estate markets, projects and sponsors will allow us to assess and pursue attractive acquisition opportunities emanating from the current credit crisis and, to the extent that market conditions stabilize, to selectively acquire a range of investments with what our manager believes are sound fundamentals and protective structures. We believe that CW's market insight and distinctive integrated credit approach to the commercial real estate debt business should provide us with a competitive advantage in our efforts to grow our company and generate attractive risk-adjusted returns for our stockholders.

        CMBS and Other Investment Management Expertise.    Through our manager, we expect to initially capitalize on CWCI's extensive commercial real estate debt and due diligence experience and expertise in the acquisition of investment grade CMBS rated between A+ and BBB- and, to the extent available, non-investment grade CMBS rated below BBB-. CWCI was formed in 2003 to focus on the investment and management of multiple high yield debt products, including non-investment grade CMBS, CDO equity, mezzanine real estate debt, B-Notes and structured bridge loans on behalf of CWCI's largest investor, CDP. For the period from December 1, 2003 through May 31, 2008, CWCI had invested, on behalf of CDP and CW-sponsored investment vehicles, in over 500 tranches of CMBS across over 130 securitizations, totalling over $3.5 billion of capital invested in securities. Of this amount, over $1.3 billion of capital was invested in securities that were rated investment grade at the time of acquisition and $2.2 billion of capital was invested in securities that were rated below investment grade.

        CWCI, on behalf of its affiliates and CW-sponsored investment vehicles, has been one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. A "B-Piece" buyer typically acquires

100% of the non-investment grade securities of a CMBS securitization and controls all significant special servicing decisions related to such securitizations. As part of a B-Piece acquisition, CW re-underwrites each mortgage loan included in the securitization's pool of loans, which we refer to herein as a "bottom-up" approach, to estimate pool level losses, and will either adjust the pool composition accordingly through loan removals (known as "kick-outs") and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our manager intends to apply the same bottom-up approach to the acquisition of non-investment grade CMBS and a similar approach to the acquisition of investment grade CMBS.

        CWCI has 12 professionals dedicated to the underwriting and credit approval of debt investments. Several members of this team have been working together as active participants in the non-investment grade CMBS sector for over 12 years, both at CW and a prior organization. CWCI has also developed proprietary quantitative and qualitative models which are used in analyzing CMBS. We believe the depth of experience and expertise of CWCI in the CMBS sector is substantial relative to other market participants. This expertise will be the cornerstone of our approach to acquiring our target asset classes.

        In the future, to the extent that market conditions stabilize, we intend to expand our investment focus from classes of existing CMBS rated A+ to BBB- to investments across our targeted asset classes, including commercial mortgage loans, mezzanine loans and B-Notes. For the period from December 1, 2003 through May 31, 2008, CW had invested, on behalf of CDP and CW-sponsored investment vehicles, over $8.8 billion of capital, which includes CMBS, CDO securities, whole loans, B-Notes and mezzanine loans. In addition, CW has sponsored two investment funds, which are described in more detail below.

        Innovative Securitization Structures.    In the future, we may seek to finance investments through secondary market securitizations as market conditions permit. CWCI has vast experience is the issuance of CDOs and other structured finance vehicles. For the period from December 31, 2004 through May 31, 2008, CWCI sponsored the following CDOs and re-REMIC resecuritization, which in the aggregate totaled in excess of $6 billion of securities:

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  CWCapital COBALT I, Ltd., or COBALT I, is a CRE CDO with an initial transaction size of $451 million;

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  CWCapital COBALT II, Ltd., or COBALT II, is a CRE CDO with an initial transaction size of $700 million;

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  CWCapital COBALT III, Ltd., or COBALT III, is a $500 million synthetic CRE CDO, secured by a static portfolio consisting largely of BBB- rated CMBS credit default swaps;

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  COBALT Vr, Ltd., or COBALT Vr, is a $3.4 billion CRE CDO, secured by a static portfolio of CDO bonds, CDO equity and investment grade and non-investment grade CMBS; and

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  ACT-2005 RR Depositor Corp., or ACT 2005 RR, is a $1.1 billion re-REMIC, secured by a static portfolio of non-investment grade CMBS.

Each of COBALT I and COBALT II is a managed CRE CDO with a replenishment feature (which means that principal proceeds received on the underlying assets are reinvested in new debt assets during the related reinvestment period (which is typically five years)) and includes investment grade and non-investment grade CMBS, floating rate whole loans originated by CW, credit default swaps written against investment grade CMBS and mezzanine loans and B-Notes.

        Prior Real Estate Debt Funds.    CW's experience and track record include the sponsorship of other pooled investment vehicles dedicated to real estate. CW serves as co-manager of LLFC Enhanced Yield Debt Fund I, a mezzanine loan fund launched in 2002 that had made 17 investments totaling $212.1 million with four investments remaining totaling $35.8 million as of May 31, 2008. Further, CW sponsored CWCapital Enhanced Yield Debt Fund II in 2007, a B-Note and mezzanine loan fund which raised $202 million of investor capital and had made $111.6 million of investments as of May 31, 2008.

        Special Servicing Capabilities.    CWCAM is currently the second largest special servicer in the United States. As of June 30, 2008, CWCAM served as special servicer for 120 CMBS securitizations that were backed by over 14,000 loans with an outstanding principal balance in excess of $175 billion, which represented over 20% of the entire U.S. CMBS market and provides proprietary insight into a broad array of property types, markets and borrowers. CWCAM provides special servicing for CW's CMBS, floating rate first mortgage loans, B-Notes and mezzanine loan investments originated internally or purchased and contributed to pooled investment vehicles. CWCAM works proactively to design comprehensive workout plans to correct non-performing loans and, if viable alternatives are not available, to gain control of the collateral in order to mitigate loss and maximize returns to investors.

        Loan Origination and Servicing Platform.    CWCAP has a long history in commercial real estate lending dating back to 1991 and was a leader in the conduit lending business, maintaining a continuous presence in the market for more than a decade. Today, CWCAP has over 139 professionals dedicated to the origination and primary servicing of both fixed and floating rate whole loans. CWCAP is an approved HUD (Department of Housing and Urban Development), Fannie Mae and Freddie Mac lender and continues to originate loans for the agencies and for CDP. CWCAP services all the loans it originates.

        CWCAP established a national fixed-rated conduit program in 2004 through which it has securitized fixed-rate loans originated by CW and its own SEC-registered depositor entity in 2006 for the securitization of conduit loans under the COBALT name and through which it has sponsored three series of fixed-rate COBALT CMBS.

        Due to the current extreme illiquidity of the securitization markets, CWCAP reduced the size of its conduit fixed and floating rate loan program. However, CWCAP retains a core of key service personnel and an extensive infrastructure of systems and processes, and is poised to resume conduit loan production when market conditions improve. Although floating rate whole loans will not be part of our initial investment strategy, we believe that whole loan investment may be valuable to us under certain market conditions. To the extent the markets improve, the ability to leverage CWCAP's lending platform may be of significant value to us. We believe that CW's ability to provide customized one-stop-shop solutions for complex financing needs should enable us in the future to acquire and invest in what we consider to be the most attractively structured and priced investments.

        Our Manager.    We will be externally managed and advised by our manager pursuant to a management agreement. Our manager will be responsible for administering our business activities and day to day operations through the resources of our manager.

        Pursuant to the terms of the management agreement, our manager provides us with our management team, subject to election of these individuals by our board of directors, including a chief executive officer, president, chief operating officer, chief investment officer, chief financial officer and general counsel along with appropriate support personnel. Our management team has significant experience investing in and originating our target asset classes and structuring and managing financing options for real estate debt securities and loans. Our manager will enter into a shared facilities and services agreement with affiliates of our manager, pursuant to which they will provide our manager with access to their credit analysis and risk management expertise and processes, information technology, office space, personnel and other resources necessary to enable our manager to perform its obligations under the management agreement. The shared facilities and services agreement is intended to provide us access to CW's personnel and their experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions.

Our Target Asset Classes

        We intend to pursue the following target asset classes in order to achieve our investment objectives:

        CMBS.    We expect to invest in CMBS, which are typically pass-through certificates created by the securitization of a single mortgage loan or a pool of mortgage loans that are collateralized by commercial real estate properties.

        The securitization process is governed by one or more of the rating agencies, including Fitch, Moody's and S&P, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB- by the rating agencies are considered "investment grade." Bond classes that are subordinate to the BBB- class are considered "non-investment" grade or the "B Piece." The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the bonds with lower ratings. Accordingly, the AAA class is typically sold at a lower yield compared to the lower-rated classes which are sold at increasingly higher yields.

        We expect to invest in both fixed and floating rate bonds, primarily in the A+ to BBB- rated classes and, to the extent available, the non-investment grade classes. We believe the investment opportunity in these CMBS classes will derive from our manager's ability to prudently underwrite these securities, capitalizing on its ability to accurately price the underlying real estate risk. We will invest in CMBS either through the purchase of actual securities or, subject to maintaining our qualification as a REIT, by entering into credit default swaps.

        Each CMBS securitization typically requires the owner of the most subordinate class to appoint a special servicer. The primary function of the special servicer is to manage any loans that default or become delinquent at their maturity. Accordingly, the special servicer function is critical with respect to maximizing the return of principal and interest from the underlying loans.

        As of June 30, 2008, CW served as special servicer for 120 CMBS securitizations that were backed by over 14,000 loans with an outstanding principal balance in excess of $175 billion. Typically, the governing documents of a securitization require that the special servicer be approved by one or more of the rating agencies. CW currently has an Above Average commercial mortgage special servicer ranking by S&P and a CSS2+ rating from Fitch. With respect to those securitization transactions where we control the non-investment grade CMBS and have the right to appoint the special servicer, we intend to appoint CW as special servicer.

        CDOs and re-REMICs.    We may also invest in the debt tranches and equity securities of commercial real estate CDO vehicles and re-REMIC securities to gain exposure to underlying commercial real estate debt securities and loans. Because of CW's experience in structuring and managing CDOs, we believe we have a competitive advantage in analyzing investment opportunities in CDOs.

        In general, CDOs are issued by special purpose vehicles that hold a portfolio of debt obligations and securities. The CDO vehicle issues tranches of debt securities (referred to as CDOs) of different seniority and equity to fund the purchase of the portfolio. The debt tranches are typically rated based on collateral quality, diversification and structural characteristics. The equity securities issued by the CDO vehicle are the "first loss" piece of the CDO vehicle's capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle's obligations to the debt holders have been satisfied. Some CDO vehicles are "synthetic," in which the credit risk to the collateral pool is transferred to the CDO vehicle by means of a credit derivative such as a credit default swap. A re-REMIC is a static resecuritization of existing real estate mortgage investment conduit interests (for example, a portfolio of CMBS).

        Mezzanine Loans.    We may invest or co-invest in mezzanine loans to owners of real properties that are encumbered by first lien mortgages, in which case our mezzanine loans generally will be secured by junior liens on the subject properties and/or by liens on the partnership or membership interests in the borrower's property-owning subsidiary (or in the direct or indirect parent of such subsidiary). Subject to negotiated contractual restrictions, the mezzanine lender generally has the right, following foreclosure, to become the sole indirect owner of the property subject to the lien of the primary mortgagor (and the lien of any mezzanine loan with a higher priority). Mezzanine debt can also be either junior or senior to other layers of mezzanine debt, denoting the particular leverage strip that may apply.

        We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and/or a percentage of the increase in the fair value of the property securing the loan, payable upon maturity, refinancing or sale of the property. We expect our mezzanine loan investments will require the payment of current interest, which will reduce our reliance on the residual value of the underlying property. Our mezzanine loans may also have prepayment lockouts, origination fees, deferred interest, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment. We anticipate that, for so long as CWCapital Enhanced Yield Debt Fund II or any similar CW-sponsored fund has capacity for mezzanine loans, most of our opportunities for investment in mezzanine loans will be in the form of co-investment with CWCapital Enhanced Yield Debt Fund II or such similar fund. After CWCapital Enhanced Yield Debt Fund II's or such similar fund's capacity for mezzanine loans has been satisfied, we intend to pursue such investments independently.

        B-Notes.    We may invest or co-invest in B-Notes generated from structured transactions that may or may not have been rated by a recognized rating agency. These are junior interests in a first mortgage loan on a single property or group of related properties. The senior interest is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note, or maintain its performing status in the event of a default on the B-Note.

        B-Notes share certain credit characteristics with non-investment grade CMBS, in that both reflect an interest in a first mortgage and are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding senior securities or the A-Notes. As opposed to a typical CMBS secured by a large pool of mortgage loans, B-Notes typically are secured by a single property (or portfolio of properties), and the associated credit risk is concentrated in that single property. B-Notes also share certain credit characteristics with second mortgages, in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Notes. We intend to acquire B-Notes in negotiated transactions with the originators on large single and portfolio private debt placements, as well as in the secondary market. CW and its affiliates have established relationships with many of the primary originators of B-Note products, which we believe will give us access to investment opportunities from these parties. We anticipate that, for so long as CWCapital Enhanced Yield Debt Fund II or any similar CW-sponsored fund has capacity for B-Notes, most of our opportunities for investment in B-Notes will be in the form of co-investment with CWCapital Enhanced Yield Debt Fund II or such similar fund. After CWCapital Enhanced Yield Debt Fund II's or such similar fund's capacity for B-Notes has been satisfied, we intend to pursue such investments independently.

        Transitional Commercial Mortgage Loans.    During less volatile credit cycles, we expect to invest in floating rate transitional commercial mortgage loans on an opportunistic basis. Transitional loans are provided to borrowers who are typically seeking short-term capital to be used in the acquisition, construction or redevelopment of a property. These loans will generally be secured by a first mortgage on real property and contemplate a takeout with the borrower, using the proceeds of a conventional mortgage loan to repay our transitional loan. We will generally focus on commercial mortgage loans which have a minimum of two to five years to maturity and which are secured by commercial or multi family residential assets. We may invest in these loans either as part of a syndicate, or as a side by side participant in a loan originated by a bank, insurance company or other owner.

        Other Assets.    We may also invest from time to time in other types of assets, including, without limitation, the following:

        Loans to Real Estate Companies.    We may also invest in loans to real estate-related operating companies, including REITs. These investments may take the form of secured debt, preferred stock and other hybrid instruments such as convertible debt. Corporate mezzanine loans may finance, among other things, operations, mergers and acquisitions, management buy-outs, recapitalizations, start-ups and stock buy-backs generally involving real estate and real estate-related entities. CW's extensive experience with credit underwriting of both the underlying real estate and corporate credits positions it well to understand the appropriate approach for this type of investment.

        Direct Real Property Ownership.    We also may make direct investments in income-producing commercial real estate. Such investments may include office, multi-family residential, retail and industrial properties. We may acquire ownership of commercial property that we will own and operate or otherwise acquire controlling and non-controlling interests in commercial property through joint ventures and similar arrangements.

        Preferred Equity Investments.    We may make preferred equity investments in entities that directly or indirectly own income-producing commercial real estate. These preferred equity investments are not secured, but holders have priority relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with lender-type covenants that limit the entity's activities and grant us the right to control the property after default subject to the lien of the first mortgage.

        REIT common and preferred stock investments.    We may invest in public and private issuances of common and preferred stock issued by REITs.

        Agency-Backed Securities.    We may also deploy a small portion of our capital to acquire agency-backed securities. Agency-backed securities are mortgage-backed securities which represent the entire ownership interest in pools of mortgage loans secured by residential real property guaranteed as to principal and interest by federally chartered entities such as Fannie Mae or Freddie Mac and, in the case of the Government National Mortgage Association, or Ginnie Mae, the U.S. government. We expect that a material amount of the agency-backed securities in which we invest will be secured by mortgage loans secured by multifamily properties (composed of five or more dwelling units) originated under the Fannie Mae Delegated Underwriting and Servicing, or DUS, program.

        Certain investments in the above target asset classes will be subject to the right of first offer held by CWCapital Enhanced Yield Debt Fund II. See "Management—Conflicts of Interest."

Market Opportunity

        We are in the midst of largely unprecedented times across fixed income sectors. The contagion effect from the residential sub-prime mortgage crisis has permeated all credit markets, including structured investment vehicles, asset-backed commercial paper conduits and the CMBS markets. As of

July 29, 2008, commercial banks and investment banks had sustained over $450 billion of credit and market valuation losses worldwide since July 2007, according to Bloomberg Finance L.P. Lack of liquidity in the markets coupled with a crisis of investor confidence in the future, rating downgrades, mark to market concerns and the perceived potential failure of certain monoline insurance companies have resulted in systemic turmoil across the credit markets. The massive devaluing of fixed income assets has caused major retrenchment at many investment and commercial banks that were active in these markets. Notably, Bear Stearns faced the prospect of bankruptcy without the rescue effort by the Federal Reserve Board and JP Morgan Chase in March 2008.

        The CMBS markets have also been altered, but for different reasons. While the RMBS sector has suffered from an overextension of credit and much higher than expected delinquencies and realized losses, the CMBS market has seen relatively minor degradation of credit.

        Figure 1 below illustrates the comparative levels of the delinquency rates in sub-prime mortgage loans, "Alt-A" loans (residential mortgage loans that are issued based upon a lower level of documentation or income verification than traditional loans) and commercial mortgage loans, which in each case were securitized, from January 2000 until April 2008.

Figure 1.
Delinquency Comparison for Alt-A, Sub-Prime and Commercial Mortgage Loans

          Source: Prepared by our manager based on data provided by Citigroup Global Markets Inc. and/or one or more of its affiliates

        Delinquencies in the CMBS sector have remained almost constant since July 2007, increasing slightly from 0.25% to 0.32% (as of May 2008), according to Trepp, LLC.

        During this same time period, credit spreads for CMBS have widened dramatically. Figure 2 shows the spread history (over swaps) of the most subordinate AAA rated CMBS (typically referred to in recent transactions as the Class A-J) and AA rated CMBS from January 1998 until May 2008. Figure 3 shows the spread history (over swaps) of A, BBB and BBB- rated CMBS from January 1998 until May 2008.

Figure 2.
Spread History for Most Subordinate AAA and AA CMBS

          Source: Prepared by our manager based on data provided by JPMorgan—Global Structured Finance Research

Figure 3.
Spread History for A, BBB and BBB- CMBS

                Source: Prepared by our manager based on data provided by JPMorgan—Global Structured Finance Research

        Many CMBS investors, faced with margin calls resulting from spread widening, were forced to liquidate their positions in a weak market, causing spreads to widen further. Fear of dramatic credit deterioration in commercial real estate and concern over future rating downgrades of CMBS tranches also drove credit spreads wider. It has also been reported that hedge funds have taken large short positions against the CMBX indices. These short positions have applied further pressure to market prices, increasing both synthetic and cash spreads on CMBS assets. The condition of the U.S. economy, fear of recession, lack of liquidity and fear of some new unknown macroeconomic event have forestalled a rally in the markets. While the Federal Reserve Board has employed a number of different tools to inject liquidity into the system, the markets have been slow to respond.

        We believe that the market conditions described above have resulted in mispriced CMBS credit spreads on a loss-adjusted basis. Figure 4 indicates, as of May 31, 2008, the level of realized losses (expressed as a percentage of original principal balance) applied to fixed-rate CMBS issued from 1996 until 2002, and Figure 5 shows, as of June 18, 2008, the level of realized losses (expressed as a percentage of original principal balance) that are assumed to occur in the future based on the pricing of credit default swaps referencing the A, BBB and BBB- rated CMBS included in the CMBX indices. Figure 6 compares the implied losses on the relevant CMBX contracts to the cumulative losses for the worst "cohort" year during the 1996 to 2002 period and the weighted average losses for "cohorts" for the entire period. CMBS issued during the same calendar year are commonly referred to as "cohorts."

Figure 4.		Figure 5.

CMBS Realized Losses By Year of Issuance		Market Implied Losses

Cohort	Realized Losses	Series	A	BBB	BBB-

1996	2.11%	CMBX.1	7.81%	4.91%	3.99%
1997	2.71%	CMBX.2	7.90%	5.06%	4.17%
1998	1.68%	CMBX.3	7.71%	4.73%	3.80%
1999	1.35%	CMBX.4	8.18%	5.42%	4.55%
2000	1.46%	CMBX.5	8.18%	5.83%	5.11%

2001	0.93%	Source: Prepared by our manager based on data provided
2002	0.45%	by JPMorgan CMBX Evaluator

Average 1996 - 2002*	1.39%

*Losses From 2002 to 2008 are all 8 basis
points or less.
Source: Prepared by our manager based on
data provided by Realpoint

Figure 6.

Market Price Implied Losses For Each CMBX Contract

        Source: Prepared by our manager based on data provided by JPMorgan CMBX Evaluator and Realpoint

        We believe that the mismatch between losses implied in CMBX pricing and the losses that we anticipate to occur create a significant investment opportunity for us to acquire a portfolio consisting largely of A+ to BBB- rated CMBS at what we believe are attractive loss-adjusted yields with little or no leverage.

        CW estimates that the current universe of targeted potential CMBS is, as of May 31, 2008, approximately $30 billion of A+ to BBB- bonds issued between 2005 and 2007. Figure 7, below, indicates the outstanding balances as of May 31, 2008 (on a cumulative basis) of fixed rate CMBS rated A+, A, A-, BBB+, BBB and BBB-, respectively, issued during calendar years 2005, 2006 and 2007, respectively.

Figure 7.

Cumulative Par Balance Outstanding of CMBS (A+ - BBB-)

        Source: Prepared by our manager based on data provided by Trepp, LLC

        We believe that the sellers of these assets will include (i) life insurance companies and pension funds seeking to increase the credit quality of their portfolios (i.e., selling BBB rated bonds in order to purchase higher rated bonds), (ii) investment banks that are reducing inventory of bonds and

(iii) mid-sized to small commercial banks that might be forced to liquidate inventory for liquidity and regulatory capital purposes.

        We further believe that the commercial real estate market will feel the effects of the economic downturn in the next 12 to 18 months, which may cause property values to ultimately decrease and CMBS loan delinquencies to ultimately increase. All CMBS are not created equal and some issuances and series of CMBS will be more adversely affected than others. We believe that we have, through our manager, the requisite real estate expertise to identify the CMBS tranches that, even taking into account the future downturn, will generate attractive risk-adjusted returns for our stockholders.

Our Competitive Advantages

        We believe our business possesses a number of characteristics that will distinguish us from our competitors, including:

        Experienced Management Team.    The members of our manager's management team have an average of approximately 21 years of experience in real estate investing and finance, including significant experience in CMBS investment, private equity investment, capital markets, transaction structuring and risk management. Several members of the manager's underwriting and credit approval team have been working together as active participants in the non-investment grade CMBS sector for over 12 years, both at CW and a prior organization. We expect that the extensive experience of our manager's management in generating, structuring and managing complex capital raising transactions will provide us with the ability to effectively deploy our capital. As of May 31, 2008, CW managed approximately $11.2 billion in commercial real estate debt investments and was the primary servicer for a significant commercial mortgage loan portfolio. As of June 30, 2008, CW also served as special servicer on 120 CMBS securitizations that were backed by more than $175 billion in outstanding principal balance of commercial mortgage loans. Further, during its 36-year history, CW has invested and operated in a variety of commercial real estate credit cycles and market conditions. We expect CW's experience will allow us to assess and pursue attractive investment opportunities emanating from the current credit crisis and to acquire a range of investments with what our manager believes are sound fundamentals and protective structures to the extent that market conditions stabilize.

        Access to CW's Vertically Integrated Platform and Credit Culture.    CW has built a vertically integrated platform to manage and control the entire loan process from origination through underwriting, structuring, closing, servicing and, when necessary, default management. As a real estate lender, CW has developed a strong credit culture stemming from the extensive experience of its seasoned management team and the team's in-depth understanding of local real estate markets. This credit culture is further reinforced by the fact that CW generally manages the first loss positions of CW-originated loans on behalf of its clients (who typically retain the junior positions of these loans). Because many of the assets of CW are originated by its proprietary lending team, CW is able to underwrite and structure loans to minimize potential risks and is further able to service, manage and act as special servicer for these investments as needed. Through our manager, we intend to leverage this expertise and to utilize CW's credit models and approach to identify and assess risks associated with each investment opportunity.

        Deep Credit Fundamental Analysis.    The members of our manager's management team have significant experience managing investments in the CMBS sector and will provide us with the expertise to apply deep credit fundamental analysis to our CMBS investments. Since December 1, 2003, the members of this team dedicated to the acquisition of non-investment grade CMBS have underwritten and credit-approved a broad array of CMBS securitizations as part of the acquisition of non-investment grade CMBS and have helped to make CW one of the most active "B-Piece" buyers in the U.S. CMBS market since 2004. The depth of experience and expertise will be the cornerstone of our approach to investing in our target asset classes.

        Special Servicer Expertise.    CW is currently the second largest commercial real estate mortgage loan special servicer in the United States with an Above Average servicer ranking from S&P and a CSS2+ rating from Fitch. As of June 30, 2008, CW served as special servicer for 120 CMBS securitizations that were backed by over 14,000 loans with an outstanding principal balance in excess of $175 billion, which represented over 20% of the entire U.S. CMBS market and provides proprietary insight into a broad array of property types, markets and borrowers. The special servicer function is critical with respect to maximizing the return of principal and interest from the underlying loans. As an experienced special servicer, CW has gained in-depth knowledge of debt, loan participation and syndication documentation, intercreditor agreements, bankruptcy, workouts and other creditor rights issues. We believe CW's expertise in this area will be available to us through our manager and will provide us with a competitive advantage in sourcing, structuring and managing our investments. Furthermore, with respect to those securitization transactions where we control the non-investment grade CMBS and have the right to appoint the special servicer, we intend to appoint CW as special servicer.

        Access to CW's Extensive Relationships.    The market for assets in our target asset classes is highly competitive, and we may compete with many other participants for opportunities. We believe our manager's ability to identify attractive investment opportunities will distinguish us from many of our competitors. Over its 36 year history, CW has established an extensive network of relationships with well-recognized real estate owners, investors, lenders and developers, including leading investment banks, commercial banks and insurance companies. We expect that these long-standing relationships across the real estate industry will continue to generate attractive investment opportunities not typically available to the general market. In addition, we expect our relationship with CW will gain us access to major financial institutions, which may, in turn, provide us with both short-term lending facilities as well as long-term structured debt capabilities. Although we initially expect to limit our use of leverage, these relationships may be helpful in accessing debt financing during other stages of the credit cycle.

        Alignment of Interests.    We have taken certain steps to structure our relationship with CW so that our interests and those of CW are aligned. Members of our management and CW have agreed to purchase in the concurrent private placement a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, of which approximately      % will be shares of our common stock and      % will be OP units. We have also structured our management agreement to provide for incentive compensation to the special unitholder, an entity affiliated with our manager, if our earnings exceed a specified threshold, 25% of which incentive compensation, if payable, will be paid in the form of shares of our common stock or LTIP units in our operating partnership, subject to certain limitations. We believe that CW's investment in us and the special unitholder's ability to receive performance distributions will help to align CW's and our manager's interests with ours and create an incentive to maximize returns for our stockholders.

Our Financing Strategy

        We plan to finance our investments by deploying a prudent amount of leverage, the level of which will vary from time to time based on the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we intend to initially utilize limited amounts of leverage in implementing our investment and financing strategies. In the future, during other credit cycle phases, we expect to utilize CW's sophisticated capital markets expertise to enhance our investment returns through the prudent use of higher levels of leverage.

        In general, depending on the condition of the real estate credit market, we expect to deploy leverage through credit facilities, seller-provided financing, repurchase agreements, warehouse facilities, our formation of CDO and other securitization vehicles and total return swaps. We may also raise capital by issuing unsecured debt or shares of preferred or common stock. We currently do not have any commitments for financing.

        Credit Facilities.    We may fund purchases of our assets with credit facilities (including term loans and revolving facilities), although we currently do not have commitments for any credit facilities. These financings may be collateralized or non-collateralized and may involve one or more lenders. We expect these credit facilities will typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates.

        Seller-Provided Financing.    As noted above, we believe that sellers of existing classes of CMBS rated from A+ to BBB- will include (i) life insurance companies and pension funds that are looking for an increase in credit quality (i.e., selling BBB rated bonds and purchasing higher rated bonds), (ii) investment banks that are reducing inventory of bonds and (iii) mid-sized to small commercial banks that might be forced to liquidate inventory for liquidity and regulatory capital purposes. We believe that commercial banks and investment banks that are seeking to dispose of CMBS may be a source of financing for our purchases of their securities.

        Repurchase Agreements.    We may finance a portion of our assets through the use of short term repurchase agreements and other short term financings. We currently do not have commitments for any repurchase agreement. Repurchase agreements effectively allow us to borrow against loans and securities that we own. Under these agreements, we sell our loans and securities to a counterparty and agree to repurchase the same loans and securities from the counterparty at a price equal to the original sales price plus an interest factor. We expect to account for these agreements as debt secured by the underlying assets. During the term of a repurchase agreement, we earn the principal and interest on the underlying assets net of interest to the counterparty.

        Warehouse Facilities.    We may use temporary financing mechanisms such as warehouse facilities to finance assets. We currently do not have commitments for any warehouse facilities. To the extent that real estate credit market conditions recover, we anticipate using warehouse facilities in connection with the structuring of CDO and other securitization transactions. Prior to an expected CDO issuance, there is a period during which securities and assets are identified and acquired for potential inclusion in a CDO, known as a warehouse accumulation period. The warehouse provider purchases these securities and assets and holds them on its balance sheet. We would direct the acquisition of securities and assets by the warehouse provider during this period and would contribute cash and other collateral to be held in escrow by the warehouse provider to cover our share of losses should securities or assets need to be liquidated. Typically, we would share gains, including the net interest income earned during the warehouse period, and losses, if any, with the warehouse provider.

        CDO and Other Securitization Vehicles.    To the extent that real estate credit market conditions stabilize and we begin to use more leverage in our strategy, we intend to apply our expertise in structured finance to our securities and loans by financing them on a long term basis through CDO and other securitizations. We expect that these structures will improve our equity returns and match the terms of our securities and loans with our liabilities. In general, CDO vehicles are bankruptcy remote, special purpose investment vehicles formed to raise capital at lower costs through the issuance of different classes of securities, the repayment of which is linked to the performance of the underlying collateral. Cash flow from the portfolio of underlying securities and assets is used to repay the CDO liabilities sequentially, in order of seniority. We would expect to retain all or a majority of the subordinated notes or preference shares issued by any CDO or other securitization vehicle that we form.

        Total Return Swaps.    Subject to maintaining our REIT qualification, we may finance certain of our investments using total return swaps. Total return swaps allow an investor to gain exposure to an underlying loan without actually owning the loan. In these swaps, the total return (interest, fees and capital gains/losses on an underlying loan) is paid to an investor in exchange for a floating rate payment. The investor pays a fraction of the value of the total amount of the loan that is referenced in the swap as collateral posted with the swap counterparty. The total return swap is thus a leveraged investment in the underlying loan.

        Total return swaps will not be qualifying real estate assets or income for purposes of the REIT asset and income tests. See "U.S. Federal Income Tax Considerations." We may enter into total return swaps through a TRS, which would limit our ability to enter into such transactions and could cause the income from such swaps to be subject to corporate income tax.

Our Interest Rate Hedging and Risk Management Strategy

        We may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our financings. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources must not exceed 25% of our gross income.

        We intend to engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a TRS that is fully subject to corporate income taxation. Our interest rate management techniques may include:

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  interest rate swap agreements, interest rate cap agreements and swaptions;

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  puts and calls on securities or indices of securities;

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  U.S. treasury securities and options on U.S. treasury securities; and

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  other similar transactions.

        We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our obligations with the maturities of our assets and (ii) to match the interest rates on our investments with like-kind obligations (i.e., floating rate assets are financed with floating rate obligations and fixed-rate assets are financed with fixed-rate obligations), directly or through the use of interest rate swap agreements, interest rate cap agreements, or other financial instruments, or through a combination of these strategies. We expect this to allow us to minimize, but not eliminate, the risk that we have to refinance our obligations before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

        Risk management is an integral component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Because we invest primarily in fixed income securities, investment losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate distributions to our stockholders. In addition, because we expect to employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities will create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to us, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by CW. There can be no assurance that these tools will help us successfully manage our risks.

Investment Process

        In making investment and management decisions on our behalf, our manager will utilize a carefully formulated process. Our investment process is based on a very selective and disciplined approach that integrates CW's due diligence capacity and detailed asset underwriting process as well as its substantial experience in successfully structuring complex investment with multiple real estate, financial and legal issues.

        Our Investment Committee.    Our investment committee is comprised of Charles Spetka, Tom Nolan and Craig Lieberman. Our investment committee has authority delegated by our board of directors to authorize transactions consistent with our investment guidelines. Any transaction deviating in a material way from these guidelines must be approved by our board of directors unless otherwise delegated by the board.

        The following is a description of our manager's activities during each stage of the investment process. Our manager will use this investment process to assess and pursue attractive acquisition opportunities for us emanating from the current credit crisis. In particular, this process will enable our manager identify, analyze, select and acquire real estate debt securities and loans that present attractive risk-adjusted returns and accurately determine the return and recovery rates for such investments. To the extent that market conditions stabilize, our manager will use this same process to acquire for us a range of investments with what our manager believes are sound fundamentals and protective structures and to position us to develop optimal financing solutions for, and to enhance the returns we achieve from, our assets.

        Investment Sourcing.    We expect to source investments through CW's extensive network of relationships with key origination sources of CMBS, broker-dealers at most of the major commercial and investment banks, CW's loan origination platform, direct relationships with borrowers and brokers, and institutional relationships with third parties seeking to co-originate and/or sell all or portions of their investments. We believe our manager's relationship with CW provides us with a unique pipeline of investment opportunities. CW has developed an extensive network of relationships in its 36-year history in the real estate business.

        Investment Analysis.    All investments will be screened prior to committing underwriting resources and reviewed by at least one member of our investment manager's committee for conformity to our investment guidelines and overall suitability, including consideration of regulatory and portfolio risk management. Following such initial screening, our manager will perform deep credit fundamental analysis of each potential investment, whether acquired from sources outside CW or originated by CW. The hallmark of this process involves using the extensive commercial real estate debt and due diligence experience and expertise developed by CW's underwriting and credit approval team in order to value all potential CMBS investments based on loss-adjusted yields.

        Different investments will entail different investment analysis. For non-investment grade CMBS, our manager will reunderwrite every loan in the portfolio from the bottom up to derive loss-adjusted cash flows. For investment grade CMBS acquired in the secondary market, our manager will (i) utilize information available to it based on its own portfolio and other portfolios which it evaluated but did not acquire, and (ii) reunderwrite at least the top 50% of the collateral loan balance of each such CMBS pool and use proprietary analytical models and investment infrastructure to derive loss-adjusted cash flows. For whole loan origination, B-Notes and mezzanine loan investments, and when a bottom-up approach is utilized for CMBS collateral, our manager will perform: (i) property level underwriting, including an extensive review of property histories and current and projected revenue and expenses, as well as a comprehensive analysis of rent rolls, lease abstracts and credit of tenants; (ii) a market review, including a review of the existing/projected supply and demand characteristics of the particular market, including competitive property analysis, recent leases/trends, projected valuation compared to recent sales, and replacement cost analysis; (iii) sponsorship/borrower analysis, and (iv) cash flow analysis. Credit risk will also be addressed through our manager's on-going surveillance.

        Investment Execution.    Our investment committee will review the credit approval memorandum prepared for each potential investment, including a review of all relevant aspects of the investment, to determine approval. Meetings of our investment committee will require a quorum of two members and all investments will require the approval of our chief operating officer and at least one other member of the investment committee. Upon approval, our manager will work with counsel to finalize deal terms and negotiate and document transaction agreements (including intercreditor agreements, seller representations and warranties, status of title, property leases and licenses, and cash management agreements). Our manager will coordinate the funding of each investment. At least one of our independent directors must approve any investment in any security or loan structured, issued or managed by CW or its affiliates.

        Surveillance.    The surveillance process will begin at the time of acquisition. Using the credit approval memorandum and underwriting results, our manager will work with CW's surveillance team to create a baseline for measuring performance criteria. Also at this time, CW's surveillance team will identify and begin tracking any issues or potential issues raised in the investment process.

        Each investment will be assigned to an asset analyst or associate. The analyst or associate will be responsible for monitoring performance of the asset, including:

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  early identification of issues;

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  interfacing with the direct servicer for payments and updates on property performance;

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  reviewing or conducting site inspections to the extent necessary or feasible; and

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  calculating or reviewing financial data including debt coverage ratios, internal rates of return, loan to value ratios and occupancy numbers.

        On a quarterly basis, all of our assets will be reviewed by our manager through reports generated by the CW surveillance team. In addition to highlighting various performance metrics and discussing material issues or concerns, the reports will compare performance history to original underwriting expectations.

        The CW surveillance team has a variety of tools at its disposal. In addition to commercially available resources, the CW surveillance team utilizes CW's proprietary loan database populated with property level and borrower information gleaned from CW's deal experience and long-standing presence in the commercial real estate market.

        Realization.    Our manager will monitor market conditions, and identify profitable opportunities to sell assets at substantial profits or refinance assets to enhance the investor returns. Our manager will pay particular attention to the impact of investment realization on the diversification of overall portfolio return and credit risk. In addition, tax impacts of potential realization/exit strategies will be considered.

Asset Recovery

        We expect our manager's real estate operating and distressed debt workout management experience will assist us in managing defaults or other problems that may arise with our investments and support our efforts to maximize the recovery value of our assets. To the extent a default is realized with regard to an investment with respect to which we are the controlling class representative, our manager (working with CWCAM) will be responsible for recommending and implementing the appropriate recovery strategy in order to produce the highest present value recovery. This may include demand for payment, forbearance, modification, compromise, deed-in-lieu of foreclosure, foreclosure and litigation. Typically, a number of alternatives can then be compared on a net present value basis and consideration given to the risks related to executing each alternative.

Dividend Reinvestment Plan

        We intend to adopt a dividend reinvestment plan that will permit the reinvestment of our dividends and other distributions on behalf of stockholders who elect to participate in the plan. As a result, if our board of directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have elected to participate in our dividend reinvestment plan will have their cash distribution reinvested in additional shares of common stock, rather than receiving the cash distribution.

Competition

        We are subject to significant competition in seeking real estate-related investments. We compete with many third parties engaged in real estate debt activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, hedge funds, private equity funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. We may also compete with CW and its affiliates for investment opportunities. See "Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager and CW—We will compete with current and future investment entities affiliated with our manager and CW." Our manager may also be subject to significant competition in originating securities and loans. In addition, there are REITs and other entities with investment objectives similar to ours and others may be organized in the future, including ones sponsored by CW or its affiliates. Some of these competitors have substantially greater financial resources than we do and generally may be able to accept more risk. They may also enjoy significant competitive advantages that result from, among other things, greater access to capital, a lower cost of capital and enhanced operating efficiencies.

        Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and, to the extent we utilize leverage, a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of the net proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to pay or maintain dividend distributions to our common stockholders.

Investment Company Act Exemption

        We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we organized our company as a holding company that conducts its businesses primarily through majority-owned subsidiaries, the securities issued to us by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis.

        We expect that at least one of our subsidiaries, CWCapital Realty I LLC, will be organized to be exempt from the Investment Company Act by virtue of Section 3(c)(5)(C), which is an exemption that is not promulgated under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. This exemption is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of such subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act.

        We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company, through our majority-owned subsidiaries, is primarily engaged in the non-investment company businesses of our subsidiaries.

        If the combined value of our investments in our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of our subsidiaries fail to maintain their exceptions or exemptions from the Investment Company Act, we may have to register under the Investment Company Act and could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        Qualification for exemption from the Investment Company Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

Legal Proceedings

        We and our manager are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our manager.

Company Information

        Our principal executive offices are located at 1540 Broadway, Floor 23, New York, New York 10036. Our telephone number is (646) 253-8800. Our manager will enter into a shared facilities and services agreement with affiliates of our manager pursuant to which these affiliates will provide our manager with office space. Our website is located at                        . The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

Employees

        We have no employees, and we do not anticipate hiring any employees in the near term. We will be externally managed by our manager pursuant to a management agreement, subject to oversight by our board of directors that will include a majority of independent directors. Each of our executive officers serves as an executive officer of one or more CW affiliates.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain of our investment, financing and other policies.

Investments

Investment Objective

        Our investment objective is to make investments that generate attractive risk-adjusted returns for our stockholders. We pursue our investment objective primarily through our operating activities.

Investment Guidelines

        We have no prescribed limitation on any particular investment type. We intend to pursue investments in our target asset classes that have the potential to generate favorable risk-adjusted returns, consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes and our intention not to be required to register under the Investment Company Act. We have adopted general guidelines for our investments and borrowings to the effect that:

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  no investment shall be made which would cause us to fail to qualify as a REIT; and

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  no investment shall be made which would cause us to be regulated as an investment company.

        Our board of directors may establish additional investment policies and procedures and investment guidelines. Any such investment policies and procedures and guidelines adopted by our board of directors may be changed by our board of directors without the approval of our stockholders.

Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the percentage of ownership limitations and the asset and gross income tests necessary for REIT qualification, we may invest in equity or debt securities of other REITs and other entities engaged in real estate activities and securities of other issuers. We may invest in various types of securities of or interests in entities primarily engaged in real estate activities, including CMBS, common and preferred equity securities, fixed income securities issued by REITs and real estate CDOs.

Investments in Real Estate Mortgages

        We plan to invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under these mortgages and that the collateral securing them may not be sufficient to enable us to recoup our full investment.

Financing Policies

        Our investment guidelines do not restrict the amount of indebtedness that we may incur. We will seek to use leverage judiciously to enhance overall investment returns while maintaining appropriate levels of leverage relative to our asset base, the cost of financing and the structure of available financing. We expect that assets such as rated CMBS, which are relatively secure and relatively liquid, would generally be financed with higher levels of leverage than we would use to finance other assets. We will also seek, where possible, to match the terms and interest rates of our assets and liabilities to minimize the differential between overall asset and liability maturities and to capture positive spreads between yields on the assets and the long term financing costs of such assets.

        In utilizing leverage, our objectives are to improve loss-adjusted yields and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Hedging Policies

        We may use hedging transactions in order to protect the value of our real estate debt securities and loan portfolio prior to the execution of long-term financing transactions, as market conditions permit, such as the completion of a securitization. We may also use hedging transactions to manage the risk of interest rate fluctuations with respect to liabilities. We may use interest rate swaps, interest rate caps, short sales of securities, options or other hedging instruments in order to implement our hedging strategy. In general, income from hedging transactions does not constitute qualifying income for purposes of the REIT 75% and 95% gross income requirements. To the extent, however, that we enter into a hedging contract (1) to reduce interest rate risk or foreign currency exposure on indebtedness incurred to acquire or carry real estate-related assets or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and properly identify in our books and records such hedge contract, any income that we derive from the contract would be excluded income for purposes of calculating the REIT 75% and 95% gross income tests if specified requirements are met. See "U.S. Federal Income Tax Considerations—Gross Income Tests—Hedging Transactions."

Conflicts of Interest Policies

        Our board of directors has approved guidelines regarding possible conflicts of interest. Any transactions between us and CW or its affiliates not specifically permitted by our management agreement or the shared facilities and services agreement must be approved by a majority of our independent directors. The independent directors will review transactions on a quarterly basis to ensure compliance with the investment guidelines. In such a review, the independent directors will rely primarily on information provided by our manager. For further information regarding these conflicts, see "Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager and CW—There are conflicts of interest in our relationship with CW and its affiliates, including our manager, which could result in decisions that are not in the best interests of our stockholders."

        In addition, our board of directors is subject to policies, in accordance with provisions of Maryland law, which are also designed to eliminate or minimize conflicts, including the requirement that all transactions in which directors or executive officers have a material conflicting interest to our interests be approved by a majority of our disinterested directors. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

        In addition, CW is subject to certain allocation policies, subject to change in its discretion, in allocating investments among us and other investment funds and vehicles and other ventures managed by it. See "Our Manager and the Management Agreement—Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities."

Interested Director, Officer and Employee Transactions

        We have adopted a policy that, unless such an action is approved by a majority of our disinterested directors, we will not:

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  acquire from or sell to any of our directors, officers or employees, or any entity in which one of our directors, officers or employees has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of our assets or other property; or

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  make any loan to or borrow from any of the foregoing persons.

        Notwithstanding the foregoing, we will not make loans to any such persons if such loans are prohibited by law.

        In addition, our bylaws do not prohibit any of our directors, officers or agents, in their personal capacities or in a capacity as an affiliate, employee or agent of any other person, or otherwise, from having business interests and engaging in business activities similar to or in addition to or in competition with those of or relating to us.

        Further, we will not engage in any transaction with CW or its affiliates not specifically permitted by our management agreement or the shared facilities and services agreement unless approved by a majority of our independent directors.

        Pursuant to Maryland law, a contract or other transaction between a company and a director or between the company and any other company or other entity in which a director serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof if (1) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the board of directors or a committee of the board, and the board or committee authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest of the transaction are disclosed to the stockholders entitled to vote thereon, and the transaction is approved by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or entity, or (3) the transaction or contract is fair and reasonable to the company at the time it is authorized, ratified or approved.

Policies with Respect to Other Activities

        We have the authority to offer shares of common stock or preferred stock or options to purchase shares in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. We may issue preferred stock from time to time, in one or more series, as authorized by the board of directors without the need for stockholder approval. See "Description of Capital Stock." We do not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers. We have not in the past, but we may in the future, invest in the securities of other issuers for the purpose of exercising control over such issuers. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the regulations of the U.S. Department of the Treasury, our board of directors determines that it is no longer in our best interest to qualify as a REIT. Except as described in this prospectus, we have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

        We are externally advised and managed by our manager. Each of our executive officers serves as an executive officer of one or more CW affiliates. The executive offices of our manager are located at 1540 Broadway, Floor 23, New York, New York 10036, and the telephone number of our manager's executive offices is 866-220-1152.

Executive Officers of CW

        The following table sets forth certain information with respect to certain of the executive officers of CW:

Executive Officer	Age	Position Held with CW
Todd Schuster	48	Chief Executive Officer, CWFS and subsidiaries
Charles Spetka	45	President, CWCI; President, CWCAM
Craig Lieberman	46	Managing Director, CWCI
Tom Nolan	58	Senior Managing Director and Chief Credit Officer, CWCI; Chief Credit Officer, CWCAM
Carla Stoner	46	Chief Financial Officer, CWFS
Scott D. Spelfogel	47	Senior Vice President and General Counsel, CWFS and subsidiaries

        Todd Schuster.    Mr. Schuster is the Chairman of our board of directors. Mr. Schuster is a founder, principal and member of the Board of Managers of CWFS, and serves as the Chief Executive Officer of CWFS and its subsidiaries. Mr. Schuster joined CW's predecessor company in 1990. In September 2002, Mr. Schuster spearheaded the acquisition of CWFS by its senior management team and CDP. This transaction helped propel CWFS to the forefront of the commercial mortgage finance industry by combining the company's lending and capital markets expertise with the capital resources and investment philosophy of CDP. Today, Mr. Schuster leads a distinctive organization within the commercial real estate finance industry with more than 306 employees located in 14 offices throughout the United States as of May 31, 2008. Prior to founding the company, Mr. Schuster was employed in the commercial mortgage finance units of Bankers Trust and Salomon Brothers. Mr. Schuster received a Bachelor of Arts from Tufts University.

        Charles Spetka.    Mr. Spetka is our Chief Executive Officer and President and a member of our board of directors. Mr. Spetka joined CWCI in 2003 as President and became President of CWCAM at its inception in July of 2005. In this capacity, Mr. Spetka is responsible for developing and managing CWCI's investment management platforms and CWCAM's special servicing platform operation. Prior to joining CWCI, Mr. Spetka spent seven years with GMAC Commercial Mortgage Corporation, or GMACCM, where he was a founder and Managing Director of GMAC Institutional Advisors and developed the Fund Management Business and CDO platform. Under the supervision of Mr. Spetka, the group was a dominant investor in non-investment grade CMBS, created three opportunity funds, and issued seven CDOs. Several members of CWCI's underwriting and credit approval team, including Mr. Spetka, have been working together as active participants in the non-investment grade CMBS sector for over 12 years both at CW and GMACCM. Prior to joining GMACCM, Mr. Spetka was a trader at Goldman Sachs and First Albany Corporation where he specialized in CMBS, HUD project loans and commercial performing and non-performing loans. Mr. Spetka received a Bachelor of Science in Electrical Engineering from the Pennsylvania State University and a Masters in Business Administration from the University of North Carolina.

        Craig Lieberman.    Mr. Lieberman is our Chief Operating Officer. Mr. Lieberman joined CWCI in 2004. Mr. Lieberman has been responsible for overseeing the issuance and management of CDOs and all other structured securitization transactions. Prior to joining CWCI, Mr. Lieberman was an Executive Vice President at CRIIMI MAE Inc. and was responsible in part for reorganizing and restructuring the real estate-related operations of CRIIMI MAE including special servicing/workouts and surveillance activities, and was further responsible for implementing new procedures and methodology for valuing the mortgage loans underlying CRIIMI MAE's CMBS portfolio. Prior to CRIIMI MAE, Mr. Lieberman was a Managing Director at Quantico Partners, a structured finance company, and was responsible for the development of a principal protected non-investment grade CMBS fund and a REIT CDO structure based on credit default swaps. Prior to Quantico Partners, Mr. Lieberman was a Director of CMBS securitization at First Union Securities (now known as Wachovia Securities). Prior to Wachovia Securities, Mr. Lieberman was a partner in the law firm of Kilpatrick & Stockton, LLP where he was responsible for the creation of the capital markets/commercial mortgage-backed securities practice group. Mr. Lieberman also worked in New York City for nine years for the law firms of Rogers & Wells and Proskauer Rose. Mr. Lieberman received his Juris Doctorate from Northwestern University School of Law where he graduated cum laude and received his undergraduate Bachelor of Arts in Business Administration in Finance from the University of Michigan at Ann Arbor where he graduated with High Distinction.

        Tom Nolan.    Mr. Nolan is our Chief Investment Officer. Mr. Nolan joined CWCI in 2003 and is Senior Managing Director of CWCI's CMBS acquisition team. Mr. Nolan is also Chief Credit Officer of CWCI and CWCAM. In this role, Mr. Nolan is responsible for growing the CMBS platform and for overseeing the real estate credit underwriting process. Prior to joining CWCI, Mr. Nolan worked at GMACCM as Managing Director of Real Estate Debt Investment Group, a group that was formed to invest primarily in high yield CMBS. In this capacity, he was responsible for the real estate credit underwriting process for the purchase of non-investment grade CMBS issues as well as various other subordinate debt instruments. He was also responsible for the bond surveillance operation within the group and for building a state-of-the-art database system for both the purchase and surveillance of the various bond positions within the unit. Several members of CWCI's underwriting and credit approval team, including Mr. Nolan, have been working together as active participants in the non-investment grade CMBS sector for over 12 years both at CW and GMACCM. Mr. Nolan's prior positions include West Coast Regional Manager for Household Commercial, Inc., a wholly-owned subsidiary of Household International Inc., a financial services corporation that was acquired by HSBC Holdings plc in 2003, and a Senior Manager at Arthur Andersen LLP, where he was instrumental in the CMBS transactions sponsored by the Resolution Trust Corporation and private clients, and provided consulting services to financial institutions in the real estate lending and credit arenas. Mr. Nolan earned a Bachelor of Science in Economics, Business Management from Russell Sage College and is also a graduate of General Electric Company's Financial Management Program.

        Carla Stoner.    Ms. Stoner is our Chief Financial Officer. Ms. Stoner joined CWFS in January 2006 as its Chief Financial Officer and is responsible for the financial management, budgeting, reporting and strategic financial planning processes for the company. Ms. Stoner is a 17-year veteran of the commercial and multifamily real estate industry with extensive expertise in transaction management, property operations, treasury management, debt management and origination. Prior to joining CWFS, Ms. Stoner was the Executive Vice President, Chief Financial Officer and part owner of WMC Management Company, a full service real estate management and consulting firm. While with WMC she managed numerous initiatives to reduce capital costs, resolve deficits and improve financial control for clients, including the creation and implementation of the "Rev Pak" system designed to maximize revenue for multifamily assets. Ms. Stoner holds a Bachelor of Science in Accounting from Virginia Tech.

        Scott D. Spelfogel.    Scott Spelfogel is our Senior Vice President and General Counsel. As Senior Vice President, General Counsel and Corporate Secretary for CWFS and its subsidiaries, Mr. Spelfogel is responsible for coordination and delivery of all legal services to CW, as well as corporate governance and regulatory compliance, contracts, leasing, litigation, corporate acquisitions and new business ventures. He joined CW in 2005 from The Berkshire Group (including its subsidiary Berkshire Mortgage Finance) with 20 years of legal experience and over 16 years of in-house counsel experience serving NYSE and AMEX listed companies. His broad legal expertise includes securities law, real estate, litigation, contracts and general corporate law. Mr. Spelfogel holds a Bachelor of Science in Business Administration from Boston University School of Management, a Master of Law in Taxation from Boston University School of Law and a Juris Doctorate from Syracuse University College of Law.

Investment Committee

        We have an investment committee comprised of our officers, Messrs. Spetka, Lieberman and Nolan. For biographical information on the members of the investment committee, see "—Executive Officers of CW." The role of the investment committee is to oversee our investment guidelines, our investment portfolio holdings and related compliance with our investment policies. The investment committee will meet as frequently as it believes is necessary.

Management Agreement

        Concurrent with the completion of this offering, we will enter into a management agreement with our manager pursuant to which it will provide for the day-to-day management of our operations.

        The management agreement requires our manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our manager's role as manager is under the supervision and direction of our board of directors. Our manager will be responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with investment advisory services. Our manager will be responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

        (i)          serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

        (ii)         investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

        (iii)        with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

        (iv)        negotiating and entering into, on our behalf, repurchase agreements, credit finance agreements, securitizations, commercial papers, interest rate swap agreements and other hedging instruments, warehouse facilities and all other agreements and engagements required for us to conduct our business;

        (v)         engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to our investments;

        (vi)        coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

        (vii)       providing executive and administrative personnel, office space and office services required in rendering services to us;

        (viii)      administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

        (ix)        communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

        (x)         counseling us in connection with policy decisions to be made by our board of directors;

        (xi)        evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with the investment guidelines;

        (xii)       counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

        (xiii)      counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

        (xiv)      assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to CMBS, mezzanine loans, B-Notes, commercial mortgage loans, real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets;

        (xv)       furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our manager;

        (xvi)      monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

        (xvii)     investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

        (xviii)    causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

        (xix)      assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

        (xx)       assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or the Securities Act, or by the NYSE;

        (xxi)      assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

        (xxii)     placing, or arranging for the placement of, all orders pursuant to our manager's investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

        (xxiii)    handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our manager of its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

        (xxiv)    using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

        (xxv)      representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, CMBS, mezzanine loans, B-Notes, commercial mortgage loans (including on a portfolio basis), real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

        (xxvi)    advising us with respect to obtaining appropriate repurchase agreements, warehouse facilities or other secured and unsecured forms of borrowing for our assets;

        (xxvii)   advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

        (xxviii)  performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our manager shall deem appropriate under the particular circumstances; and

        (xxix)     using commercially reasonable efforts to cause us to comply with all applicable laws.

        Pursuant to the management agreement, our manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our manager and its officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by our manager and any person providing sub-advisory services to our manager will not be liable to us, any subsidiary of ours, our directors, our stockholders, members or partners or any subsidiary's stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except because of acts constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our manager, its officers, stockholders, directors, members, personnel, any person controlling or controlled by our manager and any person providing sub-advisory services to our manager, together with the managers, officers, directors and personnel of our manager, its officers, members, directors, managers and personnel, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence. Our manager has agreed to indemnify us, our directors and our officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from our manager's reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence. For the avoidance of doubt, our manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (e.g., a transaction was effected in violation of our investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our manager will carry errors and omissions and other customary insurance upon the completion of the offering.

        Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a chief executive officer, president, chief operating officer, chief investment officer, chief financial officer, and general counsel along with appropriate support personnel, to provide the management services to be provided by our manager to us.

        The management agreement may be amended or modified by agreement between us and our manager. The initial term of the management agreement expires on the second anniversary of the closing of this offering and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our manager's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually without cause upon the vote of a least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our manager are not fair, subject to our manager's right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, we will make a termination payment to our manager equal to            times the annual base management fee during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. In addition, our operating partnership will repurchase in connection with any such termination payment, the special unit for an amount equal to            times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. We refer herein to the termination payment referred to in the fifth sentence of this paragraph and the special unit repurchase price in the sixth sentence of this paragraph as the termination fee.

        We may also terminate the management agreement, without the payment of any termination fee, with 30 days prior written notice from us to our manager for cause, which is defined as:

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  our manager's continued material breach of any provision of the management agreement that has a material adverse effect on us following a period of 30 days after written notice thereof (or 90 days after written notice of such breach if our manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  our manager's fraud, willful misconduct, misappropriation of funds, or embezzlement against us;

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  our manager's gross negligence of duties under the management agreement;

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  the occurrence of certain events with respect to the bankruptcy or insolvency of our manager, including an order for relief in an involuntary bankruptcy case or our manager authorizing or filing a voluntary bankruptcy petition;

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  our manager is convicted (including a plea of nolo contendere) of a felony;

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  the dissolution of our manager; and

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  a change of control (as defined in the management agreement) of our manager to which at least 75% of our independent directors, after receiving written notice of such proposed change of control, have objected in writing based on the reasonable belief that such change of control will result in unsatisfactory performance by our manager that is materially detrimental to us.

        Our manager may generally only assign the management agreement with the written approval of a majority of our independent directors. Our manager, however, may assign the management agreement to any of its affiliates without the approval of our independent directors.

        Our manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we also would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our manager may terminate the management agreement upon 60 days written notice. If the management agreement is terminated by our manager due to our material breach of such agreement, we would be required to pay the termination fee described above.

Management Fees, Expense Reimbursements and Termination Fee

        We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our manager to conduct our operations. Expense reimbursements to our manager are made in cash on a quarterly basis following the end of each quarter.

Base Management Fee

        We will pay our manager a base management fee quarterly in arrears in an amount equal to the sum of (i)       % per annum, calculated quarterly, of the first $       million of our stockholders' equity, and (ii)       % per annum, calculated quarterly, of our stockholders' equity for any amount in excess of $       million. However, for the six months following the closing of this offering, the base management fee shall be      % per annum, calculated quarterly, of our stockholders' equity.

        For purposes of calculating the base management fee, our stockholders' equity means the sum of the net proceeds from all issuances of our equity securities less the sum of any amounts that we pay for all repurchases of our common stock since inception (allocated on a pro rata daily basis for any issuances or repurchases during the most recently completed calendar quarter (which we refer to as the current quarter)), plus our retained earnings at the end of such quarter (excluding non-cash equity compensation expense incurred in current or prior periods, any unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our manager and our independent directors and approved by a majority of our independent directors. Our stockholders' equity for the purposes of calculating the base management fee could be greater than the amount of stockholders' equity shown on the consolidated financial statements.

        Except for the special unit, we will treat outstanding limited partner interests of our operating partnership (not held by us) as outstanding shares of capital stock for purposes of calculating the base management fee. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

        The base management fee of our manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our manager setting forth the computation of the base management fee for such quarter.

Reimbursement of Expenses

        Because our manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

        We also pay all operating expenses, except those specifically required to be borne by our manager under the management agreement. Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager's personnel (except as referred to in the previous paragraph) and other related expenses. The expenses required to be paid by us include, but are not limited to:

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  expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

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  costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

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  the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

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  costs associated with the establishment and maintenance of any of our repurchase agreements, warehouse facilities and other secured and unsecured forms of borrowings (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

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  expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

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  costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

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  expenses incurred by managers, officers, personnel and agents of our manager for travel or entertainment on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our repurchase agreements, warehouse facilities and other secured and unsecured forms of borrowings or any of our securities offerings;

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  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

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  compensation and expenses of our custodian and transfer agent, if any;

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  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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  all taxes and license fees;

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  all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our manager elects to carry for itself and its personnel;

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  costs and expenses incurred in contracting with third parties, including affiliates of our manager, for the servicing and special servicing of our assets;

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  all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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  expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our manager;

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  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

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  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency; and

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  all other expenses actually incurred by our manager which are reasonably necessary for the performance by our manager of its duties and functions under the management agreement.

        In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our manager and its affiliates required for our operations.

Termination Fee

        A termination fee will be payable in the event that the management agreement is terminated without cause upon the vote two-thirds of our independent directors or the holders of a majority of our outstanding common stock, based upon unsatisfactory performance by our manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our manager agrees to compensation that two-thirds of our independent directors determine is fair. The termination fee will be equal to      times the annual base management fee earned by our manager during the 12-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Incentive Allocation and Distribution

        Under the partnership agreement of our operating partnership, the special unitholder will be entitled to receive an incentive allocation and distribution (which we refer to as the incentive distribution), distributed quarterly in arrears, equal to    % of the dollar amount by which Core Earnings for the most recently completed calendar quarter (which we refer to as the current quarter), before the incentive distribution, exceed the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the current quarter and (2) the greater of (a)     % per annum and (b)     % per annum plus the ten-year U.S. treasury rate (as defined in the partnership agreement) for the current quarter, expressed, in each case, on a quarterly basis. The incentive distribution distributable to the special unitholder shall be subject to a trailing four-quarter high watermark. In determining the high watermark, an annual incentive distribution shall be calculated based upon Core Earnings for the current quarter and prior three calendar quarters, which we refer to as the yearly distribution. Accordingly, the special unitholder shall receive an incentive distribution with respect to the current quarter only if the yearly distribution exceeds the incentive distributions distributable cumulatively to the special unitholder in the prior three quarters. For purposes of calculating the yearly distribution for each of the initial            calendar quarters commencing in 2009, Core Earnings and the ten-year U.S. treasury rate will be calculated for the current quarter and each previously completed quarter on an annualized basis. In addition, the special unitholder shall not be entitled to any incentive distributions in respect of any calendar quarter in 2008.

        Core Earnings, as defined in the partnership agreement, is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation or amortization on real estate assets, unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income. This amount will include certain non-cash items and will be adjusted to exclude one-time events pursuant to changes in GAAP after discussions between our manager and our independent directors and approved by a majority of our independent directors.

        Except for the special unit, we will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the incentive distribution and yearly distribution.

        The incentive allocation and distribution shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the incentive allocation and distribution in cash within five business days after delivery to us of the written statement of our manager setting forth the computation of the incentive allocation and distribution for such quarter.

        We will pay 25% of the incentive distribution, if payable, in the form of shares of our common stock or LTIP units in our operating partnership; provided, however, that our compensation committee, after consultation with our board of directors, may decrease the amount of the incentive distribution, if payable, that will be paid in the form of shares of our common stock or LTIP units if the average of the closing sales prices of our common stock on the national securities exchange on which our common stock is then principally traded for the      consecutive trading days ending on the last day of such quarter is less than our book value per share of common stock on the last day of such quarter.

        The actual number of shares of common stock or LTIP units that will be issued in any quarter in accordance with the foregoing will be determined by dividing the value of the portion of the incentive distribution to be paid in common stock or LTIP units in such quarter by the average of the closing sales prices of our common stock on the national securities exchange on which our common stock is then principally traded for the 20 consecutive trading days ending on the last day of such quarter. However, if our common stock is not listed on a national securities exchange at the time of any such determination, then the value of the common stock (and the corresponding value of LTIP units) for purposes of such determination shall be as follows: (i) if our common stock is actively traded in an over-the-counter market, the average of the closing bid and asked prices for the common stock in such over-the-counter-market for the 20 consecutive trading days ending on the last day of such quarter, or (ii) if there is no active public market for the common stock, the fair market value of our common stock, as reasonably determined in good faith by our independent directors.

        All shares of common stock and LTIP units to be issued as payment of a portion of the incentive distribution will not be transferable for a period of 12 months from the date of issuance; provided, however, that the special unitholder will be permitted to transfer such shares and LTIP units to officers and employees of CW, including our manager. Any such officer or employee who receives such shares and LTIP units pursuant to the foregoing will be subject to such 12-month transfer restriction. The holders of these shares of common stock and LTIP units will be entitled to receive dividends and distributions, as applicable, when any dividends are declared and paid on our common stock immediately upon such payment.

        We will agree to register the resale of any common stock (including any common stock issuable upon an exchange of OP units issuable upon conversion of LTIP units) that will be issued to the special unitholder as payment of a portion of the incentive distribution. We will also grant the holders of such shares of common stock the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of shares of common stock from selling stockholders to be included in those offerings.

Repurchase of the Special Unit

        If the management agreement is terminated under circumstances under which we are obligated to make a termination payment to our manager, our operating partnership shall repurchase, concurrently with such termination, the special unit for an amount equal to      times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. If the management agreement is terminated under circumstances under which we are not obligated to make a termination payment to our manager, then our operating partnership shall repurchase the special unit for $100.00. CWCI Management (Incentive) LLC may transfer all or any portion of the special unit to any person who is an affiliate of our manager.

Shared Facilities and Services Agreement

        Pursuant to the terms of the management agreement, our manager will provide us with our management team, including our officers, along with appropriate support personnel. Our manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

        Our manager will enter into a shared facilities and services agreement with affiliates of our manager, pursuant to which they will provide our manager with access to, among other things, their information technology, office space, personnel and other resources necessary to enable our manager to perform its obligations under the management agreement. The shared facilities and services agreement is intended to provide us access to CW's pipeline of assets and its personnel's experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions. CW, and as a result our manager, have well respected and established portfolio management resources for our target assets and a sophisticated infrastructure supporting those resources, including investment professionals focusing on CMBS, commercial mortgage loans, mezzanine loans, B-Notes and other real estate debt securities and loans. We also expect to benefit from our manager's finance and administration functions, which address legal, compliance, investor relations and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

        We have no employees and we do not pay to any of our officers or our manager's officers or personnel any cash compensation. Rather, we pay our manager a base management fee and our manager's affiliated entity, the special unitholder, an incentive allocation and distribution, based on performance pursuant to the terms of the management agreement and the partnership agreement of our operating partnership.

Conflicts of Interest

        We are subject to conflicts of interest relating to CW and its affiliates, including our manager, because, among other things:

Conflicts with CW

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  Each of our executive officers and non-independent directors also serves as an executive officer of one or more CW affiliates. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our manager, the special unitholder and CW, which were not negotiated at arm's length, and their terms may not have been as favorable to us as if they had been negotiated with an unaffiliated third party;

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  Our executive officers are not required to devote a specific amount of time to our affairs. Accordingly, we will compete with CW, its funds, investment vehicles and other ventures for the time and attention of these officers in connection with our business;

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  Each of Todd Schuster, who is our Chairman and an officer of our manager, and Charles Spetka, who is our Chief Executive Officer and President and an officer of our manager, own equity interests in CWFS, which is the ultimate parent company of our manager and the special unitholder. Therefore, these individuals have interests in our relationships with our manager and CW that are different than the interests of our stockholders;

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  There will be conflicts of interest in allocating investment opportunities to us and other funds, investment vehicles and ventures managed by CW. For example, CW currently serves as the general partner for CWCapital Enhanced Yield Debt Fund II, a private fund formed to acquire a portfolio of debt and debt-related investments in a broad range of real estate assets and real estate operating companies located in the United States. This fund primarily invests in B-Notes and mezzanine loans. The fund's partnership agreement provides that during the fund's investment period the fund shall have a right of first offer with respect to (a) 10% of any fixed rate subordinated CMBS originated by CW, which we refer to as the 10% ROFO, (b) 75% of all CDO equity (and any other CDO class that would meet the target returns of the fund) sourced by CW and (c) investments sourced by CW in B-Notes, mezzanine loans, floating rate subordinate CMBS and other high yielding subordinate real estate debt and debt-related investments that meet the fund's investment strategy (such as subordinate corporate real estate bonds, preferred equity investments, and subordinate sub-performing loans and non-performing loans). The investment period for this fund expires on the earlier of (a) the third anniversary of the date of the final closing by the fund (which final closing may occur on any date prior to August 17, 2008; provided, however, that CW is seeking to extend that date until December 31, 2008, and (b) the date on which the fund's capital commitments are fully committed or reserved for investment;

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  We do not believe that the right of first offer granted in favor CWCapital Enhanced Yield Debt Fund II will have an adverse impact on our business because our initial primary target investments of classes of existing CMBS rated A+ to BBB- are not covered by the right of first offer. In addition, we believe that we will, notwithstanding the right of first offer, have sufficient opportunity to co-invest with the fund in B-Notes and mezzanine loans during the remainder of the fund's investment period and we will not be restricted by the right of first offer after the expiration of the investment period. Furthermore, we do not believe that the 10% ROFO will have an adverse impact on our business because of the current limited availability of non-investment grade CMBS and the limited nature of the 10% ROFO. In addition, as of July 15, 2008, the fund had approximately $61 million in capital commitments yet to be invested in the fund's target asset classes;

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  CW and its affiliates currently manage other investment vehicles (such as CDOs) and ventures and may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with us. However, none of the existing funds, investment vehicles or ventures primarily focuses on classes of existing CMBS rated A+ to BBB-; and

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  In addition to the fees payable to our manager under the management agreement and the incentive allocation and distribution payable to the special unitholder, CW may benefit from other fees paid to it in respect of our investments. In particular, CW may act as special servicer of CMBS and other securitizations in which we expect to invest or sponsor. In addition, to the extent that in the future we organize CDOs and other securitization vehicles as a means of leveraging our investments, CW, including our manager, may act as collateral manager of these securitizations, with the right to select the assets to be included in the securitizations. In this capacity, CW will receive collateral management fees and may be entitled to earn incentive fees if securitizations managed by it exceed certain performance benchmarks. Our management agreement with our manager provides that the base management fee payable to our manager will be reduced, but not below zero, by our proportionate share of the amount of any securitization collateral management fees and incentive fees paid to CW in connection with the securitizations in which we invest, based on the percentage of the debt and equity securities we hold in such securitizations. Special servicing and other fees paid to, or earned by, CW and its affiliates will not reduce the amount of fees we pay under the management agreement.

Conflicts Relating to Our Manager

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  The management agreement provides that, in the absence of cause, it may only be terminated by us after the second anniversary of the closing of this offering, upon the vote of two-thirds of our independent directors or the holders of a majority of our outstanding common stock, based upon unsatisfactory performance by our manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our manager agrees to compensation that two-thirds of our independent directors determine is fair. Upon any such termination by us, or upon termination by our manager due to our material breach, we must make a termination payment to our manager equal to       times the annual base management fee earned by our manager during the 12-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, our operating partnership shall repurchase, in connection with any such termination payment, the special unit for an amount equal to      times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination;

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  Our manager's liability is limited under the management agreement, and we have agreed to indemnify our manager and its affiliates, including CW, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our manager's duties under the management agreement which has a material adverse effect on us, fraud, willful misconduct or gross negligence; and

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  The special unitholder, an entity affiliated with our manager, holds the special unit in our operating partnership which entitles it to receive an incentive allocation and distribution based entirely on our performance, and the performance-based incentive allocation and distribution on the special unit may cause our manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

        If CW (including our manager) identifies an investment in our target asset classes that is appropriate for us and any other investment programs managed, advised or owned by it, but the amount available is less than the amount sought by all of the investment programs, CW will equitably allocate the investment among the programs based upon a variety of considerations, including:

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  whether the investments fall within a CW-managed entity's investment objectives, policies and strategies;

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  whether we and/or the CW-managed entity has sufficient cash and purchasing power;

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  whether the terms of any necessary financing are appropriate for us and/or the CW-managed entity;

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  whether the investment satisfies our and/or the CW-managed entity's portfolio needs;

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  whether the investment's liquidity meets our and/or the CW-managed entity's cash flow requirements;

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  whether the investment meets regulatory or legal requirements applicable to us and/or the CW-managed entity;

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  what impact the investment has on our and/or the CW-managed entity's portfolio diversification; and

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  the size of the investment.

        The foregoing allocation procedures will also apply between us and any future investment funds, companies, vehicles or other entities that CW manages or controls with which we have an overlapping investment strategy, subject to any rights of first offer or similar rights.

        Where CW has acquired investments at varying prices, it will allocate the investment so that each investment program will pay approximately the same average price.

        CW has agreed to make all allocation decisions described above without regard to the relative fees or other compensation that would be paid to CW in connection with the applicable investments. In addition, CW has also agreed to make all allocation decisions described above without regard to the credit quality of the particular asset. Each asset that we invest in will be appropriate, with respect to credit quality, for investment by any CW affiliate or any CW-sponsored investment vehicle.

        CW may make exceptions to these general policies when other circumstances make application of the policies inequitable.

        Any transaction between us and CW or its affiliates not specifically permitted by our management agreement or the shared facilities and services agreement must be approved by a majority of our independent directors.

        CW may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

License Agreement

        We will enter into a license agreement with CW pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "CWCapital." Under this agreement, we will have a right to use the "CWCapital" name, as long as our manager or one of its affiliates remains our manager and our manager remains an affiliate of CWCapital. Other than with respect to this limited license, we have no legal right to the "CWCapital" name. CW has the right to terminate the license agreement if its affiliate is no longer acting as our manager. In the event, the management agreement is terminated, we would be required to change our name to eliminate the use of the words "CWCapital."

MANAGEMENT

Directors, Director Nominees and Executive Officers

        Upon completion of this offering, our board of directors will consist of five directors, including the independent director nominees named below, who will become directors upon completion of this offering. Of these five directors, we believe that each of them, other than Messrs. Schuster and Spetka will be considered independent in accordance with the requirements of the NYSE. Our directors will be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

        Each of our executive officers serves as an executive officer of one or more CW affiliates.

        Our directors, director nominees and executive officers, their ages and titles, as of June 30, 2008, are as follows:

Name	Age	Position Held with Us
Todd Schuster	48	Chairman
Charles Spetka	45	Chief Executive Officer, President and Director
Craig Lieberman	46	Chief Operating Officer
Tom Nolan	58	Chief Investment Officer
Carla Stoner	46	Chief Financial Officer and Treasurer
Scott D. Spelfogel	47	Senior Vice President, General Counsel and Secretary
		Independent Director Nominee
		Independent Director Nominee
		Independent Director Nominee

Biographical Information

Directors and Executive Officers

        For biographical information on our directors and executive officers, see "Our Manager and the Management Agreement—Executive Officers of CW."

Independent Director Nominees

        [TO BE PROVIDED BY AMENDMENT]

Board Committees

        Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

        The audit committee will consist of                  ,                   and                  , each of whom will be an independent director and "financially literate" under the rules of the NYSE.                        will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

        The compensation committee will consist of                  ,                   and                  , each of whom will be an independent director.                   will chair our compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review any compensation payable to our officers, (3) evaluate the performance of our manager, (4) review the compensation and fees payable to our manager under the management agreement, (5) prepare compensation committee reports and (6) administer the issuance of any common stock issued to personnel of our manager who provide services to us.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee will consist of                  ,                   and                  , each of whom will be an independent director.                  will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of our executive officers. It also will periodically prepare and submit to the board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the board and our corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors' performance as a whole and of the individual directors and report thereon to the board.

Code of Business Conduct and Ethics

        Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our manager's officers, directors and personnel when such individuals are acting for us or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

        Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

        We will pay a $                  annual director's fee to each of our independent directors who are not our officers or employees. All members of our board of directors will be reimbursed for their costs and expenses in attending all meetings of our board of directors and its committees. We will pay an annual fee of $                  to the chair of the audit committee of our board of directors. Fees to the directors may be made by issuance of shares, based on the value of such shares of common stock at the date of issuance, rather than in cash. In addition, we will make under our 2008 equity incentive plan to each director who is not our officer or employee an initial restricted share and/or LTIP unit grant of                   shares of common stock and/or LTIP units on the completion of this offering. Thereafter, any director who is not our officer or employee who joins the board will receive an initial restricted share and/or LTIP unit grant of                   shares and/or LTIP units upon attendance at his or her first board of directors meeting. One half of the shares/units subject to each director's initial restricted share/LTIP unit grant will fully vest on the date of grant, and the other half will vest on the first anniversary of the date of grant, as long as such director is serving as a board member on such date. The 2008 equity incentive plan also provides for automatic, annual restricted share and/or LTIP unit awards of                   shares of common stock and/or LTIP units on the first business day after our annual meeting of stockholders to each director who is not our officer or employee and who is on our board of directors at the close of such meeting. One half of the shares/units subject to each director's annual restricted share/LTIP unit grant will fully vest on the date of grant, and the other half will vest on the first anniversary of the date of grant, as long as such director is serving as a board member on such date. All of the shares and LTIP units subject to each director's initial restricted share and/or LTIP unit grant and annual restricted share and/or LTIP unit grant will be subject to restrictions on transferability for a period of one year from the date of grant.

Executive Compensation

        Because the management agreement provides that our manager will assume principal responsibility for managing our affairs, our officers, in their capacities as such, will not receive cash compensation directly from us. In their capacities as officers or personnel of our manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

        Except for certain equity grants, our manager will compensate each of our executive officers. We will pay our manager a management fee and our manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel. We will adopt a 2008 equity incentive plan to provide incentive compensation to our officers, our non-employee directors, our manager's personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See "—2008 Equity Incentive Plan" for a detailed description of our 2008 equity incentive plan. In addition, the special unitholder holds the special unit in our operating partnership entitling it to receive an incentive allocation and distribution tied to our achieving certain performance thresholds.

2008 Equity Incentive Plan

        Upon the completion of this offering, we will adopt a 2008 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our manager and affiliates and personnel of our manager and its affiliates, and any joint venture affiliates of ours. The 2008 equity incentive plan will be administered by the compensation committee appointed by our board of directors. The 2008 equity incentive plan will permit the granting of restricted shares of common stock, phantom shares, LTIP units, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we have not issued any equity-based compensation.

Administration

        The 2008 equity incentive plan will be administered by the compensation committee. The compensation committee, appointed by our board of directors, has the full authority to administer and interpret the 2008 equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our manager and affiliates and personnel of our manager and its affiliates, and any joint venture affiliates of ours, to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2008 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2008 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2008 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the 2008 equity incentive plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board for those periods in which the board is acting.

Available Shares

        Our 2008 equity incentive plan provides for grants of restricted common stock, phantom shares, LTIP units, dividend equivalent rights and other equity-based awards up to an aggregate of      % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares and OP units to be sold to members of our management and CW concurrently with this offering and shares subject to the underwriters' exercise of their over-allotment option) at the time of the award, subject to a ceiling of                    shares available for issuance under the plan. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed                  . If an award granted under the 2008 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2008 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our 2008 equity incentive plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock.

Awards Under the Plan

        Restricted Shares of Common Stock.    A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

        Phantom Shares.    Phantom shares, when issued, will reduce the number of shares available for grant under the 2008 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the compensation committee, as may be provided by the compensation committee at grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the compensation committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

        LTIP Units.    LTIP units are a special class of partner interests in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under our 2008 equity incentive plan, reducing the availability for other equity awards on a one-for-one basis. The vesting period for LTIP units, if any, will be determined at the time of issuance. Quarterly cash distributions on each LTIP unit, whether vested or not, will be the same as those made with respect to shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our restricted share awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units of our operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that will be realized for a given number of vested LTIP units will be less than the value of an equal number of shares of common stock. See "The Operating Partnership Agreement" for a further description of the rights of limited partners in the operating partnership.

        Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The compensation committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

        Other Share-Based Awards.    The 2008 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

        Under our 2008 equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any two year period, our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of our board of directors; or (v) stockholder approval of our liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i) through (v) above shall constitute a change in control if it results from a transaction between us and our manager or an affiliate of our manager.

        Upon a change in control, the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination

        Our board of directors may amend, alter or discontinue the 2008 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant's consent. To the extent necessary and desirable, the board of directors must obtain approval of our stockholders for any amendment that would:

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  other than through adjustment as provided in the 2008 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2008 equity incentive plan;

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  change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2008 equity incentive plan;

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  reprice any awards under the 2008 equity incentive plan; or

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  otherwise require such approval.

        The compensation committee may amend the terms of any award granted under the 2008 equity incentive plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

        Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement, Shared Facilities and Services Agreement and License Agreement

        Concurrent with the completion of this offering, we will enter into a management agreement with CWCI Management LLC, our manager, pursuant to which our manager will provide the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial two-year term and will be renewed for one-year terms thereafter unless terminated by either us or our manager. Our manager and CWCI Management (Incentive) LLC are entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our manager. In addition, CWCI Management (Incentive) LLC holds the special unit in our operating partnership entitling it to receive an incentive allocation and distribution tied to our achieving certain performance thresholds. Our manager is entitled to receive from us a base management fee. See "Our Manager and the Management Agreement—Management Agreement."

        Our executive officers also serve as executive officers of one or more CW affiliates. As a result, the management agreement between us and our manager and the terms of the special unit were negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. See "Our Manager and the Management Agreement—Conflicts of Interest" and "Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager and CW—There are conflicts of interest in our relationship with CW and its affiliates, including our manager, which could result in decisions that are not in the best interests of our stockholders."

        In addition, our manager will enter into a shared facilities and services agreement with certain affiliates of our manager, pursuant to which those affiliates will provide our manager with access to office space, equipment, personnel, credit analysis and risk management expertise and processes, information technology and other resources for our benefit. See "Our Manager and the Management Agreement—Shared Facilities and Services Agreement."

        Our management agreement and the shared facilities and services agreement are intended to provide us with access to CW's pipeline of assets and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

        We will also enter into a license agreement with CW pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "CWCapital." See "Our Manager and the Management Agreement—License Agreement."

Restricted Common Stock and Other Equity-Based Awards

        Our 2008 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of      % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares and OP units to be sold to members of our management and CW concurrently with this offering and shares subject to the underwriters' exercise of their over-allotment option) at the time of the award, subject to a ceiling of                   shares available for issuance under the plan. Each independent director will receive                   shares of our restricted common stock and/or LTIP units upon completion of this offering. In addition, our executive officers and our manager's personnel will receive an aggregate of            shares of our restricted common stock and/or LTIP units under our 2008 equity incentive plan. These shares of restricted common stock and LTIP units shall vest as follows: one-third on each of the date of the first anniversary of this prospectus, the second anniversary of this prospectus and the third anniversary of this prospectus.

Purchases of Common Stock by Affiliates

        Members of our management and CW have agreed to purchase in the concurrent private placement a number of shares of our common stock and OP units equal in the aggregate to      % of the shares of common stock sold in this offering, excluding shares subject to the underwriters' exercise of their over-allotment option, of which approximately      % will be shares of our common stock and      % will be OP units. We plan to invest the net proceeds of this offering and the concurrent private placement in accordance with our investment objectives and the strategies described in this prospectus.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

        The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

        Pursuant to the registration rights agreement between us and the purchasers in the concurrent private placement, subject to certain conditions, we must prepare a registration statement to be filed with the SEC to register the resale by such purchasers of the shares of common stock purchased by such purchasers in the concurrent private placement and any shares of common stock issued to such purchasers upon a redemption of their OP units. The registration statement must be filed on the earlier of (1) 45 days following the date we receive a written request from such purchasers, which request may not be given until at least 270 days following completion of this offering or (2) 14 months following completion of this offering, provided in the case of clause (2) that we are eligible to use a registration statement on Form S-3. We must use our commercially reasonable efforts to have the registration statement declared effective as soon thereafter as is practicable. Generally, we will not become eligible to use Form S-3 for the resale of our securities until (1) we have been subject to the periodic reporting requirements of Section 13 of the Exchange Act for a period of 12 consecutive months and have timely filed all required reports with the SEC during the period and (2) our securities are listed and registered on a national securities exchange or quoted on the automated quotation system of a national securities association. Pursuant to the registration rights agreement, we will agree to use all commercially reasonable efforts to keep any shelf registration statement effective until the date on which all securities registered thereby have been sold by the holders thereof. We will have the right to delay the filing or amendment of the registration statement prior to its effectiveness or, if effective, to suspend its effectiveness for a reasonable length of time and from time to time, provided that we may exercise such delay or suspension right only if we plan to engage in a public offering within a 90-day period or if a majority of the independent directors has reasonably and in good faith determined that a registration or continued effectiveness would materially interfere with any of our material transactions. We may exercise such delay or suspension right up to four times during the effectiveness of the registration statement. We will bear all expenses incurred in connection with any registration statement filed pursuant to the registration rights agreement, except for out-of-pocket expenses of the holders, transfer taxes and underwriting or brokerage discounts and commissions, which will be borne by the holders on a pro rata basis with respect to the securities sold by each of them.

PRINCIPAL STOCKHOLDERS

        Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, immediately prior to and after this offering, regarding the ownership of each class of our capital stock by:

  •
  each of our directors and director nominees;

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  each of our executive officers;

  •
  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors, director nominees and executive officers as a group.

        Each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive power (such as in the capacity as a general partner of an investment fund); and

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  all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1540 Broadway, Floor 23, New York, New York 10036.

	Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(1)(2)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Todd Schuster
Charles Spetka
Craig Lieberman
Tom Nolan
Carla Stoner
Scott Spelfogel

CWCapital Investments LLC(3)	1,000	100%
All Directors, Director Nominees and Executive Officers as a Group

*
Represents less than 1% of the number of shares of common stock outstanding upon completion of this offering and the concurrent private placement.

(1)
Assumes issuance of                  shares offered hereby,                    shares offered in the concurrent private placement and                   shares of restricted common stock to be granted to our executive officers, our independent director nominees and personnel of our manager upon completion of this offering pursuant to our 2008 equity incentive plan. Does not reflect                   shares of common stock reserved for issuance upon exercise of the underwriters' over-allotment option,                    shares of our common stock issuable upon an exchange of OP units,             shares of our common stock issuable upon an exchange of OP units issuable upon conversion of LTIP units and                    shares of our common stock reserved for future issuance under our 2008 equity incentive plan.

(2)
In the event that one or more of our officers, directors or principal stockholders acquire shares of common stock in this offering, the applicable percentages set forth above will increase.

(3)
CWCapital Investments LLC owns our manager and its affiliated entity, the special unitholder. CWCapital Investments LLC is a wholly-owned subsidiary of CW Financial Services LLC, which, in turn, is an indirect, majority owned subsidiary of Caisse de dépôt et placement du Québec.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to                  shares of common stock, $0.01 par value per share, and                  shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Upon completion of this offering,                  shares of common stock will be issued and outstanding (subject to the assumptions set forth in "Summary—The Offering"), and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

        All shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of CW. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

        Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the "ownership limits." A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

        The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.

        Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person's or entity's percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.

        Our charter provisions further prohibit:

  •
  any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

        Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

        The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

        If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        We expect the transfer agent and registrar for our common stock to be American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

        Upon the completion of this offering, we will have                  shares of common stock outstanding (subject to the assumptions set forth in "Summary—The Offering"). Our shares of common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop or, if developed, will be maintained, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares when desired, or at all or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future issuances or sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Issuances or sales of substantial amounts of shares of common stock, or the perception that such sales could occur, could materially and adversely affect the then prevailing market price of our common stock. See "Risk Factors—Risks Related to Our Common Stock."

        For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see "Description of Capital Stock—Restrictions on Ownership and Transfer."

Securities Convertible into or Exchangeable for Shares of Common Stock

        Upon completion of this offering, we will have outstanding (1)                    OP units (excluding OP units that we own in our operating partnership) outstanding exchangeable, on a one-for-one basis, by the unitholders for cash equal to the market value of an equivalent number of shares of our common stock or, at our option, shares of our common stock and (2) an additional                  shares of common stock available for future awards under our 2008 equity incentive plan. Each independent director will receive                        shares of our restricted common stock and/or LTIP units upon completion of this offering. In addition, our executive officers and our manager's personnel will receive an aggregate of                        shares of our restricted common stock and/or LTIP units under our 2008 equity incentive plan.

Rule 144

        Upon the completion of this offering,                        of our outstanding shares of common stock that will be outstanding will be "restricted" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act). A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Lock-Up Agreements

        Each of our executive officers and directors and CWFS, on behalf of itself and its subsidiaries, has entered into lock-up agreements with the underwriters that restrict the ability of those holders of shares of our common stock and related securities to dispose of such shares or securities. See "Underwriting—Lock-up Agreements."

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND
OUR CHARTER AND BYLAWS

        The following summary description of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

Our Board of Directors

        Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

        Our charter provides that a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of common stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person) and (2) between us and CW or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors beginning with the annual meeting of stockholders in 2009. In addition, the chairman of our board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

        Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of our board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be approved by a majority of our entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, our operating partnership's partnership agreement provides that we, as general partner through our wholly-owned subsidiary, and our officers and directors are indemnified to the maximum extent permitted by law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AGREEMENT

        The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        CWCapital Realty Trust Operating Partnership LP, our operating partnership, was formed on July 14, 2008 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT, in which all of our assets are owned in a limited partnership, our operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

        Our operating partnership will be structured to make distributions with respect to OP units (other than the special unit) that will be equivalent to the dividends paid to our common stockholders. Finally, our operating partnership will be structured to permit limited partners in our operating partnership to redeem their OP units (other than the special unit) for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

        We are the sole general partner of our operating partnership and are liable for its obligations. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. The special unitholder, an entity affiliated with our manager, also holds the special unit which entitles it to receive an incentive allocation and distribution (which we refer to as the incentive distribution), distributed quarterly in arrears, equal to        % of the dollar amount by which Core Earnings for the most recently completed calendar quarter (which we refer to as the current quarter), before the incentive distribution, exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the current quarter and (2) the greater of (a)         % per annum and (b)       % per annum plus the ten-year U.S. treasury rate (as defined in the partnership agreement) for the current quarter, expressed, in each case, on a quarterly basis. The incentive distribution distributable to the special unitholder shall be subject to a trailing four-quarter high watermark. In determining the high watermark, an annual incentive distribution shall be calculated based upon Core Earnings for the current quarter and prior three calendar quarters, which we refer to as the yearly distribution. Accordingly, the special unitholder shall receive an incentive distribution with respect to the current quarter only if the yearly distribution exceeds the incentive distributions distributable cumulatively to the special unitholder in the prior three quarters. For purposes of calculating the yearly distribution for each of the initial            calendar quarters commencing in 2009, Core Earnings and the ten-year U.S. treasury rate will be calculated for the current quarter and each previously completed quarter on an annualized basis. In addition, the special unitholder shall not be entitled to any incentive distributions in respect of any calendar quarter in 2008.

        Core Earnings, as defined in the partnership agreement, is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation or amortization on real estate assets, unrealized gains or losses resulting from changes in market values of our assets and liabilities and other items that do not affect realized net income. This amount will include certain non-cash items and will be adjusted to exclude one-time events pursuant to changes in GAAP after discussions between our manager and our independent directors and approved by a majority of our independent directors.

        Except for the special unit, we will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the incentive distribution and yearly distribution.

        We will pay 25% of the incentive distribution, if payable, in the form of shares of our common stock or LTIP units in our operating partnership; provided, however, that our compensation committee, after consultation with our board of directors, may decrease the amount of the incentive distribution, if payable, that will be paid in the form of shares of our common stock or LTIP units if the average of the closing sales prices of our common stock on the national securities exchange on which our common stock is then principally traded for the       consecutive trading days ending on the last day of such quarter is less than our book value per share of common stock on the last day of such quarter. All shares of common stock and LTIP units to be issued as payment of a portion of the incentive distribution will, subject to certain exceptions, not be transferable for a period of 12 months from the date of issuance. See "Our Manager and the Management Agreement—Management Agreement." The special unit is not convertible into other limited partner interests or exchangeable for shares of our common stock. Initially, there will be no partners other than CW and the members of our management that invest in the concurrent private placement.

        Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our operating partnership. In the event we elect to hold assets directly, the income of our operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

        We will transfer substantially all of the net proceeds of this offering to our operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors and receive a number of OP units equal to the number of shares of common stock issued to investors. Our operating partnership will be deemed to have simultaneously paid the underwriting discounts and commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partner interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our stockholders.

Operations

        The partnership agreement of our operating partnership will provide that our operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for classification as a REIT for U.S. federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.

        The partnership agreement will provide that our operating partnership will distribute cash flow from operations to the partners of our operating partnership other than the special unitholder in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one OP unit will receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual dividends paid to the holder of one share of our common stock.

        Similarly, the partnership agreement of our operating partnership will provide that taxable income is allocated to the partners of our operating partnership other than the special unitholder in accordance with their relative percentage interests such that a holder of one OP unit will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

        Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and holding our assets, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

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  all expenses relating to our formation and continuity of existence;

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  all expenses relating to any offerings and registrations of securities;

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  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with applicable laws, rules and regulations; and

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  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption Rights

        Subject to certain limitations and exceptions, the limited partners of our operating partnership, other than us and other than the special unitholder, will have the right to cause our operating partnership to redeem their OP units for cash equal to the market value of an equivalent number of shares of our common stock, or, at our option, we may purchase their OP units by issuing one share of common stock for each OP unit redeemed. The market value of the OP units for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice was given to our operating partnership of exercise of the redemption rights. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code.

        In addition, if the management agreement is terminated under circumstances under which we are obligated to make a termination payment to our manager, our operating partnership shall repurchase, concurrently with such termination, the special unit for an amount equal to          times the annual amount of the incentive allocation and distribution paid or payable in respect of the special unit during the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. If the management agreement is terminated under circumstances under which we are not obligated to make a termination payment to our manager, then our operating partnership shall repurchase the special unit for $100.00.

Transferability of Interests in Our Operating Partnership

        We will not be able to (1) voluntarily withdraw as the general partner of our operating partnership, or (2) transfer our general partner interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners will not be able to transfer their OP units, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to "we," "our," "us" or "our company" mean only CWCapital Realty Trust Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities, including our operating partnership, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies, or RICs;

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  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  persons holding their interest through a partnership or similar pass-through entity;

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  persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below;

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  tax-exempt organizations; and

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  non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

        We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2008. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

        The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We expect to receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2008, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITs, or whole loan mortgage securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for

U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under "—Requirements for Qualification as a REIT." While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

        For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

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  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiaries, or TRSs, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income."

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock.

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  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

        In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

        (1)   that is managed by one or more trustees or directors;

        (2)   the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

        (3)   that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

        (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

        (5)   the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

        (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

        (7)   which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

        (8)   that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partner Interests

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in lower-tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Ownership of Equity Interests in Partnerships."

Disregarded Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

Taxable REIT Subsidiaries

        A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        We anticipate that we will likely make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities' status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT income tests and distribution requirement. See "—Gross Income Tests" and "—Annual Distribution Requirements."

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Taxable U.S. Stockholders" and "—Annual Distribution Requirements."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where: (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

Taxable Mortgage Pools

        An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        We may enter into transactions that could result in us, our operating partnership or a portion of our assets being treated as a "taxable mortgage pool" for U.S. federal income tax purposes. Specifically, we may securitize mortgage-backed securities that we acquire and such securitizations will likely result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions through a qualified REIT subsidiary of a subsidiary REIT of our operating partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

        In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If,

however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Fee Income

        We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

        We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

        Income inclusions from equity investments in a foreign TRS or other non-U.S. corporations in which we hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income, together with any other nonqualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See "—Failure to Satisfy the Gross Income Tests" and "—Failure to Qualify." In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income.

Foreign Investments

        To the extent that we hold or acquire foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will not constitute gross income for purposes of the 95% or 75% gross income tests, respectively. No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property

        To the extent that we own real property or interests therein, rents we receive qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

        We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% for our taxable year ending December 31, 2008) of the value of our gross assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by a change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

        In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

  •
  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, "original issue discount," or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess Inclusion Income

        If we, our operating partnership or a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. If we, our operating partnership or a subsidiary REIT owned by our operating partnership is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." We may securitize mortgage-backed securities that we acquire and such securitizations will likely result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely form such securitizations as qualified REIT subsidiaries of a subsidiary REIT of our operating partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes. We are taxed at the highest corporate income tax rate on a portion of the income, referred to as "excess inclusion income," arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by "disqualified organizations" is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the "disqualified organizations." We expect that disqualified organizations own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. A RIC or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

        In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if a subsidiary REIT of our operating partnership through which we held taxable mortgage pool securitizations were to fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

Prohibited Transactions

        Net income we derive from a prohibited transaction (including any foreign currency gain, as defined in Section 988(b)(1) of the Internal Revenue Code, minus any foreign currency loss, as defined in Section 988(b)(2) of the Internal Revenue Code) is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships

General

        We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and the equity interests in lower-tier partnerships. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership's investments will be securities and our operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to our operating partnership. However, our operating partnership does not intend to incur any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by our operating partnership from its investments. Accordingly, our operating partnership does not believe it will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on our operating partnership's debt investments, and, therefore, our operating partnership does not believe that it will be classified as a taxable mortgage pool. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "—Asset Tests" and "—Gross Income Tests" above, and in turn would prevent us from qualifying as a REIT. See "—Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year.

        In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of OP units in proportion to the number of OP units held by each holder, subject to the right of the special unitholder to receive an allocation of income equal to the incentive distribution. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code of the Treasury regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

        Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual

U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

          (a)   the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

          (b)   the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

          (c)   the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of Our Company—General" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

        In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by

U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to "excess inclusion income" (see "—Effect of Subsidiary Entities," and "—Excess Inclusion Income"), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we expect to engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, it is likely that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends

        The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is likely that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

        Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a

U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital Gain Dividends

        Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S.

        Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of shares of our common stock or the period of our existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is "regularly traded," as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company's common stock.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus through a number of underwriters. Banc of America Securities LLC and Friedman, Billings, Ramsey & Co., Inc. are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives and the other underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the initial public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus, the number of shares of our common stock listed next to its name in the following table:

Underwriter	Number of Shares
Banc of America Securities LLC
Friedman, Billings, Ramsey & Co., Inc.

Total

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares of common stock offered hereby if they buy any of them. The underwriters will sell the shares to the public when and if the underwriters buy the shares from us.

        The underwriters initially propose to offer the shares to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $                        per share to selected dealers. The underwriters may also allow, and those dealers may re-allow, a concession of not more than $                         per share to some other dealers. If all the shares are not sold at the initial public offering price, the underwriters may change the initial public offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

  •
  receipt and acceptance of the common stock by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted the underwriters an option to purchase up to                        additional shares of our common stock at the same price per share as they are paying for the shares shown in the table above. These additional shares would cover sales by the underwriters that exceed the total number of shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional shares from us in approximately the same proportion as it purchased the shares shown in the table above. We will pay the expenses associated with the exercise of the option.

        Discounts and Commissions.    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase additional shares.

        We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $                        .

Paid by Us
	No Exercise	Full Exercise
Per Share	$	$

Total	$	$

        Listing.    Our common stock has been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol "                        ". In order to meet one of the requirements for listing our common stock on the New York Stock Exchange, the underwriters have undertaken to sell 100 or more shares of our common stock to a minimum of 400 beneficial holders.

        Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  syndicate covering transactions;

  •
  imposition of penalty bids; and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution of our common stock in this offering has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares as referred to above.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The representatives also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or commissions on shares sold by them and purchased by the representatives in stabilizing or short covering transactions.

        These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time without the consent of, or notice to, holders of our common stock. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of common stock being offered.

        IPO Pricing.    Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock in this offering will be negotiated between us and the representatives of the underwriters. Among the factors to be considered in these negotiations are:

  •
  the history of, and strategy and prospects for, our company and the industry in which we compete;

  •
  our projected financial condition, liquidity and results of operations;

  •
  an assessment of our manager and our management;

  •
  the present state of our development;

  •
  the prevailing conditions of the United States equity and debt capital markets at the time of this offering;

  •
  market valuations of public companies that we and the representatives of the underwriters believe to be comparable to us; and

  •
  other factors deemed relevant.

        The estimated initial public offering price range set forth on the cover of this preliminary prospectus is subject to change as a result of market conditions and other factors.

        Lock-up Agreements.    We, our executive officers and directors and CWFS, on behalf of itself and its subsidiaries, have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we may not issue any new shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, or file a registration statement therefor, and the parties subject to the lock-up agreements may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable or exercisable for shares of common stock, or make any demand for or exercise any right with respect to the registration of shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC and Friedman Billings Ramsey for a period of 180 days from the date of this prospectus. This consent may be given at any time without public notice.

        The 180-day restricted period described in the preceding sentences will be extended if:

  •
  during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by Banc of America Securities LLC and Friedman Billings Ramsey.

        Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        Selling Restrictions.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), an offer to the public of shares of our common stock (the "Securities") may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of Securities shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no Securities have been offered or sold or will be offered or sold, directly or indirectly, to the public in France except to permitted investors ("Permitted Investors") consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the Securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        In addition:

  •
  an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the Securities in, from or otherwise involving the United Kingdom.

        Any investor purchasing the Securities in the offering is solely responsible for ensuring that any offer or resale of the Securities it purchased in the offering occurs in compliance with applicable laws and regulations.

        Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

        Online Offering.    A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        Conflicts/Affiliates.    Banc of America Securities LLC and certain of the other underwriters and their affiliates have provided, currently provide and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which services they have received, will receive and may in the future receive, customary fees.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of Clifford Chance US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters. As to certain matters of Maryland law, Clifford Chance US LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated financial statements of CWCapital Realty Trust Inc. as of                       , 2008, and for the period from June 27, 2008 (date of inception) to                       , 2008, appearing in this prospectus and registration statement have been audited by                                    , an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, subject to those requirements, will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

[Audited Financial Statements to be filed by Pre-Effective Amendment]

F-1

                      Shares

[CWCapital Realty Trust Inc. Logo]

CWCapital Realty Trust Inc.

Common Stock

PROSPECTUS
        , 2008

Banc of America Securities LLC	Friedman Billings Ramsey

        Until                       , 2008, all dealers that buy, sell or trade the common stock may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and FINRA filing fee are estimated.

Securities and Exchange Commission registration fee	$9,825
Financial Industry Regulating Authority filing fee	$25,500
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*
To be furnished by amendment.

Item 32.    Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        CWCapital Investments LLC, the direct parent company of our manager, has purchased 1,000 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the Operating Partnership's partnership agreement provides that we, as general partner through our wholly-owned subsidiary, and our officers and directors are indemnified to the maximum extent permitted by law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered.

        None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

        (a)   Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

        (b)   Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement among CWCapital Realty Trust Inc. and the underwriters named therein
1.2	*	Form of Stock and OP Unit Purchase Agreement between CWCapital Realty Trust Inc. and the purchasers named therein
3.1	*	Form of Articles of Amendment and Restatement of CWCapital Realty Trust Inc.
3.2	*	Bylaws of CWCapital Realty Trust Inc.
4.1	*	Specimen Common Stock Certificate of CWCapital Realty Trust Inc.
5.1	*	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1	*	Form of Management Agreement
10.2	*	Form of Agreement of Limited Partnership of CWCapital Realty Trust Operating Partnership LP
10.3	*	Form of Equity Incentive Plan
10.4	*	Form of Restricted Common Stock Award
10.5	*	Form of Phantom Share Award Agreement
10.6	*	Form of LTIP Unit Award
10.7	*	Form of Registration Rights Agreement by and among CWCapital Realty Trust Inc. and certain persons listed on Schedule 1 thereto
10.8	*	Form of License Agreement
23.1	*	Consent of
23.2	*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.3	*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
24.1		Power of Attorney (contained on signature page)

*
To be filed by amendment.

Item 37.    Undertakings.

        (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)    The undersigned registrant hereby further undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 2008.

CWCapital Realty Trust Inc.
By:	/s/ CHARLES SPETKA Charles Spetka Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Spetka as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ TODD SCHUSTER Todd Schuster	Chairman of the Board of Directors	August 15, 2008
/s/ CHARLES SPETKA Charles Spetka	Chief Executive Officer (Principal Executive Officer), President and Director	August 15, 2008
/s/ CARLA STONER Carla Stoner	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2008

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement among CWCapital Realty Trust Inc. and the underwriters named therein
1.2	*	Form of Stock and OP Unit Purchase Agreement between CWCapital Realty Trust Inc. and the purchasers named therein
3.1	*	Form of Articles of Amendment and Restatement of CWCapital Realty Trust Inc.
3.2	*	Bylaws of CWCapital Realty Trust Inc.
4.1	*	Specimen Common Stock Certificate of CWCapital Realty Trust Inc.
5.1	*	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1	*	Form of Management Agreement
10.2	*	Form of Agreement of Limited Partnership of CWCapital Realty Trust Operating Partnership LP
10.3	*	Form of Equity Incentive Plan
10.4	*	Form of Restricted Common Stock Award
10.5	*	Form of Phantom Share Award Agreement
10.6	*	Form of LTIP Unit Award
10.7	*	Form of Registration Rights Agreement by and among CWCapital Realty Trust Inc. and certain persons listed on Schedule 1 thereto
10.8	*	Form of License Agreement
23.1	*	Consent of
23.2	*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.3	*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
24.1		Power of Attorney (contained on signature page)

*
To be filed by amendment.